Filed pursuant to Rule 424(b)(3)
Registration No. 333-258203

PROSPECTUS

INNOVIZ TECHNOLOGIES LTD.

PRIMARY OFFERING OF

16,231,241 ORDINARY SHARES

SECONDARY OFFERING OF

120,898,676 ORDINARY SHARES,

7,237,209 WARRANTS TO PURCHASE ORDINARY SHARES AND

7,137,209 ORDINARY SHARES UNDERLYING WARRANTS

OF

INNOVIZ TECHNOLOGIES LTD.

This prospectus relates to the issuance from time to time by Innoviz Technologies Ltd., a company organized under the laws of the State of Israel (“we”, “our”, the “Company” or “Innoviz”) of up to 16,231,241 ordinary shares, no par value per share (the “ordinary shares”), including (a) 7,599,991 ordinary shares issuable upon the exercise of warrants of the Company (“warrants”) that were issued in exchange for the public warrants of Collective Growth Corporation, a Delaware corporation (“Collective Growth”) (the “public warrants”), at the closing of the Business Combination (as defined herein), (ii) 6,812,500 ordinary shares issuable upon the exercise of the warrants that were issued to Perception Capital Partners LLC (“Perception”) and Antara Capital Master LP (“Antara Capital Master”) at the closing of the Business Combination, and (c) 1,818,750 ordinary shares issuable upon the exercise of the warrants that were issued in exchange for the private warrants of Collective Growth (the “private warrants”) at the closing of the Business Combination.

This prospectus also relates to the resale, from time to time, by the selling securityholders named herein (the “Selling Securityholders”), or their pledgees, donees, transferees, or other successors in interest, of (a) up to 120,898,676 ordinary shares, (b) up to 7,237,209 warrants and (c) up to 7,137,209 ordinary shares issuable upon exercises of warrants we issued to certain of the Selling Securityholders, as described below.

Each warrant entitles the holder to purchase one ordinary share at an exercise price of $11.50 per share commencing on May 5, 2021 and will expire on April 5, 2026, at 5:00 p.m., New York City time, or earlier upon redemption of the warrants or liquidation of the Company. We may redeem the outstanding public warrants at a price of $0.01 per warrant if the last reported sales price of our ordinary shares equals or exceeds $18.00 per ordinary share (subject to adjustment in accordance with the terms of the warrants) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders, as described herein. The private warrants have terms and provisions that are identical to those of the public warrants, except as described herein.

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. The Selling Securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These securities are being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of ordinary shares offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act.

We are registering these securities for resale by the Selling Securityholders named in this prospectus, or their transferees, pledgees, donees or assignees or other successors-in-interest that receive any of the shares as a gift, distribution, or other non-sale related transfer.

The Selling Securityholders may offer and sell any of the securities from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the securities. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act. For additional information on the possible methods of sale that may be used by the Selling Securityholders, you should refer to the section entitled “Plan of Distribution” elsewhere in this prospectus. We do not know when or in what amounts the Selling Securityholders may offer the securities for sale. The Selling Securityholders may sell any, all or none of the securities offered by this prospectus.

All of the ordinary shares and warrants (including ordinary shares issuable upon the exercise of such warrants) offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any proceeds from the sale of any securities by the Selling Securityholders. We will receive up to an aggregate of $186.7 million from the exercise of the warrants, assuming the exercise in full of all the warrants for cash. If the warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. We expect to use the net proceeds from the exercise of the warrants, if any, for general corporate purposes.

We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

Our ordinary shares and warrants are listed on the Nasdaq Stock Market LLC under the trading symbols “INVZ” and “INVZW,” respectively. On October 6, 2021, the closing prices for our ordinary shares and warrants on the Nasdaq Stock Market LLC were $5.19 per ordinary share and $1.39 per warrant.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus and other risk factors contained in the documents incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission, the Israeli Securities Authority nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 7, 2021.

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. Neither we nor the Selling Securityholders have authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

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INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning Innoviz’s industry and the regions in which it operates, including Innoviz’s general expectations and market position, market opportunity, market share and other management estimates, is based on information obtained from various independent publicly available sources and reports provided to us (including reports from IHS Markit (Dec-2020) and Frost and Sullivan (August-2020), and other industry publications, surveys and forecasts). Innoviz has not independently verified the accuracy or completeness of any third-party information. Similarly, internal surveys, industry forecasts and market research, which Innoviz believes to be reliable based upon its management’s knowledge of the industry, have not been independently verified. While Innoviz believes that the market data, industry forecasts and similar information included in this prospectus are generally reliable, such information is inherently imprecise. In addition, assumptions and estimates of Innoviz’s future performance and growth objectives and the future performance of its industry and the markets in which it operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the heading “Risk Factors” beginning on page 7 of this prospectus and other risk factors contained in the documents incorporated by reference herein.

The IHS Markit reports, data and information referenced herein (the “IHS Markit Materials”) are the copyrighted property of IHS Markit Ltd. and its subsidiaries (“IHS Markit”) and represent data, research, opinions or viewpoints published by IHS Markit, and are not representations of fact. The IHS Markit Materials speak as of the original publication date thereof and not as of the date of this prospectus. The information and opinions expressed in the IHS Markit Materials are subject to change without notice and IHS Markit has no duty or responsibility to update the IHS Markit Materials. Moreover, while the IHS Markit Materials reproduced herein are from sources considered reliable, the accuracy and completeness thereof are not warranted, nor are the opinions and analyses which are based upon it. IHS Markit is a trademark of IHS Markit.  Other trademarks appearing in the IHS Markit Materials are the property of IHS Markit or their respective owners.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Unless derived from our consolidated financial statements or otherwise noted, the terms “shekels,” “Israeli shekels” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar,” “US$” or “$” refer to U.S. dollars, the lawful currency of the United States.

Throughout this prospectus, unless otherwise designated, the terms “we”, “us”, “our”, “Innoviz”, “the Company” and “our company” refer to Innoviz Technologies Ltd. The term “ordinary shares” refers to our ordinary shares, no par value. The term “warrants” refers to our warrants to purchase ordinary shares.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 filed with the Securities Exchange Commission, or the SEC. The Selling Securityholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus and the documents incorporated by reference herein include important information about us, the ordinary shares being issued by us, the securities being offered by the Selling Securityholders and other information you should know before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information; Incorporation of Information by Reference.” You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not, and the Selling Securityholders have not, authorized anyone to provide you with information different from that contained in, or incorporated by reference into, this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus and information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference. You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any other date.

We and the Selling Securityholders may offer and sell the securities directly to purchasers, through agents selected by us and/or the Selling Securityholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made in this prospectus, including in our annual report for the year ended December 31, 2020, which we filed with the SEC on April 21, 2021 and which is incorporated by reference herein (and which we refer to as the 2020 Annual Report), and in any prospectus supplement, may constitute forward-looking statements within the meaning of the United States federal securities laws. The use of the words or phrases such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “objective”, “ongoing”, “plan”, “potential”, “predict”, “project”, “should”, “will” and “would”, or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements contained herein include, but are not limited to, statements about:

•	we are an early stage company with a history of losses, and expects to incur significant expenses and continuing losses for the foreseeable future;

•	our limited operating history and evolving business model makes evaluating its business and future prospects difficult and may increase the risk of your investment;

•

we are creating innovative technology by designing and developing unique components and the high price of or low yield in these components may affect our ability to sell at competitive prices, or may lead to losses;

•

we expect to invest substantially in research and development for the purpose of developing and commercializing new products, and these investments could significantly reduce its profitability or increase its losses and may not generate revenue for our company;

•

we may experience significant delays in the design, production and launch of our LiDAR products for autonomous driving systems, which could harm our business, prospects, financial condition and operating results;

•	we are substantially dependent on our design win with BMW and our relationship with Magna, and our business could be materially and adversely affected if the BMW L3 Program would be terminated;

•	the period from a design win to implementation is long and we are subject to the risks of not achieving design wins, cancellation or postponement of contracts or unsuccessful implementation;

•

we may need to raise additional funds in the future in order to execute our business plan and these funds may not be available to us when we need them; additionally, if we cannot raise additional funds when we need them, our business, prospects, financial condition and operating results could be negatively affected;

•	if market adoption of LiDAR for autonomous vehicles does not continue to develop, or develops more slowly than we expect, our business will be adversely affected;

•

we target many customers that are large companies with substantial negotiating power, exacting product standards and potentially competitive internal solutions. If we are unable to sell our products to these customers, its prospects and results of operations will be adversely affected;

•

we continue to implement strategic initiatives designed to grow our business as these initiatives may prove more costly than we currently anticipate and we may not succeed in increasing our revenue in an amount sufficient to offset the costs of these initiatives and to achieve and maintain profitability;

•

the markets in which we compete are characterized by rapid technological change, which require us to continue to develop new products and product innovations, and could adversely affect market adoption of our products;

•	certain of our strategic, development and supply arrangements could be terminated or may not materialize into long-term contract partnership arrangements;

•	we may experience difficulties in managing our growth and expanding our operations;

•

continued pricing pressures, automotive original equipment manufacturers (“OEM”) cost reduction initiatives and the ability of automotive OEMs to re-source or cancel vehicle or technology programs may result in lower than anticipated margins, or losses, which may adversely affect our business; and

•

the other matters described in the section entitled “Risk Factors” beginning on page 7 of this prospectus and other risk factors contained in the documents incorporated by reference herein, including our 2020 Annual Report.

Many important factors, in addition to the factors described above and in other sections of this prospectus and the 2020 Annual Report, could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from estimates or forward-looking statements. We qualify all of our estimates and forward-looking statements by these cautionary statements. Factors that could cause actual results to differ from our expectations or projections include the risks and uncertainties relating to our business described in this prospectus under “Risk Factors” as well as those listed under “Item 3. Key Information – Risk Factors” in the 2020 Annual Report. We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and we assume no responsibility for updating any forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. You should read the following summary together with the more detailed information in this prospectus , any related prospectus supplement and any related free writing prospectus, including the information set forth in the section titled “Risk Factors” in this prospectus, any related prospectus supplement and any related free writing prospectus in their entirety before making an investment decision.

Overview

We are a leading provider of high-performance, solid-state LiDAR and perception solutions that bring enhanced vision and superior performance to enable safe autonomous driving at a mass scale. We believe that we provide a complete and comprehensive solution for OEMs and Tier-1 partners that are developing and marketing autonomous driving vehicles to the passenger car and other relevant markets, such as robotaxis, shuttles, delivery vehicles, buses and trucking. Our unique LiDAR and perception solutions, which feature technological breakthroughs across core components, have propelled our company to the first Level 3 LiDAR Automotive series production contract in its industry. In addition, our solutions can enable safe autonomy for other industries, including drones, robotics, construction, agriculture, Smart City, security, mining, maritime and mapping.

We were founded in 2016 by veterans of Unit 81, the elite technology unit of Israel’s Intelligence Corps, one of the most prestigious multidisciplinary technological units in the Israeli Defense Forces. From our founding, our culture drew from Unit 81’s core values of solving sophisticated technological problems through creativity and agile thinking, in order to address the needs of autonomous vehicles in a manner that strikes the desired balance between performance and cost. We created a new type of LiDAR sensor from the chip-level up, including a suite of powerful and sophisticated software applications for high-performance computer vision to allow superior perception. Our multidisciplinary team developed an operational MEMS-based (Micro-ElectroMechanical System) LiDAR prototype in less than a year, which attracted the attention of leading Tier-1 companies such as Magna and Aptiv already in 2017. This was followed by a further intensive development and qualification stage, which culminated with our company achieving a design win with BMW in 2018 to power BMW’s Level 3 autonomous platform. BMW is a leader and a pioneer in deploying new technologies into the automotive industry and it is the first OEM worldwide to incorporate a LiDAR for a Level 3 autonomous driving configuration in a mass commercialization program. We therefore believe that our close cooperation with BMW and our Tier-1 partner Magna uniquely positions us to make Level 3 autonomous driving a commercial reality.

The intense sustained cooperation with BMW, both prior to and following the design win, provides our engineers and other R&D personnel with a valuable competitive edge. These engineers and other R&D personnel have been meticulously trained to design, operate and verify our many groundbreaking inventions in accordance and in compliance with the rigorous ISO26262 standard for Automotive Components, as well as the Functional Safety (FuSa) automotive industry standards. Compliance with these standards has been enforced by regular ongoing audits of Innoviz and our key suppliers, by both Magna and BMW. As a result, our products have been constructed from the bottom up with hardware and software technology that meets the most stringent automotive safety, quality, environmental, manufacturing and other standards.

Our innovation has produced LiDAR solutions that deliver market leading performance and that meet the demanding safety requirements for Level 2+ through Level 5 autonomous vehicles at price points suitable for mass produced passenger vehicles. Our integrated custom design of advanced hardware and software components, which leverage the multidisciplinary expertise and experience of our team, enable us to provide turn-key autonomous solutions to accelerate widespread adoption across automakers at serial production scale.

Our robust software suite enables our ~905nm wavelength laser-based LiDAR architecture to be easily leveraged to provide compelling solutions for Level 2+ through Level 5, without the need for any new significant hardware components. This means that we are positioned to penetrate the current market, which is currently characterized mainly by Level 2+ production, and to continue to capture and extend our market share through a software-based upgrade of our products to Level 3 and above, as the market continues to mature.

The compelling nature of our approach and solution is demonstrated by our agreements with four Tier-1 suppliers, including Aptiv and Magna, both of which invested in us, and Harman and Hirain, as well our 2018 selection by BMW to supply our automotive grade InnovizOne sensor for integration into new vehicle builds.

In addition to our sensor product, we have provided our computer vision software platform for integration into the BMW stack. We positioned ourselves to be chosen for BMW’s series production program by creating market-leading technology with clear appeal to customers in terms of cost, automotive grade quality and product performance.

We are currently expanding our third-party manufacturing capacity through contract manufacturers and partnerships with global Tier-1 suppliers to meet an anticipated increase in customer demand for our products, while also further developing a next generation high-performance automotive-grade LiDAR sensor, the InnovizTwo, that is expected to provide a perfect-fit solution for Level 2+ and above vehicles, from both cost and performance perspectives. We believe that our unique technology, together with our ability to meet automotive industry standards and our partnerships with various major Tier-1 suppliers, place us at the forefront of Tier-2 automotive suppliers.

Geographically, the substantial majority of our revenue is generated from customers in Europe. As we continue to grow, we expect to generate additional revenue from other geographic areas, including North America and Asia Pacific, and the geographic mix of our revenue could therefore change over time.

Recent Developments

Consummation of the Business Combination

On December 10, 2020, we entered into that certain Business Combination Agreement with Collective Growth, Perception, Antara Capital and Merger Sub (the “Business Combination Agreement”). Pursuant to the Business Combination Agreement, Merger Sub merged with and into Collective Growth, with Collective Growth surviving the merger (the “Business Combination”). On April 5, 2021, upon the consummation of the Business Combination and the other transactions contemplated by the Business Combination Agreement (the “Transactions”), Collective Growth became a wholly owned subsidiary of Innoviz.

Design Win for Autonomous Shuttle Program

In May 2021, we announced that we were selected by a leading Tier-1 automotive supplier as the LiDAR provider for its multi-year autonomous shuttle program. We will provide our InnovizOne solid-state LiDAR units to the Tier-1 automotive supplier for use on its shuttles, which are expected to become operational by the end of 2022. The shuttles are expected to achieve level 4 autonomy, enable fully automated driving and be used to transport both passengers and cargo in various geo-fenced settings. The design win followed a stringent two-and-a-half-year due diligence process conducted by the Tier-1 automotive supplier. As part of the selection process, the Tier-1 automotive supplier completed a thorough review of our product reliability, manufacturing processes and maturity, automotive qualifications, corporate processes certifications and more.

Restatement of Financial Statements of Collective Growth

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). The SEC Statement discussed certain features of warrants commonly issued in SPAC transactions and stated that warrants with such features should be classified as a liability measured at fair value, with changes in fair value each period reported in earnings, as opposed to equity. After consideration of the guidance in the SEC Statement, while the terms of the private warrants and public warrants recorded in Collective Growth’s financial statements have not changed, the Company concluded the warrants should have been classified as a liability under Accounting Standards Codification 815 in Collective Growth’s financial statements and it must amend the accounting treatment of the warrants recorded in Collective Growth’s consolidated financial statements. The Warrant Agreement and the Assignment, Assumption and Amendment Agreement providing the terms of the warrants are attached as Exhibit 4.1 to Collective Growth’s Current Reports on Form 8-K filed with the SEC on May 5, 2020 and April 7, 2021, respectively.

On April 29, 2021, the Company concluded that Collective Growth’s previously issued consolidated financial statements as of and for the year ended December 31, 2020 included in Collective Growth’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on April 2, 2021, should be restated to reflect the impact of the SEC Statement and, accordingly, should no longer be relied upon. Similarly, any previously furnished or filed reports, related earnings releases, investor presentations or similar communications describing Collective Growth’s financial results for the year ended December 31, 2020 should no longer be relied upon. Specifically, as a result of the SEC Statement, the Company concluded that Collective Growth should have classified the warrants as derivative liabilities in its previously issued financial statements. Collective Growth’s accounting for the warrants as components of equity instead of as derivative liabilities did not have any effect on Collective Growth’s previously reported cash or investments held in the trust account.

Authorized officers of the Company have discussed the matters disclosed with Marcum LLP, Collective Growth’s independent registered public accounting firm prior to the Business Combination. The restated financial statements of Collective Growth as of December 31, 2020 are included in this prospectus and registration statement.

The historical audited financial statements of Innoviz included elsewhere in this prospectus were not affected by the SEC Statement as Innoviz had no warrants outstanding as of December 31, 2020.

For additional information, please see “Note 2. Restatement of Previously Issued Financial Statements” beginning on page F-42 of this prospectus.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company,” as defined in the JOBS Act. For as long as we are deemed an emerging growth company, we are permitted to and intend to take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies, including:

•

an exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act; and

•

an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about our audit and our financial statements.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, or the Securities Act. However, if certain events occur prior to the end of such five year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.0 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to delay such adoption of new or revised accounting standards. As a result, our financial statements may not be comparable to companies that comply with the public company effective date.

Implications of Being a Foreign Private Issuer

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to shareholders of U.S. domestic reporting companies. We intend to continue to take advantage of the exemptions available to us as a foreign private issuer during and after the period we qualify as an emerging growth company.

Our Corporate Information

We were incorporated in Israel on January 18, 2016 under the Israeli Companies Law, 5759-1999 (the “Companies Law”), and our principal executive office is located at 2 Amal St., Afek Industrial Park, Rosh HaAin 4809202, Israel. Our legal and commercial name is Innoviz Technologies Ltd. We are registered with the Israeli Registrar of Companies. Our registration number is 51-538242-2. Our website address is www.innoviz.tech, and our telephone number is +972-74-700-3692. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

Risk Factors

Investing in our securities entails a high degree of risk as more fully described in the “Risk Factors” section of this prospectus beginning on page 7 and other risk factors contained in the documents incorporated by reference herein, including our 2020 Annual Report. You should carefully consider such risks before deciding to invest in our securities.

THE OFFERING

Ordinary shares issuable by us upon exercise of the warrants	16,231,241

Securities that may be offered and sold from time to time by the Selling Securityholders	Up to 120,898,676 ordinary shares, up to 7,237,209 warrants and up to 7,137,209 ordinary shares issuable upon exercise of the warrants.

Terms of warrants	Each warrant entitles the registered holder to purchase one ordinary share at a price of $11.50 per share. Our warrants expire on April 5, 2026 at 5:00 p.m., New York City time.

Offering prices	The securities offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine. See “Plan of Distribution.”

Ordinary shares issued and outstanding prior to any exercise of warrants	133,535,615 ordinary shares (as of September 1, 2021).

Warrants issued and outstanding	16,231,241 warrants (as of September 1, 2021).

Ordinary shares to be issued and outstanding assuming exercise of all warrants	149,766,856 ordinary shares (as of September 1, 2021).

Use of proceeds

We will receive up to an aggregate of $186.7 million from the exercise of the warrants, assuming the exercise in full of all of the warrants for cash. If the warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. We expect to use the net proceeds from the exercise of the warrants, if any, for general corporate purposes. Our management will have broad discretion over the use of proceeds from the exercise of the warrants. See “Use of Proceeds.”

All of the ordinary shares and warrants (including shares issuable upon the exercise of such warrants) offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

Dividend Policy	We have never declared or paid any cash dividend on our ordinary shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

Market for our ordinary shares and warrants	Our ordinary shares and warrants are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbols “INVZ” and “INVZW”, respectively.

Risk factors	Prospective investors should carefully consider the “Risk Factors” beginning on page 7 herein and other risk factors contained in the documents incorporated by reference herein, including our 2020 Annual Report, for a discussion of certain factors that should be considered before buying the securities offered hereby.

RISK FACTORS

You should carefully consider the risks described below and the risks described in the documents incorporated by reference herein, including our 2020 Annual Report, as well as the other information included in this prospectus or incorporated by reference in this prospectus before you decide to buy our securities. The risks and uncertainties described below are not the only risks facing us. We may face additional risks and uncertainties not currently known to us or that we currently deem to be immaterial. Any of the risks described below, and any such additional risks, could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to this Offering

Sales of a substantial number of our securities in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of our ordinary shares and warrants to fall.

The Selling Securityholders can sell, under this prospectus, up to (a) 128,035,885 ordinary shares constituting (on a post-exercise basis) approximately 85.5% of our issued and outstanding ordinary shares (assuming the exercise of all of our warrants) and (b) 7,237,209 warrants constituting (on a post-exercise basis) approximately 44.6% of our issued and outstanding warrants. Sales of a substantial number of ordinary shares and/or warrants in the public market by the Selling Securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of our ordinary shares and warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our ordinary shares and warrants.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our total capitalization, unaudited, on an actual basis as of July 31, 2021 after giving effect to the Transactions, and on an as adjusted basis after giving effect to the cash exercise of all of the Warrants to be outstanding after the completion of this offering, for gross proceeds to us of approximately $186.7 million.

The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information included in this prospectus, any prospectus supplement or incorporated by reference in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

	As of July 31, 2021
(Dollars in millions)	Actual (unaudited)	As Adjusted (unaudited)
Indebtedness (long term loan)	$2.0	$2.0
Warrant Liability	$8.1	—
Total Shareholders’ Equity	$332.6	$527.4

Total Capitalization	$342.7	$529.4

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma condensed combined financial statements present the combination of the financial information of Collective Growth and Innoviz, adjusted to give effect to the Business Combination and consummation of the Transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

Collective Growth was a blank check company incorporated in Delaware on September 26, 2018. Collective Growth was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses. At December 31, 2020, there was approximately $150.1 million held in the Trust Account.

Innoviz was incorporated in the state of Israel on January 18, 2016. Innoviz is a leading provider of high-performance, solid-state LiDAR and perception solutions that bring enhanced vision and superior performance to enable safe autonomous driving at a mass scale. Innoviz is headquartered in Rosh Ha’Ain, Israel.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 presents pro forma effect to the Transactions as if they had been completed on January 1, 2020. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 presents pro forma effect to the Transactions as if they had been completed on January 1, 2020.

The unaudited pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated. The unaudited pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

This information should be read together with Collective Growth’s and Innoviz’s audited financial statements and related notes, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus, the section titled “Operating and Financial Review and Prospects” in our 2020 Annual Report, and other financial information included elsewhere in this prospectus.

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP.

Description of the Transactions

On December 10, 2020, Collective Growth entered into the Business Combination Agreement with Innoviz, Perception and Antara. Pursuant to the Business Combination Agreement, Merger Sub merged with and into Collective Growth, with Collective Growth surviving the merger. As a result of the Merger, and upon consummation of the Merger and the other transactions contemplated by the Business Combination Agreement, Collective Growth became a wholly-owned subsidiary of Innoviz, with the securityholders of Collective Growth becoming securityholders of Innoviz.

On April 5, 2021, Innoviz issued to Collective Growth securityholders the following securities at the Effective Time: (i) 1,875,000 shares of Class B Stock, after taking into account the forfeiture of Class B Stock pursuant to the Forfeiture Agreement, were each exchanged for one ordinary share, (ii) 14,371,454 outstanding shares of Class A Stock were each exchanged for one ordinary share, and (iii) each outstanding Collective Growth warrant was assumed by Innoviz and became one warrant.

At the Effective Time, each outstanding preferred share of Innoviz was converted into one ordinary share. Additionally, Innoviz issued to certain members of Innoviz management an aggregate of 2,500,000 ordinary shares and 3,500,000 warrants and issued 3,027,747 warrants to Perception.

PIPE

Concurrently with and following the execution of the Business Combination Agreement, Innoviz and certain accredited investors (the “PIPE Investors”) entered into a series of subscription agreements providing for the purchase by the PIPE Investors at the effective time of the Business Combination of ordinary shares at a price per share of $10.00 (the “PIPE”). Upon the closing of the Transactions on April 5, 2021, Innoviz issued 22,950,000 ordinary shares to the PIPE Investors for gross proceeds to Innoviz of $229,500,000.

Put Option Agreement

Concurrently with the execution of the Business Combination Agreement, the Company and Antara, on behalf of the funds it manages and/or its designees, entered into a put option agreement (the “Put Option Agreement”) pursuant to which Innoviz caused Antara to subscribe for a number of ordinary shares in the PIPE with an aggregate equity value equal to $70.0 million. Upon the closing of the Transactions on April 5, 2021, Innoviz issued to Antara an additional 3,784,753 warrants and 3,002,674 ordinary shares in accordance with the Put Option Agreement.

Earnout

Pursuant to the Business Combination Agreement, if the last sale price of the ordinary shares on Nasdaq is greater than $12.50 for any ten (10) trading days out of a twenty (20) consecutive trading-day period at any time during the period from April 5, 2021 to April 5, 2025, Perception, Antara and certain members of Innoviz management may be issued additional ordinary shares as follows:

(1) to Perception as additional consideration for services provided by Perception to Innoviz, 2,089,882 ordinary shares; and

(2) to certain members of Innoviz management, 1,250,000 ordinary shares.

Pursuant to the Put Option Agreement, concurrently with the issuance of Perception’s earnout shares, if any, Antara will be issued 312,296 ordinary shares.

Consideration

The following represents the aggregate merger consideration assuming no ordinary shares have been issued pursuant to the earnout and no warrants have been exercised:

(in thousands, except share amounts)(a)	Purchase Price	Shares Issued
Share Consideration to Collective Growth	$162,645	16,246,454
PIPE	$229,500	22,950,000

(a)	The value of ordinary shares is reflected at $10 per share.

Ownership

The following summarizes the unaudited pro forma ordinary shares outstanding as of the transaction date:

	Shares	%
Total Innoviz
Collective Growth	16,246,454	12%
Existing Innoviz Shareholders	87,621,835	66%
Company Management Shares	2,500,000	2%
Antara	10,002,674	8%
PIPE Shares(1)	15,950,000	12%

Total Company Ordinary Shares Outstanding at Closing (excluding earnout shares)	132,320,963	100%
Company Management Earn Out Shares	1,250,000
Antara Earnout Shares	312,296
Perception Earnout Shares	2,089,882

Total Company Ordinary Shares Outstanding at Closing (including earn out shares)	135,973,141

(1)	Excluding Antara included above

The following unaudited pro forma condensed combined balance sheet as of December 31, 2020, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are based on the historical financial statements of Collective Growth and Innoviz. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(in thousands, except share and per share data)

	For the six months ended June 30, 2021*
	Innoviz (Historical)	Collective Growth (Historical)*	Pro Forma Adjustments		Pro Forma Combined
Revenues	$1,735	$—	$—		$1,735
Cost of Revenues	(3,536)	—	—		(3,536)

Gross Profit / (Loss)	(1,801)	—	—		(1,801)
Operating Expenses:
Research and Development	48,822	—	—		48,822
Sales and Marketing	17,181	—	—		17,181
General and Administrative	24,427	42	—		24,469

Total Operating Expenses	90,430	42	—		90,472

Operating Loss	(92,231)	(42)	—		(92,273)
Financial Income (Expenses), net	(907)	16,310	(11,625)	AAA DDD GGG	3,778

Loss before Taxes	(93,138)	16,268	(11,625)		(88,495)
Taxes on Income	(72)	—	—		(72)

Net Loss	$(93,210)	$16,268	$(11,625)		$(88,567)

Net loss per share attributable to common stockholders, basic and diluted	$(1.37)
Weighted average common shares outstanding, basic and diluted	71,458,394
Pro forma net loss per share attributable to common stockholders, basic and diluted					$(0.67)

Pro forma weighted average common shares outstanding, basic and diluted					132,383,702

*	Collective Growth (Historical) figures are for the period between January 1, 2021 and April 5, 2021 (date of merger).

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	For the year ended December 31, 2020
	Innoviz (Historical)	Collective Growth (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenues	$(9,364)	$—	$—		$(9,364)
Cost of Revenues	(6,407)	—	—		(6,407)

Gross Profit / (Loss)	(15,771)	—	—		(15,771)
Operating Expenses:
Research and Development	57,029	—	16,980	BBB	74,009
Sales and Marketing	5,430	—	15,082	BBB	20,512
General and Administrative	3,753	3,501	19,538	BBB CCC EEE FFF	26,792

Total Operating Expenses	66,212	3,501	51,600		121,313

Operating Loss	(81,983)	(3,501)	(51,600)		(137,084)
Financial Income (Expenses), net	655	(26,354)	17,806	AAA DDD GGG	(7,893)

Loss before Taxes	(81,328)	(29,855)	(33,794)		(144,977)
Taxes on Income	(183)	—	—		(183)

Net Loss	$(81,511)	$(29,855)	$(33,794)		$(145,160)

Net loss per share attributable to common stockholders, basic and diluted	$(5.99)	$(5.86)

Weighted average common shares outstanding, basic and diluted	16,514,910	5,094,825

Pro forma net loss per share attributable to common stockholders, basic and diluted					$(1.10)

Pro forma weighted average common shares outstanding, basic and diluted					131,833,037

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transaction and has been prepared for informational purposes only.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and for the six months ended June 30, 2021 are based on the historical financial statements of Innoviz and Collective Growth. The transaction accounting adjustments for the transaction consist of those necessary to account for the transaction.

The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

Innoviz and Collective Growth did not have any historical relationship prior to the Transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 presents pro forma effect to the Transactions as if they had been completed on January 1, 2020. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 presents pro forma effect to the Transactions as if they had been completed on January 1, 2020.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 have been prepared using, and should be read in conjunction with, the following:

•	Collective Growth’s audited statement of operations for the year ended December 31, 2020 and the related notes included elsewhere in this prospectus;

•	Innoviz’s audited consolidated statements of operations for the year ended December 31, 2020 and the related notes included elsewhere in this prospectus; and

•	Innoviz’s unaudited condensed statement of operations for the six months ended June 30, 2021 and the related notes included elsewhere in this prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions.

The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that Innoviz believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Innoviz believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company (the “Post-Combination Company”). They should be read in conjunction with the historical financial statements and notes thereto of Collective Growth and Innoviz.

2. Accounting Policies

Following the consummation of the Business Combination, management is still performing a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Post-Combination Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the Post-Combination Company. Collective Growth and Innoviz have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Post-Combination Company filed consolidated income tax returns during the periods presented.

The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Collective Growth’s shares outstanding, assuming the Transactions occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2021

AAA represent $13 thousand of interest earned on money in trust account that has been cancelled.

DDD represents the cancellation of approximately $11.1 million recorded in Collective Growth to adjust the fair value on the Warrant liability on account of the public warrants.

GGG represents the adjustment of approximately $0.5 million recorded in Collective Growth to adjust the fair value on the Warrant liability on account of sponsors forfeited warrants.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2020

AAA represent $100 thousand of interest earned on money in trust account that has been canceled.

BBB represents the following share based compensation provided to management to be recognized in the first year.

	Management shares	Earn Out Shares	Management Warrants	Total
	(in thousands)
Research and Development	$8,289	3,777	4,914	$16,980
Sales and Marketing	7,362	3,355	4,365	15,082
General and Administrative	9,148	4,168	5,424	18,740

				$50,802

CCC represents transaction costs of approximately $1.8 million incurred by legacy Innoviz in consummating the Transactions which are allocated to warrant liability.

DDD represents the cancellation of approximately $17.0 million recorded in Collective Growth to adjust the fair value on the Warrant liability on account of the public warrants.

EEE to adjust for transaction cost of $0.7 million allocated in Collective Growth to the public warrants.

FFF to adjust for transaction cost of $0.3 million recorded in Collective Growth for the sponsor warrants.

GGG represents the adjustment of approximately $0.9 million recorded in Collective Growth to adjust the fair value on the warrant liability on account of sponsors forfeited warrants.

4. Loss per Share

Net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Transactions, assuming the shares were outstanding since January 1, 2020. As the Transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transactions have been outstanding for the entire periods presented.

The following represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020 for the year ended December 31, 2020, and January 1, 2021 for the six months ended June 30, 2021, respectively. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

	Year Ended December 31, 2020	Six Months Ended June 30, 2021
Pro forma net loss (in thousands)	$(145,160)	$(88,567)
Weighted average shares outstanding—basic and diluted	131,833,037	132,383,702
Net loss per share—basic and diluted(1)	(1.10)	(0.67)
Weighted average shares outstanding—basic and diluted
Collective Growth Public Stockholders(2)	14,371,454	7,584,934
Holders of Collective Growth Sponsor Shares(2)	1,875,000	989,583
Antara(2)(4)	3,002,674	1,584,745
Management Shares(2)	2,500,000	1,382,408
PIPE Investors(2)	22,950,000	12,112,500
Legacy Innoviz stockholders(3)	16,514,910	71,458,394
Legacy Innoviz Converted preferred shares(2)(3)	70,618,999	37,271,138

	131,833,037	132,383,702

(1)

The pro forma shares attributable to Legacy Innoviz stockholders is calculated by applying the exchange ratio of 1 to the historical Legacy Innoviz ordinary share and preferred stock that was outstanding as of merger.

(2)

For the six months ended June 30, 2021, these shares have been multiplied by 0.53 to account for period between January 1, 2021 and April 5, 2021 (the day the Transactions were consummated) to reflect the period when such shares were not part of Legacy Innoviz’s outstanding shares.

(3)

The pro forma basic and diluted shares of Legacy Innoviz shareholders exclude 14.4 million unexercised employee stock options, as these are not deemed a participating security and their effect is antidilutive.

(4)	Not including 7,000,000 shares purchased as part of the PIPE.

USE OF PROCEEDS

We will receive up to $186.7 million from the exercise of the warrants, assuming the exercise in full of all of the warrants for cash. If the warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. We expect to use the net proceeds from the exercise of the warrants, if any, for general corporate purposes. Our management will have broad discretion over the use of proceeds from the exercise of the warrants.

All of the ordinary shares and warrants (including shares issuable upon the exercise of such warrants) offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will bear all costs, expenses and fees in connection with the registration of the ordinary shares and warrants offered by the Selling Securityholders pursuant to this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

DIVIDEND POLICY

We have never declared or paid any cash dividend on our ordinary shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with “Operating and Financial Review and Prospects” in our 2020 Annual Report, which is incorporated by reference herein, our audited consolidated financial statements as of and for the year ended December 31, 2020 and the related notes thereto included elsewhere in this prospectus, and our unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2021 and the related notes thereto included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the “Risk Factors” section of this prospectus and our 2020 Annual Report, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Company Overview

We are a leading provider of high-performance, solid-state LiDAR and perception solutions that bring enhanced vision and superior performance to enable safe autonomous driving at a mass scale. We believe that we provide a complete and comprehensive solution for OEMs and Tier-1 partners that are developing and marketing autonomous driving vehicles to the passenger car and other relevant markets, such as robotaxis, shuttles, delivery vehicles, buses and trucking. Our unique LiDAR and perception solutions, which feature technological breakthroughs across core components, have propelled our company to the first Level 3 LiDAR Automotive series production contract in its industry. In addition, our solutions can enable safe autonomy for other industries, including drones, robotics, construction, agriculture, Smart City, security, mining, maritime and mapping.

We were founded in 2016 by veterans of Unit 81, the elite technology unit of Israel’s Intelligence Corps, one of the most prestigious multidisciplinary technological units in the Israeli Defense Forces. From our founding, our culture drew from Unit 81’s core values of solving sophisticated technological problems through creativity and agile thinking, in order to address the needs of autonomous vehicles in a manner that strikes the desired balance between performance and cost. We created a new type of LiDAR sensor from the chip-level up, including a suite of powerful and sophisticated software applications for high-performance computer vision to allow superior perception. Our multidisciplinary team developed an operational MEMS-based LiDAR prototype in less than a year, which attracted the attention of leading Tier-1 companies such as Magna and Aptiv already in 2017. This was followed by a further intensive development and qualification stage, which culminated with our company achieving a design win with BMW in 2018 to power BMW’s Level 3 autonomous platform. BMW is a leader and a pioneer in deploying new technologies into the automotive industry and it is the first OEM worldwide to incorporate a LiDAR for a Level 3 autonomous driving configuration in a mass commercialization program. We therefore believe that our close cooperation with BMW and our Tier-1 partner Magna uniquely positions us to make Level 3 autonomous driving a commercial reality.

Our innovation has produced LiDAR solutions that deliver market leading performance and that meet the demanding safety requirements for Level 2+ through Level 5 autonomous vehicles at price points suitable for mass produced passenger vehicles. Our integrated custom design of advanced hardware and software components, which leverage the multidisciplinary expertise and experience of our team, enable us to provide turn-key autonomous solutions to accelerate widespread adoption across automakers at serial production scale.

Our robust software suite enables our ~905nm wavelength laser-based LiDAR architecture to be easily leveraged to provide compelling solutions for Level 2+ through Level 5, without the need for any new significant hardware components. This means that we are positioned to penetrate the current market, which is currently characterized mainly by Level 2+ production, and to continue to capture and extend our market share through a software-based upgrade of our products to Level 3 and above, as the market continues to mature.

We are currently expanding our third-party manufacturing capacity through contract manufacturers and partnerships with global Tier-1 suppliers to meet an anticipated increase in customer demand for our products, while also further developing a next generation high-performance automotive-grade LiDAR sensor, the InnovizTwo, that is expected to provide a perfect-fit solution for Level 2+ and above vehicles, from both cost and performance perspectives. We believe that our unique technology, together with our ability to meet automotive industry standards and our partnerships with various major Tier-1 suppliers, place us at the forefront of Tier-2 automotive suppliers.

Business Combination

On December 10, 2020, Innoviz entered into the Business Combination Agreement with Collective Growth, Perception, Antara Capital and Merger Sub. Pursuant to the Business Combination Agreement, Merger Sub merged with and into Collective Growth, with Collective Growth surviving the merger. Upon consummation of the Business Combination and the other transactions contemplated by the Business Combination Agreement on April 5, 2021, Collective Growth became a wholly owned subsidiary of Innoviz.

Key Factors Affecting Innoviz’s Operating Results

Innoviz believes that its future performance and success depends to a substantial extent on the following factors, each of which is in turn subject to significant risks and challenges, including those discussed below, in the section of this prospectus entitled “Risk Factors” and in the section of our 2020 Annual Report entitled “Risk Factors,” which is incorporated by reference herein.

Market Adoption

We believe that widespread adoption of LiDAR across applications for autonomy is approaching and that we are well-positioned in both automotive and nonautomotive markets to take advantage of this opportunity. Nevertheless, automotive OEMs and their suppliers are just beginning to commercialize autonomous systems that rely on LiDAR technology. Accordingly, we expect the rate of actual adoption and commercialization of LiDAR-based solutions by automotive OEMs and their suppliers to impact our results of operations, including revenue and gross margins, for the foreseeable future. Similarly, we also intend to target markets such as robotaxis, shuttles and trucking, as well as other industries, including drones, robotics and mapping. We believe that LiDAR-based solutions in these emerging markets are still in the pre-commercial development stage and, as a result, our future success also depends on customers in these industries adopting and bringing these solutions to commercial scale.

With respect to the automotive OEM market, currently, enhanced ADAS, which are not considered “autonomous driving” but have important active safety features, have been successfully commercialized. The move from Level 2 ADAS to Level 3 is essentially the crossover from driver assist to some level of autonomy. In the jump between these two levels, it is expected that liability will shift from the driver to the system, meaning that responsibility and liability for driving is shifted from the driver to the OEM. The gap between these two levels can be partially bridged by systems that offer more than Level 2 but less than Level 3, or enhanced ADAS offerings, which the industry commonly refer to as “L2+” or Level 2+. ADAS+/Level 2+ systems are still technically in the driver-assist realm, but incorporate a whole new layer of functionality on top of the traditional ADAS features. Given the significance of the jump from Level 2 through Level 3, the ADAS+/ Level 2+ segment of the consumer automotive market is expected to grow significantly over the short to medium term.

Design Wins

Our solutions are designed to be as a key enabling technology for OEMs in automotive and other applications. Because our solutions must be integrated into a broader platform by the OEM, it is critical that we achieve design wins with these customers. The time necessary to achieve design wins varies based on the market and application. The design cycle in the automotive market tends to be substantially longer and more onerous than in other markets. Even within the automotive market, achieving a design win with an automotive OEM takes considerably longer than a design cycle for an aftermarket application. We consider design wins to be critical to its future success, although the revenue generated by each design win and the time necessary to achieve such a win can vary significantly making it difficult to predict Innoviz’s financial performance.

Our design win with BMW in 2017 for our InnovizOne product was the first Level 3 LiDAR Automotive series production contract in the industry. However, given the expected growth in the Level 2+ segment of the market, we announced InnovizTwo in the fourth quarter of 2020. Designed for the Level 2+ segment of the market, InnovizTwo is a next generation high-performance automotive-grade LiDAR sensor that offers a fully featured solution for all levels of autonomous driving and that also features a major cost reduction compared to InnovizOne.

During the second quarter of 2021, we were also selected by a leading Tier-1 automotive supplier as the LiDAR provider for such leading Tier-1’s multi-year autonomous shuttle program. We will provide our InnovizOne solid-state LiDAR units to the Tier-1 for use on shuttles, which are expected to achieve Level 4 autonomy and be used to transport both passengers and cargo in various geo-fenced settings.

We believe that InnovizTwo will drive significant revenue growth in the near to medium term. We have developed a sales funnel for this product and will seek to achieve design wins for it starting in 2021.

We also believe that market penetration of InnovizTwo will drive revenues in the Level 3 segment of the market. This is because the architecture of our products, which feature agile configuration of multiple components, allow us to offer different product configurations based on the same hardware with only software modification. Accordingly, we can address multiple market needs and niches without the need to develop several hardware configurations. Therefore, our LiDAR solution enables upgrade from Level 2+ to Level 3 through a vehicle software update without changes to the hardware components or the need of new hardware.

Product Cost and Margins

Our results of operations will depend on our ability to leverage the relatively fixed costs involved in production of our solutions and our ability to maintain or improve its gross margins on the basis of our Tier-1 supplier business model. Our ability to leverage this model will depend primarily on our revenues and ability to increase sales once a product is commercialized. Specifically, under our commercial relationship with Tier-1 manufacturers such as Magna, we can minimize our production costs as we will not bear the cost or responsibility of delivering a full system to automotive manufacturers. By providing a solution comprised primarily of components that it has developed on the basis of its technology, we thereby eliminate expenses associated with system completion which would not have involved or leveraged our technology. In addition, series level manufacturing of our solution will be conducted by Tier-1 manufacturers, meaning that we neither have the need to undertake the significant capital expenditures associated with developing series level manufacturing capability nor the expense of operating any such manufacturing capability.

Continued Investment and Innovation

Our unique LiDAR and perception solutions feature technological breakthroughs across core components, which propelled us to the first Level 3 LiDAR Automotive series production contract. We believe that our financial performance is significantly dependent on our ability to maintain this leading position. This in turn will depend on our future R&D investments and our ability to attract and retain highly qualified and experienced R&D personnel. These are necessary to both continue the work required to bring InnovizOne and InnovizTwo to full commercialization and also to identify and respond to rapidly evolving customer requirements, develop and introduce innovative new products and enhance and service existing products. Failure to do this could adversely affect our market position and our revenue, and our R&D investments would not be recovered.

COVID-19 Impact

We are currently confronting a variety of operational limitations due to the global outbreak of COVID-19 beginning in early 2020. Our executive offices and R&D and manufacturing locations have been, and continue to be, impacted due to national and regional government declarations requiring closures, quarantines and travel restrictions. The COVID-19 pandemic is also adversely affecting our customers’ business operations. The extent of the impact of the coronavirus pandemic on our operational and financial performance will depend on various future developments, including the duration and spread of the COVID-19 outbreak and impact on our customers, suppliers, contract manufacturers and employees, all of which is uncertain at this time. We expect the COVID-19 pandemic to adversely impact our revenue and results of operations but are unable to predict at this time the size and duration of this adverse impact.

Components of Results of Operations

Revenue

Our revenues derive primarily from sales of LiDAR sensors to customers. Revenue from LiDAR sensors is recognized at a point in time when the control of the goods is transferred to the customer, generally upon delivery.

We also provide application engineering services to our customers that are not part of a long-term production arrangement. Application engineering services revenue is recognized at a point in time or over time depending, among other considerations, on whether we have an enforceable right to payment for performance completed to date. Services to certain customers may require substantive customer acceptance due to performance acceptance criteria that is considered more than a formality. For these services, revenue is recognized upon customer acceptance. We did not recognize revenue related to application engineering services during the six months ended June 30, 2021 as acceptance criteria were not met.

Cost of Revenue

Cost of revenue includes the manufacturing cost of our LiDAR sensors, which primarily consists of components costs, sub assembly costs and personnel-related expenses directly associated with our operation organization, and amounts paid to our third-party contract manufacturers and vendors. Cost of revenue also includes depreciation, cost of component inventory, costs of providing services, an allocated portion of overhead, warranty costs, excess and obsolete inventory and shipping costs. We expect cost of revenue to increase in absolute dollars in future periods to the extent revenue increases, however we expect our products unit cost to decrease as sales increase thereby leveraging economies of scale achievable due to our business model.

Operating Expenses

Research and Development Expenses

Our R&D efforts are focused on enhancing and developing solid-state, eye-safe and cost efficient 905nm wavelength LiDAR solution and the accompanying perception software required the efforts of a multi-disciplinary team with expertise spanning optics, lasers, mechanical engineering, micro-electronics, chip design, MEMS design, complex IC packaging, systems engineering and software architecture and engineering. R&D expenses include

•	personnel-related expenses, including salaries, benefits and stock-based compensation expense for personnel in research and engineering functions;

•	expenses related to materials, software licenses, supplies and third-party services;

•	prototype expenses; and

•	an allocated portion of facility and IT costs and depreciation.

We expense R&D costs as incurred until the point that technological feasibility is reached, which for our software products is generally shortly before the products are released to production. We expect that our R&D costs will increase for the foreseeable future as we continue to invest in R&D activities to achieve our product roadmap.

Sales and Marketing Expenses

Sales and marketing expenses consist primarily of personnel-related expenses directly associated with our sales and marketing activities. These include the cost of sales commissions, marketing programs, trade shows, consulting services, promotional materials, demonstration equipment, an allocated portion of facility and IT costs and depreciation. We expect that our sales and marketing expenses will increase in absolute dollars over time as we hire additional sales and marketing personnel, increase our marketing activities and grow our domestic and international operations.

General and Administrative Expenses

General and administrative expenses consist of personnel-related expenses for corporate, executive, finance, and other administrative functions, expenses for outside professional services, including legal, audit and accounting services, as well as expenses for facilities, depreciation, and travel. Personnel-related expenses consist of salaries, benefits and stock-based compensation.

We expect our general and administrative expenses to increase for the foreseeable future as we scale headcount with the growth of our business, and as a result of the expenses of operating as a public company, including compliance with the rules and regulations of the Securities Exchange Commission, legal, audit, additional insurance expenses, investor relations activities and other administrative and professional services.

Financial Income (Expenses), Net

Financial income consists primarily of income earned from cash and cash equivalents deposited in our bank account. These amounts will vary based on cash and cash equivalents, and with market rates. In addition, financial income (expenses), net includes the warrant liability revaluation, fluctuation in value due to foreign exchange differences between cash and cash equivalent and monetary assets and liabilities denominated in foreign currency mainly in NIS and EUR.

Recent Accounting Pronouncements

See Note 2 to our consolidated financial statements included elsewhere in this prospectus for recently adopted accounting pronouncements and recently issued accounting pronouncements not yet adopted as of the date of this prospectus.

Results of Operations

The results of operations presented below should be reviewed in conjunction with the consolidated financial statements and notes included elsewhere in this prospectus. The following table sets forth our consolidated results of operations data for the periods presented:

	Six Months Ended June 30		Three Months Ended June 30
	2020	2021	2020	2021
	(Unaudited)		(Unaudited)
Revenues	$1,849	$1,735	$1,011	$1,008
Cost of Revenues	(3,779)	(3,536)	(1,678)	(2,078)

Gross Loss	(1,930)	(1,801)	(667)	(1,070)
Operating Expenses:
Research and Development	$27,217	$48,822	$11,479	$32,088
Selling and Marketing	2,698	17,181	1,200	15,629

	Six Months Ended June 30		Three Months Ended June 30
	2020	2021	2020	2021
	(Unaudited)		(Unaudited)
General and Administrative	$1,664	$24,427	$836	$23,006

Total Operating Expenses	31,579	90,430	13,515	70,723

Operating Loss	(33,509)	(92,231)	(14,182)	(71,793)
Financial Income (Expenses), net	90	(907)	462	(709)

Loss before Taxes on Income	(33,419)	(93,138)	(13,720)	(72,502)
Taxes on Income	(92)	(72)	(22)	(32)

Net Loss	$(33,511)	$(93,210)	$(13,742)	$(72,534)

Basic and Diluted Net Loss per Ordinary Share	$(2.25)	$(1.37)	$(0.96)	$(0.58)

Weighted Average Number Of Ordinary Shares Used In Computing Basic And Diluted Net Loss Per Ordinary Share	18,614,903	71,458,394	18,701,229	125,188,537

Comparison of the Six Months Ended June 30, 2020 and 2021

Revenue

	Six Months Ended June 30,		Change $	Change %
	2020	2021

	(dollars in thousands)

Total Revenue	$1,849	$1,735	$(114)	(6%)

Revenue decreased by approximately $0.1 million, or 6%, to approximately $1.7 million for the six months ended June 30, 2021, from approximately $1.8 million for the six months ended June 30, 2020.

The decrease in revenue was primarily due to the discontinuation of InnovizPro, which contributed $0.6 million in revenue during the six month ended June 30, 2020 and only $56 thousand in revenue during the six month ended June 30, 2021. On the other hand, revenues related to InnovizOne increased by 36% to $1.7 million for the six months ended June 30, 2021 as compared to $1.2 million for the six months ended June 30, 2020.

Cost of Revenue and Gross Margin

	Six Months Ended		Change $	Change %
	June 30,
	2020	2021

	(dollars in thousands)

Cost of revenue	$3,779	$3,536	$243	6%

Gross margin	204%	204%

Cost of revenue decreased by approximately $0.2 million, or 6%, to approximately $3.5 million for the six months ended June 30, 2021, from approximately $3.8 million for the six months ended June 30, 2020. The decrease in cost of revenue was due to a decrease in revenue.

There are no material changes in gross margin which was approximately 204% for both the six months ended June 30, 2021 and the six months ended June 30, 2020.

Operating Expenses

	Six Months Ended		Change $	Change %
	June 30,
	2020	2021

	(dollars in thousands)

Research and development	$27,217	$48,822	$21,605	79%

Sales and marketing	2,698	17,181	14,483	537%

General and administrative	1,664	24,427	22,763	1,368%

Total operating expenses	$31,579	$90,430	$58,851	186%

Research and Development

Research and development expenses increased by approximately $21.6 million, or 79%, to approximately $48.8 million for the six months ended June 30, 2021, from approximately $27.2 million for the six months ended June 30, 2020.

The increase was primarily attributable to stock-based compensation related to the Business Combination and an increase in headcount.

Sales and Marketing

Sales and marketing expenses increased by approximately $14.5 million, or 537%, to approximately $17.2 million for the six months ended June 30, 2021, from approximately $2.7 million for the six months ended June 30, 2020.

The increase was primarily attributable to stock-based compensation related to the Business Combination.

General and Administrative

General and administrative expenses increased by approximately $22.8 million, or 1,368%, to approximately $24.4 million for the six months ended June 30, 2021, from approximately $1.7 million for the six months ended June 30, 2020.

The increase was primarily due to stock-based compensation related to the Business Combination, transaction costs and increase in headcount.

Financial (Expenses) Income, net

	Six Months Ended June 30		Change	Change
	2020	2021	$	%
	(dollars in thousands)
Financial Income (Expense)	$90	$(907)	$(997)	(1,108)%

Financial expense was $0.9 million for the six months ended June 30, 2021 compared to financial income of $0.1 million for the six months ended June 30, 2020.

The change from a financial income for the six months ended June 30, 2020 to a financial expense for the six months ended June 30, 2021 was primarily related to warrant liability revaluation expenses in the amount of approximately $0.9 million.

Comparison of the Three Months Ended June 30, 2020 and 2021

Revenue

	Three Months Ended		Change $	Change %
	June 30,
	2020	2021
	(dollars in thousands)
Total Revenue	$1,011	$1,008	$(3)	(0%)

Revenue was approximately $1.0 million for the three months ended June 30, 2021 and the three months ended June 30, 2020.

The primary change during the periods was the product mix which generated the reported revenues. The InnovizPro product, which was discontinued during 2020, contributed $0.2 million during the three months ended June 30, 2020 and only $10 thousand during the three months ended June 30, 2021. On the other hand, revenues related to InnovizOne increased by 29% to $1.0 million during the second quarter of 2021 as compared to $0.8 million during the second quarter of 2020.

Cost of Revenue and Gross Margin

	Three Months Ended June 30,		Change $	Change %
	2020	2021
	(dollars in thousands)
Cost of revenue	$1,678	$2,078	$400	24%
Gross margin	166%	206%

Cost of revenue increased by approximately $0.4 million, or 24%, to approximately $2.1 million for the three months ended June 30, 2021, from approximately $1.7 million for the three months ended June 30, 2020. The increase in cost of revenue was primarily due to inventories write off.

Gross margin increased to 206% for the three months ended June 30, 2021 from 166% for the three months ended June 30, 2021 primarily due to inventories write off.

Operating Expenses

	Three Months Ended June 30,		Change $	Change %
	2020	2021
	(dollars in thousands)
Research and development	$11,479	$32,088	$20,609	180%
Sales and marketing	1,200	15,629	14,429	1,202%
General and administrative	836	23,006	22,170	2,652%

Total operating expenses	13,515	70,723	57,208	423%

Research and Development

Research and development expenses increased by approximately $20.6 million, or 180%, to approximately $32.1 million for the three months ended June 30, 2021, from approximately $11.5 million for the three months ended June 30, 2020.

The increase was primarily attributable to stock-based compensation related to the Business Combination and an increase in headcount.

Sales and Marketing

Sales and marketing expenses increased by approximately $14.4 million, or 1,202%, to approximately $15.6 million for the three months ended June 30, 2021 from approximately $1.2 million for the three months ended June 30, 2020.

The increase was primarily attributable to stock-based compensation related to the Business Combination.

General and Administrative

General and administrative expenses increased by approximately $22.2 million, or 2,652%, to approximately $23.0 million for the three months ended June 30, 2021 from approximately $0.8 million for the three months ended June 30, 2020.

The increase was primarily due to stock-based compensation related to the Business Combination, transaction costs and an increase in headcount.

Financial (Expenses) Income, net

	Three Months Ended June 30		Change $	Change %
	2020	2021
	(dollars in thousands)
Financial income (expenses)	$462	$(709)	$(1,171)	(253)%

Financial expense was approximately $0.7 million in the three months ended June 30, 2021 compared to a Financial Income of approximately $0.5 million in the three months ended June 30, 2020.

The overall change from a financial income to a financial expense was primarily related to warrants revaluation expenses in the amount of approximately $0.9 million

Cash Flow Summary

The following table summarizes our cash flows for the periods presented:

	Six Months Ended June 30		Three Months Ended June 30
	2020	2021	2020	2021
	(dollars in thousands)		(dollars in thousands)
Net Cash used in Operating Activities	$(33,040)	$(36,836)	$(17,237)	$(16,478)
Net Cash (used in) from Investing Activities	32,536	(197,132)	34,394	(196,418)
Net Cash provided by Financing Activities	57	340,405	33	169,943
Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	207	20	641	297

Net Increase (Decrease) in Cash and Cash Equivalents and Short-Term Restricted Bank Deposits	$(240)	$106,457	$17,831	$(42,656)

Operating Activities

During the six months ended June 30, 2021, operating activities used approximately $36.8 million. The primary factors affecting operating cash flows during this period were net loss of approximately $93.2 million, impacted by non-cash charges of approximately $56.4 million consisting of depreciation and amortization of approximately $1.3 million, stock-based compensation of approximately $51.7 million and a decrease in working capital of approximately $3.4 million.

During the six months ended June 30, 2020, operating activities used approximately $33.0 million. The primary factors affecting operating cash flows during this period were the net loss of $33.5 million, impacted by non-cash charges of approximately $0.5 million consisting of depreciation and amortization of approximately $1.5 million, stock-based compensation of approximately $1.6 million and increase in working capital of approximately $2.6 million.

During the three months ended June 30, 2021, operating activities used approximately $16.5 million. The primary factors affecting operating cash flows during this period were net loss of approximately $72.5 million, impacted by non-cash charges of approximately $56.0 million consisting of depreciation and amortization of approximately $0.7 million, stock-based compensation of approximately $49.9 million and a decrease in working capital of approximately $5.4 million.

During the six months ended June 30, 2020, operating activities used approximately $17.2 million. The primary factors affecting operating cash flows during this period were the net loss of $13.7 million, impacted by non-cash charges of approximately $3.5 million consisting of depreciation and amortization of approximately $1.0 million, stock-based compensation of approximately $0.7 million and increase in working capital of approximately $5.2 million.

Investing Activities

During the six months ended June 30, 2021, cash provided by investing activities was approximately $197.1 million, which was primarily from investment in short-term deposits of approximately $195.0 million and purchase of property, plant, and equipment of approximately $2.1 million.

During the six months ended June 30, 2020, cash used by investing activities was approximately $32.5 million, which was primarily from withdrawals of short-term deposits of approximately $34.7 million, partially offset by cash used to purchase property, plant, and equipment of approximately $2.2 million.

During the three months ended June 30, 2021, cash provided by investing activities was approximately $196.4 million, which was primarily from investment in short-term deposits of approximately $195.0 million and purchase of property, plant, and equipment of approximately $1.4 million.

During the three months ended June 30, 2020, cash used by investing activities was approximately $34.4 million, which was primarily from withdrawals of short-term deposits of approximately $35.0 million, partially offset by cash used to purchase property, plant, and equipment of approximately $0.6 million.

Financing Activities

During the six months ended June 30, 2021, cash provided by financing activities was approximately $340.4 million, which consisted primarily of issuance of ordinary shares and cash received from reverse capitalization (net of issuance cost).

During the six months ended June 30, 2020, cash provided by financing activities was approximately $0.1 million, consisting of approximately $0.2 million from the proceeds of options exercised, offset by approximately $0.1 million from repayment of a loan.

During the three months ended June 30, 2021, cash provided by financing activities was approximately $169.9 million, which consisted primarily of issuance of ordinary shares and cash received from reverse capitalization (net of issuance cost).

During the three months ended June 30, 2020, cash provided by financing activities was approximately $33 thousand, consisting of approximately $0.1 million from the proceeds of options exercised, offset by approximately $0.1 million from repayment of a loan.

Funding Requirements

We expect our expenses to increase in connection with its ongoing activities, particularly as it continues research and development activities and to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution. Furthermore, we expect to incur additional costs associated with operating as a public company. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce or eliminate our research and development programs or future commercialization efforts.

As of June 30, 2021, we had cash and cash equivalents of approximately $156.4 million and short term deposits of approximately $195.0 million. We expect that the net proceeds from the Transactions will be sufficient to continue to execute Innoviz’s business plan over the next two years.

We also expect our losses to be significantly higher in future periods as we:

•	expand production capabilities to produce our LiDAR solutions, and accordingly incur costs associated with outsourcing the production of our LiDAR solutions;

•	expand our design, development, installation and servicing capabilities;

•	increase our investment in research and development;

•	produce an inventory of our LiDAR solutions; and

•	increase our sales and marketing activities and develop our distribution infrastructure.

Because we will incur the costs and expenses from these efforts before we receive incremental revenues with respect thereto, losses in future periods will be significant. In addition, we may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in revenues, which would further increase our losses.

Off-Balance Sheet Arrangements

Our remaining performance obligations are comprised of product and engineering services revenues not yet delivered. As of June 30, 2021, the aggregate amount allocated to remaining performance obligations was approximately $12.5 million, which we expect to recognize as revenue in future years. Our remaining performance obligations are comprised of product and engineering services revenues not yet delivered.

Other than as set forth above, we have not entered into any off-balance sheet arrangements and does not have any holdings in variable interest entities.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risk in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily a result of foreign currency exchange rates and interest rates, which are discussed in detail below.

Foreign currency risk

Our financial results are reported in U.S. dollars, changes in exchange rate between the USD and local currencies in those countries in which we operate (primarily the ILS) may affect the results of our operations. The USD cost of our operations in countries other than the United States, is negatively influenced by revaluation of the USD against other currencies.

During the six months ended June 30, 2021, the value of the U.S. dollar appreciated against the ILS by approximately 1.4%. Our most significant foreign currency exposures are related to our operations in Israel. The company is hedging its anticipating exposure by exchanging sufficient USD into ILS for three-to-four months ahead of time and monitoring the exchange rates over time.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by the Selling Securityholders of up to 120,898,676 ordinary shares, up to 7,237,209 warrants and up to 7,137,209 ordinary shares issuable upon exercise of warrants held by the Selling Securityholders.

The Selling Securityholders may from time to time offer and sell any or all of the ordinary shares and warrants set forth below pursuant to this prospectus. In this prospectus, the term “Selling Securityholders” includes (i) the entities identified in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus) and (ii) any donees, pledgees, transferees or other successors-in-interest that acquire any of the securities covered by this prospectus after the date of this prospectus from the named Selling Securityholders as a gift, pledge, partnership distribution or other non-sale related transfer.

The table below sets forth, as of the date of this prospectus, the name of the Selling Securityholders for which we are registering ordinary shares and warrants for resale to the public, and the aggregate principal amount that the Selling Securityholders may offer pursuant to this prospectus. In accordance with SEC rules, individuals and entities below are shown as having beneficial ownership over shares they own or have the right to acquire within 60 days, as well as shares for which they have the right to vote or dispose of such shares. Also in accordance with SEC rules, for purposes of calculating percentages of beneficial ownership, shares which a person has the right to acquire within 60 days of July 1, 2021 are included both in that person’s beneficial ownership as well as in the total number of shares issued and outstanding used to calculate that person’s percentage ownership but not for purposes of calculating the percentage for other persons. In some cases, the same ordinary shares are reflected more than once in the table below because more than one holder may be deemed the beneficial owner of the same ordinary shares.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares or warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of ordinary shares and warrants registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

The information in the table below is based upon information provided by the Selling Securityholders. The securities owned by the Selling Securityholders named below do not have voting rights different from the securities owned by other securityholders. Unless otherwise indicated, the business address of each beneficial owner listed in the tables below is c/o Innoviz Technologies Ltd. 2 Amal Street, Afek Industrial Park, Rosh HaAin, Israel 4809202.

Names And Addresses	Securities Beneficially Owned prior to this offering				Securities to be Sold in this offering		Securities Beneficially Owned after this offering
	Ordinary Shares	Percentage	Warrants	Percentage	Ordinary Shares	Warrants	Ordinary Shares	Percentage	Warrants	Percentage
Antara Capital Master Fund LP(1)	14,074,636	10.3%	4,071,962	25.1%	14,074,636	4,071,962	—	—	—	—
Magma Venture Capital IV L.P.(2)	9,206,725	7.0%	—	—	9,206,725	—	—	—	—	—
Vertex IV (C.I.) Fund, L.P.(3)	7,802,957	5.9%	—	—	7,802,957	—	—	—	—	—
SINO-BLR Industrial Investment Fund, L.P.((4)	5,013,208	3.8%	—	—	5,013,208	—	—	—	—	—
Omer David Keilaf(5)	5,584,821	4.2%	—	—	5,584,821	—	—	—	—	—
Delek Motors Ltd.(6)	4,349,707	3.3%	—	—	4,349,707	—	—	—	—	—
Shefa Capital – Innoviz Opportunity Fund, L.P.(7)	4,107,143	3.1%	—	—	4,107,143	—	—	—	—	—
Magna US Investments Inc.(8)	4,104,087	3.1%	—	—	4,104,087	—	—	—	—	—
Zohar Zisapel(9)	4,024,657	3.0%	—	—	4,024,657	—	—	—	—	—
Amiti Fund II, L.P.(10)	3,834,590	2.9%	—	—	3,834,590	—	—	—	—	—
SK China Company Limited(11)	3,342,139	2.5%	—	—	3,342,139	—	—	—	—	—
Oren Rosenzweig(12)	4,027,735	3.0%	—	—	4,027,735	—	—	—	—	—
Aptiv International Holdings (Luxembourg) S.a.r.l(13)	3,235,131	2.4%	—	—	3,235,131	—	—	—	—	—
West Fountain Global Fund Limited Partnership(14)	3,175,032	2.4%	—	—	3,175,032	—	—	—	—	—
Perception Capital Partners, LLC(15)	3,140,247	2.3%	3,065,247	18.9%	3,140,247	3,065,247	—	—	—	—
Magna International Inc.(16)	2,555,966	1.9%	—	—	2,555,966	—	—	—	—	—
Oren Buskila(17)	3,259,298	2.5%	—	—	3,259,298	—	—	—	—	—
Amit Steinberg(18)	2,530,409	1.9%	—	—	2,530,409	—	—	—	—	—
Alliance One Investment Singapore PTE Ltd.(19)	1,671,070	1.3%	—	—	1,671,070	—	—	—	—	—
D. E. Shaw Valence Portfolios, L.L.C.(20)	1,500,000	1.1%	—	—	1,500,000	—	—	—	—	—
The Phoenix Insurance Company Ltd.(21)	1,475,924	1.1%	—	—	1,475,924	—	—	—	—	—
Shotfut Menayot Chool Phoenix Amitim(22)	1,425,000	1.1%	—	—	1,425,000	—	—	—	—	—
Robolution Capital 1(23)	1,245,481	*	—	—	1,245,481	—	—	—	—	—
NAVER Corporation(24)	1,078,374	*	—	—	1,078,374	—	—	—	—	—
Alyeska Master Fund, L.P.(25)	1,000,000	*	—	—	1,000,000	—	—	—	—	—
Carilion Clinic(26)	1,000,000	*	—	—	1,000,000	—	—	—	—	—
Jefferies, LLC(27)	1,000,000	*	—	—	1,000,000	—	—	—	—	—
Retirement Plan of Carilion Clinic(28)	1,000,000	*	—	—	1,000,000	—	—	—	—	—
Samsung Oak Holdings, Inc.(29)	995,264	*	—	—	995,264	—	—	—	—	—
Michael and Klil Holdings (93) Ltd.(30)	873,401	*	—	—	873,401	—	—	—	—	—
Lomsha Ltd.(31)	873,401	*	—	—	873,401	—	—	—	—	—
The Phoenix Excellence Pension & Provident Fund Ltd.(32)	863,573	*	—	—	863,573	—	—	—	—	—
Glory Ventures Investments L.P.(33)	835,534	*	—	—	835,534	—	—	—	—	—
Kunlun Group Limited(34)	835,534	*	—	—	835,534	—	—	—	—	—
Meitav Dash Provident Funds and Pension Ltd.(35)	835,534	*	—	—	835,534	—	—	—	—	—
Global Bridge Capital USD Fund I, L.P.(36)	835,534	*	—	—	835,534	—	—	—	—	—
Harel Insurance Company Ltd. (Participating Funds)(37)	827,230	*	—	—	827,230	—	—	—	—	—
Arosa Opportunistic Fund LP(38)	825,000	*	—	—	825,000	—	—	—	—	—
MMCAP International Inc. SPC(39)	800,000	*	—	—	800,000	—	—	—	—	—

Names And Addresses	Securities Beneficially Owned prior to this offering						Securities to be Sold in this offering		Securities Beneficially Owned after this offering
	Ordinary Shares	Percentage		Warrants	Percentage		Ordinary Shares	Warrants	Ordinary Shares	Percentage	Warrants	Percentage
Senator Global Opportunity Master Fund L.P.(40)	750,000		*	—	—		750,000	—	—	—	—	—
Tech Opportunities LLC(41)	750,000		*	—	—		750,000	—	—	—	—	—
Harel Pension And Provident Ltd. solely on behalf of Harel Pension(42)	738,044		*	—	—		738,044	—	—	—	—	—
SB Global Champ Fund(43)	706,294		*	—	—		706,294	—	—	—	—	—
SB Next Media Innovation Fund(44)	706,294		*	—	—		706,294	—	—	—	—	—
Corbin ERISA Opportunity Fund, Ltd.(45)	670,000		*	—	—		670,000	—	—	—	—	—
Gaintech Co. Limited(46)	668,428		*	—	—		668,428	—	—	—	—	—
Brown Brother Harriman (Luxembourg) S.C.A. for the benefit of Fidelity Funds – America Growth(47)	617,805		*	—	—		617,805	—	—	—	—	—
Integrated Dynamic Enterprises Limited(48)	549,969		*	—	—		549,969	—	—	—	—	—
Odesey I, LP(49)	539,187		*	—	—		539,187	—	—	—	—	—
Champel Innoviz Limited(50)	524,669		*	—	—		524,669	—	—	—	—	—
OurCrowd (Investment in Inviz) L.P.(51)	519,494		*	—	—		519,494	—	—	—	—	—
D. E. Shaw Oculus Portfolios, L.L.C.(52)	500,000		*	—	—		500,000	—	—	—	—	—
Hudson Park Capital II LP(53)	500,000		*	—	—		500,000	—	—	—	—	—
BMO Nesbitt Burns Inc. ITF Polar Long/Short Master Fund(54)	464,660		*	—	—		464,660	—	—	—	—	—
Andrew Scott Townsend(55)	453,522		*	647,068	4.0%		453,522	—	—	—	647,068	4.0%
Harel Pension and Provident Ltd. solely on behalf of Harel Provident Fund(56)	431,955		*	—	—		431,955	—	—	—	—	—
Amiti Innoviz, L.P.(57)	431,353		*	—	—		431,353	—	—	—	—	—
Glory Ventures Investments Fund II L.P.(58)	431,353		*	—	—		431,353	—	—	—	—	—
Lion Point Master, LP(59)	400,000		*	—	—		400,000	—	—	—	—	—
Allied Holdings Ltd.(60)	382,784		*	—	—		382,784	—	—	—	—	—
Glazer Capital LLC(61)	350,000		*	—	—		350,000	—	—	—	—	—
The Linton Family Trust(62)	339,375		*	142,500		*	339,375	—	—	—	142,500		*
BMO Nesbitt Burns Inc. ITF Polar Multi-Strategy Master Fund(63)	335,340		*	—	—		335,340	—	—	—	—	—
Corbin Opportunity Fund, L.P.(64)	330,000		*	—	—		330,000	—	—	—	—	—
Champel Innoviz (BVI) Limited(65)	300,000		*	—	—		300,000	—	—	—	—	—
Smith Cove Capital Domestic Fund LP(66)	300,000		*	—	—		300,000	—	—	—	—	—
Cerca II Partners, L.P.(67)	283,079		*	—	—		283,079	—	—	—	—	—
Harel Insurance Company Ltd. (Nostro)(68)	262,909		*	—	—		262,909	—	—	—	—	—
Magma Venture Capital IV CEO Fund LP(69)	259,481		*	—	—		259,481	—	—	—	—	—
Maven Investment Partners US Ltd.(70)	250,000		*	—	—		250,000	—	—	—	—	—
GWW LLC(71)	230,312		*	118,750		*	230,312	—	—	—	118,750		*
David Zachary Windish(72)	210,467		*	380,000	2.3%		210,467	58,318	—	—	321,682	2.0%
Harel Pension and Provident Ltd. solely on behalf of Harel Study Fund(73)	199,225		*	—	—		199,225	—	—	—	—	—
Arosa Alternative Energy Fund LP(74)	175,000		*	—	—		175,000	—	—	—	—	—

Names And Addresses	Securities Beneficially Owned prior to this offering						Securities to be Sold in this offering		Securities Beneficially Owned after this offering
	Ordinary Shares	Percentage		Warrants	Percentage		Ordinary Shares	Warrants	Ordinary Shares	Percentage	Warrants	Percentage
Shipwright SPAC I LLC(75)	173,614		*	41,682		*	173,614	41,682	—	—	—	—
The Phoenix Insurance Company Ltd. (Nostro)(76)	242,107		*	—	—		242,107	—	—	—	—	—
IRA Resources FBO David Zachary Windish IRA(77)	104,479		*	—	—		104,479	—	—	—	—	—
Amihaz Lustig(78)	100,000		*	—	—		100,000	—	—	—	—	—
CVI Investments, Inc.(79)	100,000		*	—	—		100,000	—	—	—	—	—
Roy Ben Yami(80)	100,000		*	—	—		100,000	—	—	—	—	—
Integrated Dynamic Enterprises A Limited(81)	97,052		*	—	—		97,052	—	—	—	—	—
2702932 Ontario Inc.(82)	93,125		*	47,500		*	93,125	—	—	—	47,500		*
2702933 Ontario Inc.(83)	93,125		*	47,500		*	93,125	—	—	—	47,500		*
IRA Resources FBO Noah G. Levy IRA(84)	85,990		*	—	—		85,990	—	—	—	—	—
John Wilson Kello(85)	83,500		*	—	—		83,500	—	—	—	—	—
Eugene Dozortsev(86)	55,495		*	118,750	*		55,495	—	—	—	118,750		*
IRA Resources FBO Eugene Dozortsev IRA(87)	42,995		*	—	—		42,995	—	—	—	—	—
Brown Brother Harriman (Luxembourg) S.C.A. for the benefit of Fast – US Fund(88)	32,319		*	—	—		32,319	—	—	—	—	—
Richard Klaus Wagner(89)	28,561		*	—	—		28,561	—	—	—	—	—
Andrew David Klaus(90)	27,217		*	—	—		27,217	—	—	—	—	—
Timothy Rob Saunders(91)	25,407		*	—	—		25,407	—	—	—	—	—
Howell Family Trust(92)	25,312		*	71,250		*	25,312	—	—	—	71,250		*
Tzava Hakeva Saving Fund – Provident Funds Management Company Ltd. solely on behalf of Tzva Hakeva Savings Fund(93)	24,264		*	—	—		24,264	—	—	—	—	—
OurCrowd International Investment III L.P.(94)	19,693		*	—	—		19,693	—	—	—	—	—
JPMCL/23953/Fidelity Institutional America Fund(95)	18,303		*	—	—		18,303	—	—	—	—	—
Jeffery Nauta(96)	16,875		*	47,500		*	16,875	—	—	—	47,500		*
Jonathan Sherman(97)	16,407		*	—	—		16,407	—	—	—	—	—
Brian Robert Pilnick(98)	14,926		*	—	—		14,926	—	—	—	—	—
Noah G. Levy(99)	12,500		*	118,750		*	12,500	—	—	—	118,750		*
Dana Rivka Gross(100)	10,176		*	—	—		10,176	—	—	—	—	—
Mrinal Sood(101)	7,902		*	—	—		7,902	—	—	—	—	—
Harel Pension and Provident Ltd. solely on behalf of Harel Provident Investment For Children(102)	7,019		*	—	—		7,019	—	—	—	—	—
Nicholas Graham Schick(103)	6,673		*	—	—		6,673	—	—	—	—	—
Harel Pension and Provident Ltd. solely on behalf of Harel Provident Investment(104)	6,601		*	—	—		6,601	—	—	—	—	—
Tom Karo(105)	5,812		*	—	—		5,812	—	—	—	—	—
Harel Pension and Provident Ltd. solely on behalf of Harel General Plan(106)	5,364		*	—	—		5,364	—	—	—	—	—
LeAtid Pension Funds Management Company Ltd. solely on behalf of Atidit Pension Fund(107)	3,994		*	—	—		3,994	—	—	—	—	—
ESOP Management & Trust Services Ltd.(108)	1,623,737	1.2%		—	—		1,623,737	—	—	—	—	—

(1)

Consists of (a) 10,002,674 ordinary shares, (b) 4,071,962 ordinary shares issuable upon the exercise of warrants and (c) 4,071,962 warrants. The principal business address for Antara Capital Master Fund LP is 500 Fifth Avenue, Suite 2320, New York, NY 10110.

(2)

Prior to the closing of the Business Combination, Magma Venture Capital IV L.P. (“Magma Venture Capital”), together with Magma Venture Capital IV CEO Fund LP (“Magma Venture CEO” and, together with Magma Venture Capital, “Magma”), had the right to designate a member of the board of directors of the Company. Modi Rosen, a managing partner of Magma Venture Capital Management (IV) LP, the general partner of Magma Venture Capital, was a member of the board of directors of the Company until the closing of the Business Combination on April 5, 2021. For additional information on material relationships between Magma Venture Capital and the Company, please see “Major Shareholders and Related Party Transactions—Related Party Transactions” in our 2020 Annual Report, which is incorporated by reference herein. The principal business address for Magma Venture Capital is 22 Rothschild Blvd, 25th Floor, Tel Aviv, Israel.

(3)

Prior to the closing of the Business Combination, Vertex IV (C.I.) Fund, L.P. (“Vertex IV”) had the right to designate a member of the board of directors of the Company. Emanuel Timor, director of Vertex IV, was a member of the board of directors of the Company until the closing of the Business Combination on April 5, 2021. The principal business address for Vertex IV is Hagag North Tower, 28 HaArba’a Street, Tel Aviv-Yafo, Israel.

(4)

Prior to the closing of the Business Combination, SINO-BLR Industrial Investment Fund, L.P. (“SINO-BLR”) had the right to designate a member of the board of directors of the Company. Wang Yigang, director of SINO-BLR, was a member of the board of directors of the Company until the closing of the Business Combination on April 5, 2021. The principal business address for SINO-BLR is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(5)

Omer David Keilaf is the Chief Executive officer and a co-founder of the Company and is a member of the Company’s board of directors. For additional information on material relationships between Omer David Keilaf and the Company, please see “Major Shareholders and Related Party Transactions—Related Party Transactions” in our 2020 Annual Report, which is incorporated by reference herein.

(6)	The principal business address for Delek Motors Ltd. is P.O. Box 200, Moshav Nir Zvi, Israel 7290500.
(7)	The principal business address for Shefa Capital – Innoviz Opportunity Fund, L.P. is 27 Hospital Road, George Town, Grand Cayman, KY1-9008.
(8)

For information on material relationships between Magna US Investments Inc. and the Company, please see “Major Shareholders and Related Party Transactions—Related Party Transactions” in our 2020 Annual Report, which is incorporated by reference herein. The principal business address for Magna US Investments Inc. is c/o Magna Services of America Inc., 750 Tower Dr., Troy, MI 48098.

(9)	Zohar Zisapel was a member of the board of directors of the Company until October 2019. The principal business address for Zohar Zisapel is 24 Raul Wallenberg, Tel Aviv, Israel 6971920.
(10)	The principal business address for Amiti Fund II, L.P. is 22 Rothschild, Tel Aviv, Israel 6688218.
(11)	The principal business address for SK China Company Limited is Flat/Rm. 2503, Bank of America Tower, 12 Harcourt Rd, Central, Hong Kong.
(12)

Oren Rosenzweig is the Chief Business officer and a co-founder of the Company and is a member of the Company’s board of directors. For additional information on material relationships between Oren Rosenzweig and the Company, please see “Major Shareholders and Related Party Transactions—Related Party Transactions” in our 2020 Annual Report, which is incorporated by reference herein.

(13)	The principal business address for Aptiv International Holdings (Luxembourg) S.a.r.l is 12c rue Guillaume J. Kroll, L-1882, Luxembourg.
(14)

The principal business address for West Fountain Global Fund Limited Partnership is office of Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite #5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands.

(15)

Consists of (a) 75,000 ordinary shares, (b) 3,027,747 ordinary shares issuable upon the exercise of warrants and (c) 3,027,747 warrants. For information on material relationships between Perception Capital Partners, LLC and the Company, please see “Major Shareholders and Related Party Transactions—Related Party Transactions” in our 2020 Annual Report, which is incorporated by reference herein. The principal business address for Perception Capital Partners, LLC is 315 East Lake Street, Suite 301, Wayzata, MN 55391.

(16)

For information on material relationships between Magna International Inc. and the Company, please see “Major Shareholders and Related Party Transactions—Related Party Transactions” in our 2020 Annual Report, which is incorporated by reference herein. The principal business address for Magna International Inc. is 337 Magna Drive, Aurora, Ontario, Canada, L4G 7K1.

(17)

Oren Buskila is the Chief Research & Development officer and a co-founder of the Company. For additional information on material relationships between Oren Buskila and the Company, please see “Major Shareholders and Related Party Transactions—Related Party Transactions” in our 2020 Annual Report, which is incorporated by reference herein.

(18)	Amit Steinberg was an officer of the Company until February 2020. The principal business address for Amit Steinberg is 29 Derech Hakfar, Adanim, Israel.
(19)	The principal business address for Alliance One Investment Singapore PTE Ltd. is 152 Beach Road #14-03 Gateway East Singapore 189721.
(20)	The principal business address for D. E. Shaw Valence Portfolios, L.L.C. is 1166 Avenue of the Americas, 9th Floor, New York, NY 10036.
(21)	The principal business address for The Phoenix Insurance Company Ltd. is Derech Hashalom 53, Givatayim, Israel 5345433.
(22)	The principal business address for Shotfut Menayot Chool Phoenix Amitim is Derech Hashalom 53, Givatayim, Israel 5345433.
(23)	The principal business address for Robolution Capital 1 is 13 Avenue de l’Opéra, 75001 Paris, France.
(24)	The principal business address for NAVER Corporation is Buljeong-ro 6, Bundang-gu, Seongnam-si, Gyeonggi-do, Republic of Korea.
(25)	The principal business address for Alyeska Master Fund, L.P. is 77 W. Wacker, Suite 700, Chicago, IL 60601.
(26)	The principal business address for Carilion Clinic is 213 S Jefferson Street, Suite 807, Roanoke, VA 24011.
(27)	The principal business address for Jefferies, LLC is 101 Hudson Street, 11th Floor, Jersey City, NJ 07302-3915.
(28)	The principal business address for Retirement Plan of Carilion Clinic is 213 S Jefferson Street, Suite 807, Roanoke, VA 24011.
(29)	The principal business address for Samsung Oak Holdings, Inc. is 2480 Sand Hill Rd, Suite 101, Menlo Park, CA 94025.
(30)

Zohar Zisapel, sole owner and director of Michael and Klil Holdings (93) Ltd., was a member of the board of directors of the Company until October 2019. The principal business address for Michael and Klil Holdings (93) Ltd. is 24 Raul Wallenberg, Tel Aviv, Israel 6971920.

(31)

Zohar Zisapel, sole owner and director of Lomsha Ltd., was a member of the board of directors of the Company until October 2019. The principal business address for Lomsha Ltd. is 24 Raul Wallenberg, Tel Aviv, Israel 6971920.

(32)	The principal business address for The Phoenix Excellence Pension & Provident Fund Ltd. is Derech Hashalom 53, Givatayim, Israel 5345433.
(33)

The principal business address for Glory Ventures Investments L.P. is ICS Corporate Services (Cayman) Limited, 3-212 Governors Square, 23 Lime Tree Bay Ave., P.O. Box 30746, Seven Mile Beach, Grand Cayman KY1-1203, Cayman Islands.

(34)	The principal business address for Kunlun Group Limited is office 2846 & 2847, 28th Floor, Regus AIA Central, 1 Connaught Road, Central, Hong Kong.
(35)	The principal business address for Meitav Dash Provident Funds and Pension Ltd. is 30 Sheshet Hayamim Road, Bnei Brak, Israel 5112303.

(36)	The principal business address for Global Bridge Capital USD Fund I, L.P. is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(37)	The principal business address for Harel Insurance Company Ltd. (Participating Funds) is Abba Hillel 3, P.O. 1951 Ramat Gan, Israel 5252202.
(38)	The principal business address for Arosa Opportunistic Fund LP is 550 West 34th Street, Suite 2800, New York, NY 10001.
(39)

The principal business address for MMCAP Int’l Inc. SPC for and on behalf of MMCap Master Segregated Portfolio is Mourant Governance Service (Cayman) Ltd, 94 Solaris Ave Camana Bay, PO Box 1348, Grand Cayman, Cayman Island KY1-1108.

(40)

Senator Investment Group LP, or Senator, is investment manager of the selling security holder and may be deemed to have voting and dispositive power with respect to the shares. The general partner of Senator is Senator Management LLC (the “Senator GP”). Douglas Silverman controls Senator GP, and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling security holder. Mr. Silverman disclaims beneficial ownership of the shares held by the selling security holder. The principal business address for the foregoing entities and individuals is 510 Madison Avenue, 28th Floor, New York, NY 10022.

(41)

Hudson Bay Capital Management LP, the investment manager of Tech Opportunities LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Tech Opportunities LLC and Sander Gerber disclaims beneficial ownership over these securities. The address of the foregoing individuals and entities is c/o Hudson Bay Capital Management LP, 777 Third Avenue, 30th Floor, New York, NY 10017.

(42)	The principal business address for Harel Pension and Provident Ltd. solely on behalf of Harel Pension is Abba Hillel 3, P.O. 1951 Ramat Gan, Israel 5252202.
(43)	The principal business address for SB Global Champ Fund is 19F, B Wing, Kyobo Tower, 465, Gangnam-daero, Seocho-gu, Seoul, 06611, Korea.
(44)	The principal business address for SB Next Media Innovation Fund is 19F, B Wing, Kyobo Tower, 465, Gangnam-daero, Seocho-gu, Seoul, 06611, Korea.
(45)	The principal business address for Corbin ERISA Opportunity Fund, Ltd. is 590 Madison Avenue, 31st Floor, New York, NY 10022.
(46)

The principal business address for Gaintech Co. Limited is Portcullis (Cayman) Ltd of The Grand Pavilion Commercial Centre, Oleander Way, 802 West Bay Road, P.O. Box 32052, Grand Cayman, KY1-1208, Cayman Islands.

(47)	The principal business address for Brown Brother Harriman (Luxembourg) S.C.A. for the benefit of Fidelity Funds – America Growth is c/o HSBC Bank Plc, Level 29, 8 Canada Square, London E14 5HQ.
(48)	The principal business address for Integrated Dynamic Enterprises Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.
(49)	The principal business address for Odesey I, LP is 11 El Sueno, Orinda, CA 94563.
(50)	The principal business address for Champel Innoviz Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.
(51)	The principal business address for OurCrowd (Investment in Inviz) L.P. is 28 Derech Hebron, Jerusalem, Israel.
(52)	The principal business address for D. E. Shaw Oculus Portfolios, L.L.C. is 1166 Avenue of the Americas, 9th Floor, New York, NY 10036.
(53)	The principal business address for Hudson Park Capital II LP is 110 E 40th Street, Ste 903, New York, NY 10016.
(54)	The principal business address for BMO Nesbitt Burns Inc. ITF Polar Long/Short Master Fund is c/o Polar Asset Management Partners Inc., 401 Bay Street, Suite 1900, Toronto, Ontario M5H 2Y4.
(55)

The principal business address for Andrew Scott Townsend is 11700 Yaupon Holly Ln, Austin, TX 78738. Prior to the closing of the Business Combination, Andrew Scott Townsend was a member of the board of directors of Collective Growth Corporation.

(56)	The principal business address for Harel Pension and Provident Ltd. solely on behalf of Harel Provident Fund is Abba Hillel 3, P.O. 1951 Ramat Gan, Israel 5252202.

(57)	The principal business address for Amiti Innoviz, L.P. is 22 Rothschild, Tel Aviv, Israel 6688218.
(58)

The principal business address for Glory Ventures Investment Fund II L.P. is Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Ave., P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands.

(59)	The principal business address for Lion Point Master, LP is 250 W. 55th Street, 33rd Floor, New York, NY 10019.
(60)	The principal business address for Allied Holdings Ltd. is Sheshet Hayammim 31, Bnei-Brak, Israel 5120261.
(61)	The principal business address for Glazer Capital LLC is 250 W 55th Street, Suite 30A, New York, NY 10019.
(62)	The principal business address for The Linton Family Trust is 9 Shamrock Place, Ottawa, Ontario, K2R 1A9, Canada.
(63)	The principal business address for BMO Nesbitt Burns Inc. ITF Polar Multi-Strategy Master Fund is c/o Polar Asset Management Partners Inc., 401 Bay Street, Suite 1900, Toronto, Ontario M5H 2Y4.
(64)	The principal business address for Corbin Opportunity Fund, L.P. is 590 Madison Avenue, 31st Floor, New York, NY 10022.
(65)	The principal business address for Champel Innoviz (BVI) Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.
(66)	The principal business address for Smith Cove Capital Domestic Fund LP is One North Breakers Row, Suite 162, Palm Beach, FL 33480.
(67)	The principal business address for Cerca II Partners, L.P. is 72 Pinchas Rosen Street, Tel Aviv, Israel.
(68)	The principal business address for Harel Insurance Company Ltd. (Nostro) is Abba Hillel 3, P.O. 1951 Ramat Gan, Israel 5252202.
(69)

The principal business address for Magma Venture Capital IV CEO Fund LP (“Magma Venture CEO”) is 22 Rothschild Blvd, 25th Floor, Tel Aviv, Israel. Prior to the closing of the Business Combination, Magma Venture CEO, together with Magma Venture Capital, had the right to designate a member of the board of directors of the Company. Modi Rosen, a managing partner of Magma Venture Capital Management (IV) LP, the general partner of Magma Venture CEO, was a member of the board of directors of the Company until April 2021. For additional information on material relationships between Magma Venture Capital and the Company, please see “Major Shareholders and Related Party Transactions—Related Party Transactions” in our 2020 Annual Report, which is incorporated by reference herein.

(70)	The principal business address for Maven Investment Partners US Ltd. is 675 Third Ave., 15th Floor, New York, NY 10017.
(71)	The principal business address for GWW LLC is 1303 Pleasant Hill Rd, Fleetwood, PA 19522.
(72)	The principal business address for David Zachary Windish is 60 E 42nd Street, Suite 960, New York, NY 10165.
(73)	The principal business address for Harel Pension and Provident Ltd. solely on behalf of Harel Study Fund is Abba Hillel 3, P.O. 1951 Ramat Gan, Israel 5252202.
(74)	The principal business address for Arosa Alternative Energy Fund LP is 550 West 34th Street, Suite 2800, New York, NY 10001.
(75)

Prior to the closing of the Business Combination, Shipwright SPAC I LLC was the Sponsor (the “Sponsor”) of Collective Growth. The principal business address for the Sponsor is 1703 W. 5th Street, Suite 650, Austin, TX, 78703.

(76)	The principal business address for The Phoenix Insurance Company Ltd. (Nostro) is Derech Hashalom 53, Givatayim, Israel 5345433.
(77)	The principal business address for IRA Resources FBO David Zachary Windish IRA is 100 Broadway Site 350, Oakland, CA 94607.
(78)	The principal business address for Amihaz Lustig is 15 Vermiza Street, Apt. 241, Tel Aviv 6264214, Israel.
(79)	The principal business address for CVI Investments, Inc. is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, CA 94111.
(80)	The principal business address for Roy Ben Yami is 65 Derech Hasadot, Kfar Shmaryahu, Israel 4691000.
(81)	The principal business address for Integrated Dynamic Enterprises A Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.
(82)	The principal business address for 2702932 Ontario Inc. is 40 King Street West, Suite 2100, Toronto, Ontario, Canada M5H 3C2.

(83)

Prior to the closing of the Business Combination, Jonathan Sherman, the sole director and officer of 2702933 Ontario Inc., was a member of the board of directors of Collective Growth. The principal business address for 2702933 Ontario Inc. is 40 King Street West, Suite 2100, Toronto, Ontario, Canada M5H 3C2.

(84)	The principal business address for IRA Resources FBO Noah G. Levy IRA is 1000 Broadway, Suite 30, Oakland, CA 94607.
(85)

In March 2021, the Company entered into a consulting agreement with John Wilson Kello with respect to consulting services to be provided to the Company by Mr. Kello during the six-month period following the closing of the Business Combination. Mr. Kello will be paid $150,000 for such consulting services. The principal business address for Mr. Kello is 145 Reynolds Place, South Orange, NJ 07079.

(86)

Prior to the closing of the Business Combination, Eugene Dozortsev was a member of the board of directors of Collective Growth. The principal business address for Eugene Dozortsev is 1385 York Avenue, 5G, New York, NY 10021.

(87)

Prior to the closing of the Business Combination, Eugene Dozortsev, the beneficial owner of IRA Resources FBO Eugene Dozortsev IRA, was a member of the board of directors of Collective Growth. The principal business address for IRA Resources FBO Eugene Dozortsev IRA is 100 Broadway, Suite 350, Oakland, CA 94607.

(88)	The principal business address for Brown Brother Harriman (Luxembourg) S.C.A. for the benefit of FAST – US Fund is c/o HSBC Bank Plc, Level 29, 8 Canada Square, London E14 5HQ.
(89)	The principal business address for Richard Klaus Wagner is Rudolf-Guetlein-Weg 46, 81739 Munich, Germany.
(90)	The principal business address for Andrew David Klaus is 364 E Cruger Road, Washington, IL, 61571.
(91)	The principal business address for Timothy Rob Saunders is 390 Buena Vista Road, Rockcliffe, Ontario, K1M 1C1 Canada.
(92)	The principal business address for Howell Family Trust is 2808 S.W. 121 Street, Oklahoma City, OK 73173.
(93)

The principal business address for Tzava Hakeva Saving Fund – Provident Funds Management Company Ltd. solely on behalf of Tzva Hakeva Savings Fund is Abba Hillel 3, P.O. 1951 Ramat Gan, Israel 5252202.

(94)	The principal business address for OurCrowd International Investment III L.P. is 28 Derech Hebron, Jerusalem, Israel.
(95)	The principal business address for JPMCL/23953/Fidelity Institutional America Fund is Chase Nominees Limited, PO Box 7732, 1 Chaseside, Bournemouth, BH1 9XA.
(96)	The principal business address for Jeffrey Nauta is 5672 Cannon Hills Drive NE, ADA, MI 49301.
(97)

Prior to the closing of the Business Combination, Jonathan Sherman was a member of the board of directors of Collective Growth. The principal business address for Jonathan Sherman is 40 King Street West, Suite 2100, Toronto, Ontario, Canada M5H 3C2.

(98)	The principal business address of Brian Robert Pilnick is 1420 Dahlia Loop, San Jose, CA 95126.
(99)	The principal business address for Noah G. Levy is 60 E 42nd Street, Suite 960, New York, NY 10165.
(100)	The principal business address of Dana Rivka Gross is 84A Lamerhav St, Ramat Hasharon, Israel 4722633.
(101)	The principal business address of Mrinal Sood is 2297 Hudson Circle, Aurora, IL 60502.
(102)	The principal business address for Harel Pension and Provident Ltd. solely on behalf of Harel Provident Investment For Children is Abba Hillel 3, P.O. 1951 Ramat Gan, Israel 5252202.
(103)	The principal business address of Nicholas Graham Schick is Zillertalstrasse 45, 81373 Munich.
(104)	The principal business address for Harel Pension and Provident Ltd. solely on behalf of Harel Provident Investment is Abba Hillel 3, P.O. 1951 Ramat Gan, Israel 5252202.
(105)	The principal business address for Tom Karo is 300 Buchanan Street, Apt. 210, San Francisco, CA, 94102.
(106)	The principal business address for Harel Pension and Provident Ltd. solely on behalf of Harel General Plan is Abba Hillel 3, P.O. 1951 Ramat Gan, Israel 5252202.

(107)	The principal business address for LeAtid Pension Funds Management Company Ltd. solely on behalf of Atidit Pension Fund is Abba Hillel 3, P.O. 1951 Ramat Gan, Israel 5252202.
(108)	The principal business address for ESOP Management & Trust Services Ltd. is 26 Efal Street, Petah-Tikva, Israel 4951125.

PLAN OF DISTRIBUTION

We are registering (a) the issuance by us of up to 16,231,241 ordinary shares issuable upon exercise of the warrants, and (b) the resale of up to 120,898,676 ordinary shares, 7,237,209 warrants and 7,137,209 ordinary shares issuable upon the exercise of warrants by the Selling Securityholders.

We will not receive any proceeds from any sale by the Selling Securityholders of the ordinary shares or warrants being registered hereunder. However, we will receive cash proceeds equal to the total exercise price of warrants that are exercised for cash, or up to $186.7 million. See “Use of Proceeds.” We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

The Selling Securityholders may offer and sell, from time to time, some or all of the securities covered by this prospectus. As used herein, “Selling Securityholders” includes donees, pledgees, transferees or other successors-in-interest selling securities received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other non-sale related transfer. We have registered the securities covered by this prospectus for offer and sale so that those securities may be freely sold to the public by the Selling Securityholders. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by (or even issued to, in the case of ordinary shares issuable upon the exercise of such warrants) the Selling Securityholders.

Sales of the securities offered hereby may be effected by the Selling Securityholders from time to time in one or more types of transactions (which may include block transactions) on Nasdaq at prevailing market prices, in negotiated transactions, through put or call options transactions relating to the securities offered hereby, through short sales of the securities offered hereby, or a combination of such methods of sale. Such transactions may or may not involve brokers or dealers. In effecting sales, brokers or dealers engaged by the Selling Securityholder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those broker-dealers may be deemed to be underwriting commissions under the Securities Act. The Selling Securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any broker-dealers regarding the sale of the securities covered by this prospectus.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

Upon our being notified by any Selling Securityholder that any material arrangement has been entered into with a broker-dealer for the sale of securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the name of the participating broker-dealer(s);

•	the specific securities involved;

•	the initial price at which such securities are to be sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

•	other facts material to the transaction.

The Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities in the course of hedging positions they assume with the Selling Securityholders. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

FOREIGN EXCHANGE CONTROLS AND OTHER LIMITATIONS

Israeli law and regulations do not impose any material foreign exchange restrictions on non-Israeli holders of our ordinary shares and warrants.

Non-residents of Israel who purchase our ordinary shares will be able to convert dividends, if any, thereon, and any amounts payable upon our dissolution, liquidation or winding up, as well as the proceeds of any sale in Israel of our ordinary shares to an Israeli resident, into freely repairable dollars, at the exchange rate prevailing at the time of conversion, provided that the Israeli income tax has been withheld (or paid) with respect to such amounts or an exemption has been obtained.

TAXATION

Taxation and government programs

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our ordinary shares and warrants. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Israeli tax considerations and government programs

The following is a brief summary of the material Israeli tax laws applicable to us, and certain Israeli Government programs that benefit us. This section also contains a discussion of material Israeli tax consequences concerning the ownership and disposition of our ordinary shares. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. To the extent that the discussion is based on new tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below.

General corporate tax structure in Israel

Israeli companies are generally subject to corporate tax. In December 2016, the Israeli Parliament approved the Economic Efficiency Law (Legislative Amendments for Applying the Economic Policy for the 2017 and 2018 Budget Years) which reduces the corporate income tax rate from 25% to 24% effective from January 1, 2017, and to 23% effective from January 1, 2018. However, the effective tax rate payable by a company that derives income from a Preferred Enterprise, a Special Preferred Enterprise, a Preferred Technology Enterprise or a Special Preferred Technology Enterprise (as discussed below) may be considerably less. Capital gains derived by an Israeli company are generally subject to the corporate tax rate.

Law for the Encouragement of Industry (Taxes), 5729-1969

The Law for the Encouragement of Industry (Taxes), 5729-1969, generally referred to as the Industry Encouragement Law, provides several tax benefits for “Industrial Companies.” We believe that we currently qualify as an Industrial Company within the meaning of the Industry Encouragement Law.

The Industry Encouragement Law defines an “Industrial Company” as an Israeli resident-company, of which 90% or more of its income in any tax year, other than income from certain government loans, is derived from an “Industrial Enterprise” owned by it and located in Israel or in the “Area”, in accordance with the definition under section 3A of the Israeli Income Tax Ordinance (New Version) 1961, or the Ordinance. An “Industrial Enterprise” is defined as an enterprise whose principal activity in a given tax year is industrial production.

Following are the main tax benefits available to Industrial Companies:

•

Amortization of the cost of purchased patent, rights to use a patent, and know-how, which are used for the development or advancement of the Industrial Enterprise, over an eight-year period, commencing on the year in which such rights were first exercised;

•	Under limited conditions, an election to file consolidated tax returns with controlled Israeli Industrial Companies;

•	Expenses related to a public offering are deductible in equal amounts over three years commencing on the year of the offering.

Eligibility for benefits under the Industry Encouragement Law is not contingent upon approval of any governmental authority.

Tax benefits and grants for research and development

Israeli tax law allows, under certain conditions, a tax deduction for expenditures, including capital expenditures, for the year in which they are incurred. Expenditures are deemed related to scientific research and development projects, if:

•	The expenditures are approved by the relevant Israeli government ministry, determined by the field of research;

•	The research and development must be for the promotion of the company; and

•	The research and development is carried out by or on behalf of the company seeking such tax deduction.

The amount of such deductible expenses is reduced by the sum of any funds received through government grants for the finance of such scientific research and development projects. No deduction under these research and development deduction rules is allowed if such deduction is related to an expense invested in an asset depreciable under the general depreciation rules of the Ordinance. Expenditures that are unqualified under the conditions above are deductible in equal amounts over three years.

From time to time we may apply to the Israel Innovation Authority for approval to allow a tax deduction for all or most of research and development expenses during the year incurred. There can be no assurance that such application will be accepted. If we will not be able to deduct research and development expenses during the year of the payment, we will be able to deduct research and development expenses during a period of three years commencing in the year of the payment of such expenses.

Law for the Encouragement of Capital Investments 5719-1959

The Law for the Encouragement of Capital Investments, 5719-1959, generally referred to as the Investment Law, provides certain incentives for capital investments in production facilities (or other eligible assets).

The Investment Law was significantly amended effective as of April 1, 2005 (the “2005 Amendment”), as of January 1, 2011 (the “2011 Amendment”) and as of January 1, 2017 (the “2017 Amendment”). Pursuant to the 2005 Amendment, tax benefits granted in accordance with the provisions of the Investment Law prior to its revision by the 2005 Amendment remain in force but any benefits granted subsequently are subject to the provisions of the amended Investment Law. Similarly, the 2011 Amendment introduced new benefits to replace those granted in accordance with the provisions of the Investment Law in effect prior to the 2011 Amendment. However, companies entitled to benefits under the Investment Law as in effect prior to January 1, 2011 were entitled to choose to continue to enjoy such benefits, provided that certain conditions are met, or elect instead, irrevocably, to forego such benefits and have the benefits of the 2011 Amendment apply. The 2017 Amendment introduces new benefits for Technological Enterprises, alongside the existing tax benefits.

Tax benefits under the 2011 amendment

The 2011 Amendment canceled the availability of the benefits granted to Industrial Companies under the Investment Law prior to 2011 and, instead, introduced new benefits for income generated by a “Preferred Company” through its “Preferred Enterprise” (as such terms are defined in the Investment Law) as of January 1, 2011. The definition of a Preferred Company includes a company incorporated in Israel that is not fully owned by a governmental entity, and that has, among other things, Preferred Enterprise status and is controlled and managed from Israel. Pursuant to the 2011 Amendment, a Preferred Company is entitled to a reduced corporate tax rate of 15% with respect to its income derived by its Preferred Enterprise in 2011 and 2012, unless the Preferred Enterprise is located in a specified development zone, in which case the rate will be 10%. Under the 2011 Amendment, such corporate tax rate was reduced from 15% and 10%, respectively, to 12.5% and 7%, respectively, in 2013, 16% and 9% respectively, in 2014, 2015 and 2016, and 16% and 7.5%, respectively, in 2017 and thereafter. Income derived by a Preferred Company from a “Special Preferred Enterprise” (as such term is defined in the Investment Law) would be entitled, during a benefits period of 10 years, to further reduced tax rates of 8%, or 5% if the Special Preferred Enterprise is located in a certain development zone.

Dividends distributed from income which is attributed to a “Preferred Enterprise” will be subject to withholding tax at source at the following rates: (i) Israeli resident corporations-0%, (although, if such dividends are subsequently distributed to individuals or a non-Israeli company the below rates detailed in sub sections (ii) and (iii) shall apply) (ii) Israeli resident individuals-20% (iii) non-Israeli residents (individuals and corporations)- 25% or 30%, and subject to the receipt in advance of a valid certificate from the Israel Tax Authority (“ITA”) allowing for a reduced tax rate—20% or a reduced tax rate under the provisions of any applicable double tax treaty.

We currently do not intend to implement the 2011 Amendment.

New tax benefits under the 2017 amendment that became effective on January 1, 2017

The 2017 Amendment provides that a technology company satisfying certain conditions will qualify as a “Preferred Technology Enterprise” and will thereby enjoy a reduced corporate tax rate of 12% on income that qualifies as “Preferred Technology Income”, as defined in the Investment Law. The tax rate is further reduced to 7.5% for a Preferred Technology Enterprise located in development zone “A”. In addition, a Preferred Technology Company will enjoy a reduced corporate tax rate of 12% on capital gain derived from the sale of certain “Benefitted Intangible Assets” (as defined in the Investment Law) to a related foreign company if the Benefitted Intangible Assets were acquired from a foreign company on or after January 1, 2017 for at least NIS 200 million, and the sale receives prior approval from the Israel Innovation Authority. The 2017 Amendment further provides that a technology company satisfying certain conditions (group consolidated revenues of at least NIS 10 billion) will qualify as a “Special Preferred Technology Enterprise” and will thereby enjoy a reduced corporate tax rate of 6% on “Preferred Technology Income” regardless of the company’s geographic location within Israel. In addition, a Special Preferred Technology Enterprise will enjoy a reduced corporate tax rate of 6% on capital gain derived from the sale of certain “Benefitted Intangible Assets” to a related foreign company if the Benefitted Intangible Assets were either developed by the Special Preferred Enterprise or acquired from a foreign company on or after January 1, 2017, and the sale received prior approval from the Israel Innovation Authority. A Special Preferred Technology Enterprise that acquires Benefitted Intangible Assets from a foreign company for more than NIS 500 million will be eligible for these benefits for at least ten years, subject to certain approvals as specified in the Investment Law.

Dividends distributed to Israeli shareholders by a Preferred Technology Enterprise or a Special Preferred Technology Enterprise, paid out of Preferred Technology Income, are generally subject to withholding tax at source at the rate of 20% (in the case of non-Israeli shareholders—subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate, 20% or such lower rate as may be provided in an applicable tax treaty). However, if such dividends are paid to an Israeli company, no tax is required to be withheld (although, if such dividends are subsequently distributed to individuals or a non-Israeli company, withholding tax at a rate of 20% or such lower rate as may be provided in an applicable tax treaty, will apply). If such dividends are distributed to a foreign company that holds solely or together with other foreign companies 90% or more in the Israeli company and other conditions are met, the withholding tax rate will be 4%.

We believe that we may be eligible to the tax benefits under the 2017 Amendment.

Taxation of our shareholders

Capital gains taxes applicable to non-Israeli resident shareholders

A non-Israeli resident who derives capital gains from the sale of shares in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel, should be exempt from Israeli tax unless, among others, the shares were held through a permanent establishment that the non-resident maintains in Israel. If not exempt, a non-Israeli resident shareholder would generally be subject to tax on capital gain at the ordinary corporate tax rate (23% in 2021), if generated by a company, or at the rate of 25%, if generated by an individual, or 30%, if generated by an individual who is a “substantial shareholder” (as defined under the Tax Ordinance), at the time of sale or at any time during the preceding 12-month period (or if the shareholder claims a deduction for interest and linkage differences expenses in connection with the purchase and holding of such shares). A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include, among others, the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right. Individual and corporate shareholders dealing in securities in Israel are taxed at the tax rates applicable to business income (a corporate tax rate for a corporation (23% in 2021) and a marginal tax rate of up to 47% for an individual in 2021 (excluding excess tax as discussed below)) unless contrary provisions in a relevant tax treaty apply. Non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a controlling interest more than 25% in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. In addition, such exemption is not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income.

Additionally, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under Convention Between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, as amended (the “United States Israel Tax Treaty”), the sale, exchange or other disposition of shares by a shareholder who is a United States resident (for purposes of the treaty) holding the shares as a capital asset and is entitled to claim the benefits afforded to such a resident by the U.S. Israel Tax Treaty (a “Treaty U.S. Resident”) is generally exempt from Israeli capital gains tax unless: (i) the capital gain arising from such sale, exchange or disposition is attributed to real estate located in Israel; (ii) the capital gain arising from such sale, exchange or disposition is attributed to royalties; (iii) the capital gain arising from the such sale, exchange or disposition is attributed to a permanent establishment in Israel, under certain terms; (iv) such Treaty U.S. Resident holds, directly or indirectly, shares representing 10% or more of the voting capital during any part of the 12 month period preceding the disposition, subject to certain conditions; or (v) such Treaty U.S. Resident is an individual and was present in Israel for 183 days or more during the relevant taxable year. In each case, the sale, exchange or disposition of our ordinary shares would be subject to Israeli tax, to the extent applicable; however, under the United States-Israel Tax Treaty, the taxpayer may be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations under U.S. law applicable to foreign tax credits. The United States-Israel Tax Treaty does not provide such credit against any U.S. state or local taxes.

In some instances where our shareholders may be liable for Israeli tax on the sale of their ordinary shares, the payment of the consideration may be subject to the withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale (i.e., resident certificate or other documentation). Specifically, in transactions involving a sale of all of the shares of an Israeli resident company, in the form of a merger or otherwise, the ITA may require from shareholders who are not liable for Israeli tax to sign declarations in forms specified by this authority or obtain a specific exemption from the ITA to confirm their status as non-Israeli tax residents, and, in the absence of such declarations or exemptions, may require the purchaser of the shares to withhold taxes at source.

Taxation of non-Israeli shareholders on receipt of dividends

Non-Israeli residents (either individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%, which tax will be withheld at source, unless relief is provided in a treaty between Israel and the shareholder’s country of residence (subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate). With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. Such dividends are generally subject to Israeli withholding tax at a rate of 25% so long as the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not) and, subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate, 15% if the dividend is distributed from income attributed to an Approved Enterprise or a Beneficiary Enterprise and 20% if the dividend is distributed from income attributed to a Preferred Enterprise or Preferred Technology Enterprise or such lower rate as may be provided in an applicable tax treaty. For example, under the United States Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a Treaty U.S. Resident is 25%. However, generally, the maximum rate of withholding tax on dividends, not generated by a Preferred Enterprise or Beneficiary Enterprise, that are paid to a United States corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, is 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest. The aforementioned rates under the United States- Israel Tax Treaty would not apply if the dividend income is derived through a permanent establishment of the U.S. resident in Israel. If the dividend is attributable partly to income derived from an Approved Enterprise, Benefited Enterprise or Preferred Enterprise, and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability.

A non-Israeli resident who receives dividends from which tax was withheld is generally exempt from the obligation to file tax returns in Israel with respect to such income, provided that (i) such income was not generated from business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed, and (iii) the taxpayer is not obligated to pay excess tax (as further explained below).

Surtax

Subject to the provisions of an applicable tax treaty, individuals who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax at a rate of 3% on annual income (including, but not limited to, dividends, interest and capital gain) exceeding NIS 647,640 for 2021, which amount is linked to the annual change in the Israeli consumer price index.

Estate and Gift Tax

Israeli law presently does not impose estate or gift taxes.

United States federal income taxation

The following is a description of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our ordinary shares and warrants. This description addresses only the U.S. federal income tax consequences to U.S. Holders (as defined below) that hold our ordinary shares or warrants as capital assets within the meaning of Section 1221 of the Code, and that have the U.S. dollar as their functional currency.

This discussion is based upon the Code, applicable U.S. Treasury regulations, administrative pronouncements and judicial decisions, in each case as in effect on the date hereof, all of which are subject to change (possibly with retroactive effect). No ruling has been or will be requested from the Internal Revenue Service (the “IRS”) regarding the tax consequences of the acquisition, ownership or disposition of the ordinary shares and warrants, and there can be no assurance that the IRS will agree with the discussion set out below. This summary does not address any U.S. tax consequences other than U.S. federal income tax consequences (e.g., the estate and gift tax or the Medicare tax on net investment income) and does not address any state, local or non-U.S. tax consequences.

This description does not address tax considerations applicable to holders that may be subject to special tax rules, including, without limitation:

•	banks, financial institutions or insurance companies;

•	real estate investment trusts or regulated investment companies;

•	dealers or brokers;

•	traders that elect to mark to market;

•	tax exempt entities or organizations;

•	“individual retirement accounts” and other tax deferred accounts;

•	certain former citizens or long term residents of the United States;

•	persons that are resident or ordinarily resident in or have a permanent establishment in a jurisdiction outside the United States;

•	persons that acquired our ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation for the performance of services;

•	persons holding our ordinary shares or warrants as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;

•	partnerships or other pass through entities and persons holding ordinary shares or warrants through partnerships or other pass through entities; or

•	holders that own directly, indirectly or through attribution 10% or more of the total voting power or value of all of our outstanding shares.

For purposes of this description, a “U.S. Holder” is a beneficial owner of our ordinary shares or warrants that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if such trust has validly elected to be treated as a United States person for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of the substantial decisions of such trust.

If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our ordinary shares or warrants, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor as to the particular U.S. federal income tax consequences of acquiring, owning and disposing of our ordinary shares or warrants in its particular circumstance.

You should consult your tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning and disposing of our ordinary shares and warrants.

Distributions on ordinary shares

Subject to the discussion under “—Passive Foreign Investment Company considerations” below, the gross amount of any distribution made to you with respect to our ordinary shares, before reduction for any Israeli taxes withheld therefrom, generally will be includible in your income as dividend income on the date on which the dividends are actually or constructively received, to the extent such distribution is paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. To the extent that the amount of any distribution by us exceeds our current and accumulated earnings and profits as determined under U.S. federal income tax principles, it will be treated first as a tax free return of your adjusted tax basis in our ordinary shares and thereafter as capital gain. However, we do not expect to maintain calculations of our earnings and profits under U.S. federal income tax principles and, therefore, you should expect that the entire amount of any distribution generally will be reported as dividend income to you. If you are a non-corporate U.S. Holder you may qualify for the lower rates of taxation with respect to dividends on ordinary shares applicable to long term capital gains (i.e., gains from the sale of capital assets held for more than one year), provided that we are not a PFIC (as discussed below under “—Passive Foreign Investment Company considerations”) with respect to you in our taxable year in which the dividend was paid or in the prior taxable year and certain other conditions are met, including certain holding period requirements and the absence of certain risk reduction transactions. However, such dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders.

Dividends paid to you with respect to our ordinary shares generally will be treated as foreign source income, which may be relevant in calculating your foreign tax credit limitation. Subject to certain conditions and limitations, Israeli tax withheld on dividends may be credited against your U.S. federal income tax liability or, at your election, be deducted from your U.S. federal taxable income. Dividends that we distribute generally should constitute “passive category income” for purposes of the foreign tax credit. A foreign tax credit for foreign taxes imposed on distributions may be denied if you do not satisfy certain minimum holding period requirements. The rules relating to the determination of the foreign tax credit are complex, and you should consult your tax advisor to determine whether and to what extent you will be entitled to this credit.

Sale, exchange or other disposition of ordinary shares and warrants

Subject to the discussion under “Passive Foreign Investment Company considerations” below, you generally will recognize gain or loss on the sale, exchange or other disposition of our ordinary shares or warrants equal to the difference between the amount realized on such sale, exchange or other disposition and your adjusted tax basis in our ordinary shares or warrants, and such gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, capital gain from the sale, exchange or other disposition of ordinary shares or warrants is currently generally eligible for a preferential rate of taxation applicable to capital gains, if your holding period for such ordinary shares or warrants exceeds one year (i.e., such gain is long term capital gain). The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations under the Code. Any such gain or loss that a U.S. Holder recognizes generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.

Exercise or lapse of a warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of an ordinary share on the exercise of a warrant for cash. A U.S. Holder’s tax basis in the ordinary shares received upon exercise of warrants generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the warrants exchanged therefor and the exercise price. The U.S. Holder’s holding period for ordinary shares received upon exercise of warrants will begin on the date following the date of exercise (or possibly the date of exercise) of the warrants and will not include the period during which the U.S. Holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current U.S. federal income tax law. A cashless exercise may be tax-deferred, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-deferred situation, a U.S. Holder’s basis in the ordinary shares received would equal the U.S. Holder’s basis in the warrants exercised therefore. If the cashless exercise is not treated as a realization event, a U.S. Holder’s holding period in the ordinary shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares would include the holding period of the warrants exercised therefore.

It is also possible that a cashless exercise of a warrant could be treated in part as a taxable exchange in which gain or loss would be recognized in the manner set forth above under “—Sale, exchange or other disposition of ordinary shares and warrants” In such event, a U.S. Holder could be deemed to have surrendered warrants equal to the number of ordinary shares having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount generally equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the ordinary shares received would equal the sum of the U.S. Holder’s tax basis in the warrants deemed exercised and the exercise price of such warrants. A U.S. Holder’s holding period for the ordinary shares received in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of warrants.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of ordinary shares for which the warrants may be exercised or to the exercise price of the warrants in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a warrant would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (for instance, through an increase in the number of ordinary shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash or other property such as other securities to the holders of the ordinary shares which is taxable to such holders under “—Distributions on ordinary shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such warrant received a cash distribution from us equal to the fair market value of such increased interest.

Passive Foreign Investment Company considerations

In general, a non-U.S. corporation will be classified as a “passive foreign investment company” or “PFIC” for any taxable year if at least (i) 75% of its gross income is classified as “passive income” or (ii) 50% of its gross assets (generally determined on the basis of a quarterly average) produce or are held for the production of passive income. Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions and the excess of gains over losses from the disposition of assets which produce passive income. For these purposes, cash and other assets readily convertible into cash are considered passive assets, and goodwill and other unbooked intangibles are generally taken into account. In making this determination, the non-U.S. corporation is treated as earning its proportionate share of any income and owning its proportionate share of any assets of any corporation in which it directly or indirectly holds 25% or more (by value) of the stock.

Based on the current and anticipated composition of our income, assets and operations, and those of our subsidiaries, there is a significant risk that we will be a PFIC for U.S. federal income tax purposes for 2021 or in future taxable years. However, because PFIC status is based on our income, assets and activities for the entire taxable year, it is not possible to determine whether we will be characterized as a PFIC for our current taxable year or future taxable years until after the close of the applicable taxable year. Moreover, we must determine our PFIC status annually based on tests that are factual in nature, and our status in the current year and future years will depend on our income, assets and activities in each of those years and, as a result, cannot be predicted with certainty as of the date hereof.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares or warrants and, in the case of our ordinary shares, the U.S. Holder did not make either a timely qualified electing fund (“QEF”) election or a mark-to-market election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, as described below, such holder generally will be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or warrants; and

•

any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares and warrants;

•

the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•

the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above with respect to our ordinary shares (but not our warrants) by making a timely QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends.

A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge. A U.S. Holder may not make a QEF election with respect to its warrants. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants), under currently proposed Treasury regulations, any gain recognized generally may be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election. One type of purging election creates a deemed sale of such shares at their fair market value. Any gain recognized in this deemed sale will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of this election, the U.S. Holder will have additional basis and, solely for purposes of the PFIC rules, a new holding period in the ordinary shares acquired upon the exercise of the warrants. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances (including a potential separate “deemed dividend” purging election that may be available if we are a “controlled foreign corporation” for U.S. federal income tax purposes).

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us. If we determine we are a PFIC for any taxable year, we intend to provide U.S. Holders with the required information on an annual basis to allow U.S. Holders to make a QEF election with respect to their ordinary shares. There can be no assurance, however, that we will timely provide such information for the current taxable year or subsequent taxable years. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election.

If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed under the PFIC rules. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules.

Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such ordinary shares for any taxable year of us that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold)

ordinary shares, the PFIC rules discussed above will continue to apply to such ordinary shares unless the U.S. Holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period. Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) ordinary shares and for which we are determined to be a PFIC, such U.S. Holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. Such a U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Such U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to our warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

Certain of the PFIC rules may impact U.S. Holders with respect equity interests in subsidiaries and other entities which we may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance, however, that we do not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. If we own any interests in a Lower-Tier PFIC, a U.S. Holder generally must make a separate QEF election for each Lower-Tier PFIC, subject to our providing the relevant tax information for each Lower- Tier PFIC on an annual basis. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries. A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis in certain circumstances which include, but are not limited to, if a U.S. Holder recognizes gain on a disposition of such ordinary shares or receives distributions with respect to such ordinary shares. U.S. Holders should consult their tax advisors regarding any reporting requirements that may apply to them if we are a PFIC.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex, are unclear in certain respects, and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of ordinary shares or warrants should consult their tax advisors concerning the application of the PFIC rules to our ordinary shares or warrants under their particular circumstances.

Backup withholding tax and certain information reporting requirements

Distribution payments on, and proceeds paid from the sale or other taxable disposition of, the ordinary shares and warrants may be subject to information reporting to the IRS. In addition, a U.S. Holder may be subject to backup withholding on payments received in connection with distribution payments and proceeds from the sale or other taxable disposition of ordinary shares or warrants made within the United States or through certain U.S. related financial intermediaries.

Backup withholding will not apply, however, to a U.S. Holder that furnishes a correct taxpayer identification number, provides other required certification and otherwise complies with the applicable requirements of the backup withholding rules or that is otherwise exempt from backup withholding (and, when required, demonstrates such exemption). Backup withholding is not an additional tax. Rather, any amount withheld under the backup withholding rules will be creditable or refundable against the U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign asset reporting

Certain U.S. Holders are required to report their holdings of certain foreign financial assets, including equity of foreign entities, if the aggregate value of all of these assets exceeds certain threshold amounts, by filing IRS Form 8938 with their federal income tax return. Our ordinary shares and warrants are expected to constitute foreign financial assets subject to these requirements unless the ordinary shares or warrants are held in an account at certain financial institutions. U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of our ordinary shares and warrants and the significant penalties for non-compliance.

The above description is not intended to constitute a complete analysis of all Tax consequences relating to acquisition, ownership and disposition of our ordinary shares and warrants. You should consult your tax advisor concerning the tax consequences of your particular situation.

OFFERING EXPENSES

We estimate the following expenses in connection with the offer and sale of our ordinary shares and warrants by the Selling Securityholders. With the exception of the SEC Registration Fee, all amounts are estimates.

SEC Registration Fee	$143,428.91
FINRA filing fee	*
Legal fees and expenses	*
Accountants’ fees and expenses	*
Printing expenses	*
Transfer agent fees and expenses	*
Miscellaneous expenses	*
Total	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Under agreements to which we are party with the Selling Securityholders, we have agreed to bear all expenses relating to the registration of the resale of the securities pursuant to this prospectus.

LEGAL MATTERS

The legality of the ordinary shares offered by this prospectus and certain other Israeli legal matters will be passed upon for Innoviz by Meitar | Law Offices, Ramat Gan, Israel. The legality of the warrants offered by this prospectus and certain other legal matters relating to U.S. law will be passed upon for Innoviz by Latham & Watkins LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Innoviz Technologies Ltd. at December 31, 2019 and 2020, and for each the two years in the period ended December 31, 2020, incorporated by reference in this prospectus and registration statement have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The current address of Kost Forer Gabbay & Kasierer is 144 Menachem Begin Road, Building A, Tel Aviv 6492101, Israel.

The financial statements of Collective Growth Corporation as of December 31, 2020 and 2019 and for the year ended December 31, 2020 and for the period from December 10, 2019 (inception) through December 31, 2019, included in this prospectus and registration statement have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Collective Growth Corporation to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given upon such firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES AND

AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES

We are incorporated in Israel, most of our executive officers and directors and the Israeli experts named herein are non-residents of the United States, and a substantial portion of our assets and the assets of such persons are located outside of the United States. For further information regarding enforceability of civil liabilities against us and certain other persons, please see the risk factor in Item 3.D of our 2020 Annual Report under the heading “Risks Related to Our Operations in Israel—It may be difficult to enforce a U.S. judgment against us, our officers and directors and the Israeli experts named in this Annual Report in Israel or the United States, or to assert U.S. securities laws claims in Israel or serve process on our officers and directors and these experts.”

AUTHORIZED REPRESENTATIVE

Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act is Cogency Global Inc., 22 East 42nd Street, 18th Floor New York, NY 10168.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION

OF INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

•	the Company’s Annual Report on Form 20-F for the year ended December 31, 2020 filed with the SEC on April 21, 2021;

•	the Company’s Current Reports on Form 6-K filed with the SEC on June 2, 2021 and August 11, 2021; and

•

the description of the Company’s ordinary shares contained in the Company’s registration statement on Form 8-A (File No. 001-40310), filed with the SEC on April 5, 2021, including any amendments or reports filed for the purpose of updating such description.

We have filed a registration statement on Form F-1 to register with the SEC the resale of the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities.

The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document (a post-effective amendment to the registration statement of which this prospectus forms a part, or a prospectus supplement to this prospectus) that we may file with the SEC may update and replace statements in and portions of this prospectus or the above-listed documents.

We are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, or the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We publish annually an annual report filed on Form 20-F containing financial statements that have been examined and reported on, with an opinion expressed by, a qualified independent auditor or certified public accountant. We prepare our annual financial statements in United States dollars and in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. If there is any inconsistency between the information in this prospectus and in any post-effective amendment to the Form F-1 of which this prospectus is a part, or in any prospectus supplement, you should rely on the information in the post-effective amendment or prospectus supplement, as relevant. You should read this prospectus and any post-effective amendment or prospectus supplement together with the additional information contained in documents listed above under the heading “Where You Can Find More Information; Incorporation of Information by Reference.” The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, the securities offered under this prospectus, and our other outstanding securities. The registration statement, including the exhibits, can be read at the SEC’s website or at the SEC’s offices mentioned above under “Where You Can Find More Information; Incorporation of Information by Reference.”

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (and any exhibits specifically incorporated in such information), at no cost, upon written or oral request to us at the following address:

Innoviz Technologies Ltd.

2 Amal St.

Rosh HaAin

4809202

Israel

Attention: Chief Financial Officer

You may also obtain information about us by visiting our website at www.innoviz-tech.com. Information contained in our website is not part of this prospectus.

You should rely only on the information contained or incorporated in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not rely on any other representations. Our affairs may change after this prospectus or any supplement is distributed. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. You should read all information supplementing this prospectus.

INDEX TO FINANCIAL STATEMENTS

Unaudited Financial Statements of Innoviz Technologies Ltd.
Condensed Consolidated Balance Sheets as of December 31, 2020 and June 30, 2021	F-2
Condensed Consolidated Statements of Operations for the Six Months and Three Months Ended June 30, 2020 and 2021	F-4
Condensed Consolidated Statements of Changes in Shareholders’ Equity (Deficit) for the Six Months and Three Months Ended June 30, 2020 and 2021	F-5
Condensed Consolidated Statements of Cash Flow for the Six Months and Three Months Ended June 30, 2020 and 2021	F-7
Notes to the Condensed Consolidated Financial Statements	F-9

Audited Financial Statements of Innoviz Technologies Ltd.
Report of Independent Registered Public Accounting Firm	F-24
Consolidated Balance Sheets as of December 31, 2020 and 2019	F-25
Consolidated Statements of Operations for each of the two years in the period ended December 31, 2020	F-27
Consolidated Statements of Shareholder Equity for each of the two years in the period ended December 31, 2020	F-28
Consolidated Statements of Cash Flow for each of the two years in the period ended December 31, 2020	F-29
Notes to Consolidated Financial Statements	F-31

Audited Financial Statements of Collective Growth Corporation
Report of Independent Registered Public Accounting Firm	F-56
Consolidated Balance Sheets as of December 31, 2020 and 2019	F-58
Consolidated Statements of Operations for the year ended December 31, 2020 and the period from December 10, 2019 (Inception) through December 31, 2019	F-59
Consolidated Statements of Stockholders’ Equity for the year ended December 31, 2020 and the period from December 10, 2019 (Inception) through December 31, 2019	F-60
Consolidated Statements of Cash Flow for the year ended December 31, 2020 and the period from December 10, 2019 (Inception) through December 31, 2019	F-61
Notes to Consolidated Financial Statements	F-62

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands (except share and per share data)

	December 31,	June 30,
	2020	2021
		(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents	$49,950	$156,418
Short-Term Deposits	—	195,000
Restricted Deposits	8	8
Trade Receivables	2,506	604
Inventories	2,164	3,664
Prepaid Expenses and Other Current Assets	3,287	9,771

Total Current Assets	57,915	365,465

LONG-TERM ASSETS:
Restricted Deposits	864	852
Other Long-Term Assets	537	163
Property and Equipment, net	13,245	14,053

Total Long-Term Assets	14,646	15,068

TOTAL ASSETS	$72,561	$380,533

The accompanying notes are an integral part of the condensed consolidated financial statements.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands (except share and per share data)

	December 31,	June 30,
	2020	2021
		(Unaudited)
LIABILITIES, CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Trade Payables	$7,751	$10,961
Advances from Customers and Deferred Revenues	1,661	1,803
Employees and Payroll Accruals	5,528	9,690
Accrued Expenses and Other Current Liabilities	2,854	3,941

Total Current Liabilities	17,794	26,395

LONG-TERM LIABILITIES:
Loan, net of Current Maturities	2,224	2,054
Long-Term Advances from Customers and Deferred Revenues	3,473	3,473
Warrant liability	—	8,136

Total Long-Term Liabilities	5,697	13,663

CONVERTIBLE PREFERRED SHARES:
Convertible Preferred A Shares of no-par value: Authorized, issued and outstanding: 20,418,209 and 0 shares as of December 31, 2020 and June 30, 2021 (unaudited), respectively.	9,000	—
Series B Convertible Preferred Shares of no-par value: Authorized, issued and outstanding: 15,906,053 and 0 shares as of December 31, 2020 and June 30, 2021 (unaudited), respectively.	66,348	—
Series B-1 Convertible Preferred Shares of no-par value: Authorized, issued and outstanding: 3,032,940 and 0 shares as of December 31, 2020 and June 30, 2021 (unaudited), respectively.	12,500	—
Series C Convertible Preferred Shares of no-par value: Authorized: 28,973,439 and 0 shares as of December 31, 2020 and June 30, 2021(unaudited), respectively; Issued and outstanding: 28,216,005 and 0 shares as of December 31, 2020 and June 30, 2021 (unaudited), respectively.	161,233	—
Series C-1 Convertible Preferred Shares of no-par value: Authorized: 15,191,550 and 0 shares as of December 31, 2020 and June 30, 2021 (unaudited), respectively; Issued and outstanding: 2,699,114 and 0 shares as of December 31, 2020 and June 30, 2021 (unaudited), respectively.	23,734	—

Total convertible preferred shares	272,815	—

SHAREHOLDERS’ EQUITY (DEFICIT):

Ordinary Shares of no-par value: Authorized: 179,872,754 and 500,000,000 shares as of December 31, 2020 and June 30, 2021 (unaudited), respectively; Issued and outstanding: 16,948,226 and 133,207,917 shares as of December 31, 2020 and June 30, 2021 (unaudited), respectively.

	* )	*	)
Additional Paid-In Capital	7,658	665,088
Accumulated Deficit	(231,403)	(324,613)

Total Shareholder’s Equity (Deficit)	(223,745)	340,475

Total Liabilities, Convertible Preferred Shares and Shareholder’s Equity (Deficit)	$72,561	$380,533

*)	Represents amounts lower than $1.

The accompanying notes are an integral part of the condensed consolidated financial statements.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands (except share and per share data)

	Six Months Ended June 30		Three Months Ended June 30
	2020	2021	2020	2021
	(Unaudited)		(Unaudited)
Revenues	$1,849	$1,735	$1,011	$1,008
Cost of Revenues	(3,779)	(3,536)	(1,678)	(2,078)

Gross Loss	(1,930)	(1,801)	(667)	(1,070)
Operating Expenses:
Research and Development	27,217	48,822	11,479	32,088
Selling and Marketing	2,698	17,181	1,200	15,629
General and Administrative	1,664	24,427	836	23,006

Total Operating Expenses	31,579	90,430	13,515	70,723

Operating Loss	(33,509)	(92,231)	(14,182)	(71,793)
Financial Income (Expenses), net	90	(907)	462	(709)

Loss before Taxes on Income	(33,419)	(93,138)	(13,720)	(72,502)
Taxes on Income	(92)	(72)	(22)	(32)

Net Loss	$(33,511)	$(93,210)	$(13,742)	$(72,534)

Basic and Diluted Net Loss per Ordinary Share	$(2.25)	$(1.37)	$(0.96)	$(0.58)

Weighted Average Number Of Ordinary Shares Used In Computing Basic And Diluted Net Loss Per Ordinary Share	18,614,903	71,458,394	18,701,229	125,188,537

The accompanying notes are an integral part of the condensed consolidated financial statements.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY (DEFICIT)

U.S. dollars in thousands (except share and per share data)

	Six Months Ended June 30, 2021
	Convertible Preferred Shares
	Convertible Preferred Shares A		Convertible Preferred Shares B		Convertible Preferred Shares B-1		Convertible Preferred Shares C		Convertible Preferred Shares C-1		Total	Ordinary Shares				Additional Paid-In Capital	Accumulated Deficit	Total Shareholder’s Equity (Deficit)
	Number	Amount	Number	Amount	Number	Amount	Number	Amount	Number	Amount	Amount	Number	Amount
	(Unaudited)											(Unaudited)
Balance as of January 1, 2021	20,418,209	$9,000	15,906,053	$66,348	3,032,940	$12,500	28,216,005	$161,233	2,699,114	$23,734	$272,815	16,948,226	$	*	)	$7,658	$(231,403)	$(223,745)
Issuance of Convertible Preferred Shares C-1	—	—	—	—	—	—	—	—	346,678	—	—	—		—		—	—	—
Conversion of Convertible Preferred shares	(20,418,209)	(9,000)	(15,906,053)	(66,348)	(3,032,940)	(12,500)	(28,216,005)	(161,233)	(3,045,792)	(23,734)	(272,815)	70,618,999				272,815	—	272,815
Issuance of common stock in connection with PIPE offering, net of issuance costs	—	—	—	—	—	—	—	—	—	—	—	28,322,341		—		164,133	—	164,133
Reverse merger, net of issuance costs	—	—	—	—	—	—	—	—	—	—	—	16,246,454		—		168,352	—	168,352
Exercise of Shares Options	—	—	—	—	—	—	—	—	—	—	—	1,071,897		—		468	—	468
Share-Based Compensation	—	—	—	—	—	—	—	—	—	—	—	—		—		51,662	—	51,662
Net Loss	—	—	—	—	—	—	—	—	—	—	—	—		—		—	(93,210)	(93,210)

Balance as of June 30, 2021	—	$—	—	$—	—	$—	—	$—	—	$—	$—	133,207,917	$	*	)	$665,088	$(324,613)	$340,475

	Six Months Ended June 30, 2020
	Convertible Preferred Shares
	Convertible Preferred Shares A		Convertible Preferred Shares B		Convertible Preferred Shares B-1		Convertible Preferred Shares C		Convertible Preferred Shares C-1		Total	Ordinary Shares				Additional Paid-In Capital	Accumulated Deficit	Total Shareholder’s Equity (Deficit)
	Number	Amount	Number	Amount	Number	Amount	Number	Amount	Number	Amount	Amount	Number	Amount
	(Unaudited)											(Unaudited)
Balance as of January 1, 2020	20,418,209	$9,000	15,906,053	$66,348	3,032,940	$12,500	28,216,005	$161,233	—	$—	$249,081	15,855,288	$	*	)	$4,178	$(149,892)	$(145,714)
Exercise of Shares Options	—	—	—	—	—	—	—	—	—	—	—	664,606		—		178	—	178
Share-Based Compensation	—	—	—	—	—	—	—	—	—	—	—	—		—		1,585	—	1,585
Net Loss	—	—	—	—	—	—	—	—	—	—	—	—		—		—	(33,511)	(33,511)

Balance as of June 30, 2020	20,418,209	$9,000	15,906,053	$66,348	3,032,940	$12,500	28,216,005	$161,233	—	$—	$249,081	16,520,094	$	*	)	$5,941	$(183,403)	$(177,462)

*)	Represents amounts lower than $ 1.

The accompanying notes are an integral part of the condensed consolidated financial statements.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY (DEFICIT)

U.S. dollars in thousands (except share and per share data)

	Three Months Ended June 30, 2021
	Convertible Preferred Shares											Ordinary Shares				Additional Paid-In Capital	Accumulated Deficit	Total Shareholder’s Equity (Deficit)
	Convertible Preferred Shares A		Convertible Preferred Shares B		Convertible Preferred Shares B-1		Convertible Preferred Shares C		Convertible Preferred Shares C-1		Total
	Number	Amount	Number	Amount	Number	Amount	Number	Amount	Number	Amount	Amount	Number	Amount
	(Unaudited)											(Unaudited)
Balance as of April 1, 2021	20,418,209	$9,000	15,906,053	$66,348	3,032,940	$12,500	28,216,005	$161,233	2,699,114	$23,734	$272,815	16,948,226	$	*	)	$7,658	$(252,079)	$(244,401)
Issuance of Convertible Preferred Shares C-1	—	—	—	—	—	—	—	—	346,678	—	—	—		—		—	—	—
Conversion of Convertible Preferred shares	(20,418,209)	$(9,000)	(15,906,053)	$(66,348)	(3,032,940)	$(12,500)	(28,216,005)	$(161,233)	(3,045,792)	$(23,734)	$(272,815)	70,618,999				272,815	—	272,815
Issuance of common stock in connection with PIPE offering, net of issuance costs	—	—	—	—	—	—	—	—	—	—	—	28,322,341		—		164,133	—	164,133
Reverse merger, net of issuance costs	—	—	—	—	—	—	—	—	—	—	—	16,246,454		—		168,352	—	168,352
Exercise of Shares Options	—	—	—	—	—	—	—	—	—	—	—	1,071,897		—		468	—	468
Share-Based Compensation	—	—	—	—	—	—	—	—	—	—	—	—		—		49,887	—	49,887
Net Loss	—	—	—	—	—	—	—	—	—	—	—	—		—		—	(72,534)	(72,534)

Balance as of June 30, 2021	—	$—	—	$—	—	$—	—	$—	—	$—	$—	133,207,917	$	*	)	$665,088	$(324,613)	$340,475

	Three Months Ended June 30, 2020
	Convertible Preferred Shares											Ordinary Shares				Additional Paid-In Capital	Accumulated Deficit	Total Shareholder’s Equity (Deficit)
	Convertible Preferred Shares A		Convertible Preferred Shares B		Convertible Preferred Shares B-1		Convertible Preferred Shares C		Convertible Preferred Shares C-1		Total
	Number	Amount	Number	Amount	Number	Amount	Number	Amount	Number	Amount	Amount	Number	Amount
	(Unaudited)											(Unaudited)
Balance as of April 1, 2020	20,418,209	$9,000	15,906,053	$66,348	3,032,940	$12,500	28,216,005	$161,233	—	$—	$272,815	16,368,231	$	*	)	$5,175	$(169,661)	$(165,419)
Exercise of Shares Options	—	—	—	—	—	—	—	—	—	—	—	151,863		—		114	—	114
Share-Based Compensation	—	—	—	—	—	—	—	—	—	—	—	—		—		652	—	652
Net Loss	—	—	—	—	—	—	—	—	—	—	—	—		—		—	(13,742)	(13,742)

Balance as of June 30, 2020	20,418,209	$9,000	15,906,053	$66,348	3,032,940	$12,500	28,216,005	$161,233	—	$—	$272,815	16,520,094	$	*	)	$5,941	$(183,403)	$(177,462)

*)	Represents amounts lower than $ 1.

The accompanying notes are an integral part of the condensed consolidated financial statements.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Six Months Ended June 30		Three Months Ended June 30
	2020	2021	2020	2021
	(Unaudited)		(Unaudited)
Cash Flows from Operating Activities:
Net Loss	$(33,511)	$(93,210)	$(13,742)	$(72,534)
Adjustments Required to Reconcile Net Loss to Net Cash Used in Operating Activities:
Depreciation and Amortization	1,533	1,325	1,022	673
Warrant liability fair value adjustment	—	845	—	845
Share-Based Compensation	1,585	51,662	652	49,887
Capital Gain	(6)	—	—	—
Foreign Exchange Loss	(215)	(56)	(659)	(244)
Increase In Prepaid Expenses and Other Assets	(734)	(5,748)	(1,505)	(5,283)
Decrease (Increase) In Trade Receivable	423	507	(1)	813
Decrease (Increase) In Inventories	554	(1,500)	(262)	(552)
Increase (Decrease) In Trade Payables	(2,460)	2,770	(1,065)	6,003
Increase (Decrease) In Accrued Expenses and Other Liabilities	(1,153)	870	(2,025)	298
Increase In Employees and Payroll Accruals	1,005	4,162	466	3,430
Increase (Decrease) In Advances from Customers and Deferred Revenues	(61)	1,537	(118)	186

Net Cash Used in Operating Activities	(33,040)	(36,836)	(17,237)	(16,478)

Cash Flows from Investing Activities:
Purchase Of Property and Equipment	(2,206)	(2,133)	(629)	(1,417)
Investment In Bank Deposits, Net	34,742	(195,000)	35,023	(195,000)
Decrease (Increase) In Restricted Deposits	—	1	—	(1)

Net Cash Provided (Used) In Investing Activities	32,536	(197,132)	34,394	(196,418)

Cash Flows from Financing Activities:
Cash Received in connection with reverse merger (see note 1), net of issuance costs	—	122,728	—	122,728
Issuance of common stock in connection with PIPE offering, net of issuance costs	—	217,343	—	46,843
Proceeds From Exercise of Options	178	468	114	448
Repayment Of Loan	(121)	(134)	(81)	(76)

Net Cash Provided by Financing Activities	57	340,405	33	169,943

Effect Of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	207	20	641	297

Increase (Decrease) In Cash, Cash Equivalents and Restricted Cash	(240)	106,457	17,831	(42,656)

Cash, Cash Equivalents and Restricted Cash at Beginning of The Period	73,427	50,766	55,356	199,879

Cash, Cash Equivalents and Restricted Cash at End of The Period	$73,187	$157,223	$73,187	$157,223

The accompanying notes are an integral part of the condensed consolidated financial statements.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands (except share and per share data)

	Six Months Ended June 30		Three Months Ended June 30
	2020	2021	2020	2021
	(Unaudited)		(Unaudited)
Supplementary disclosure of cash flows activities:

(1) Cash received during the period for:
Interest	$(1)	$(6)	$(79)	$(6)

(2) Cash paid during the period for:
Interest	$45	$43	$22	$21

Income taxes	$89	$69	$19	$32

(3) Non-cash transactions:
Non-marketable securities in consideration for property and equipment	$54	$—	$33	$—

Conversion of preferred shares to ordinary shares	—	272,815	—	272,815

Deferred issuance cost	—	430	—	430

Issuance cost paid in Equity	—	76,879	—	76,879

(4) Cash, cash equivalents and restricted cash at end of the period:
Cash and cash equivalents	$72,429	$156,418	$72,429	$156,418
Short-term restricted deposits	8	8	8	8
Restricted deposits	750	797	750	797

	$73,187	$157,223	$73,187	$157,223

The accompanying notes are an integral part of the condensed consolidated financial statements.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 1:- GENERAL

a.

Innoviz Technologies Ltd. and its subsidiaries (the “Company” or “Innoviz”) is a leading provider of high-performance, solid-state LiDAR and perception solutions that bring enhanced vision and superior performance to enable safe autonomous driving at a mass scale. The Company provides a complete and comprehensive solution for OEMs and Tier-1 partners that are developing and marketing autonomous driving vehicles to the passenger car and other relevant markets, such as robotaxis, shuttles and trucking. Innoviz’ unique LiDAR and perception solutions, which feature technological breakthroughs across core components, have propelled Innoviz to the first Level 3 LiDAR Automotive series production contract in its industry. In addition, Innoviz’ solutions can enable safe autonomy for other industries, including drones, robotics and mapping.

b.	The Company was incorporated on January 18, 2016, under the laws of the state of Israel.

c.

On February 17, 2021, Innoviz effected a 1-for-1.138974 reverse stock split to cause the value of the outstanding legacy ordinary shares immediately prior to the closing of the Transactions (as defined below) to equal $10 per share. As a result, all ordinary shares, convertible preferred shares, options for ordinary shares, exercise price and net loss per share amounts were adjusted retroactively for all periods presented in these financial statements.

d.

On December 10, 2020, the Company entered into definitive agreements in connection with a merger (the “Transactions”) with Collective Growth Corporation (“Collective Growth”), a special purpose acquisition company, that resulted in Collective Growth becoming a wholly-owned subsidiary of the Company upon the consummation of the Transactions on April 5, 2021 (the “Closing Date”).

The Transaction was accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States (“GAAP”).

Upon closing of the Transactions, 20,418,209 Series A Convertible Preferred Shares, 15,906,053 Series B Convertible Preferred Shares, 3,032,940 Series B-1 Convertible Preferred Shares, 28,216,005 Series C Convertible Preferred Shares and 3,045,792 Series C-1 Convertible Preferred Shares were automatically converted into 70,618,999 ordinary shares of no-par value.

In connection with the Transaction (i) 1,875,000 shares of Class B common shares of Collective Growth, after taking into account the forfeiture of shares by the holders of Class B common shares, were each exchanged for one ordinary share of no-par value of the Company (“Company Ordinary Share”), (ii) each outstanding share of Class A common shares of Collective Growth was exchanged for one Company Ordinary Share, and (iii) each outstanding warrant of Collective Growth was assumed by the Company and became one warrant of the Company (each, a “Company Warrant”) exercisable for Company Ordinary Shares (see note 2b).

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 1:- GENERAL  (Cont.)

In connection with the Transaction, the Company incurred direct and incremental costs of $103,627 related to the Transactions, consisting primarily of investment banking, legal, accounting and other professional fees, out of which $101,797 were recorded to additional paid-in capital as a reduction of proceeds and $1,830 have been accounted for as General and Administrative expenses as part of the condensed consolidated statement of operations.

In addition, on the Closing Date, in connection with the consummation of the Transactions (i) the Company issued Perception Capital Partners LLC (“Perception”) an aggregate of 3,027,747 Company Warrants, (ii) the Company issued Antara an aggregate of 3,002,674 Company Ordinary Shares and 3,784,753 Company Warrants and (iii) the Company issued Company’s Management 2,500,000 Ordinary Shares and 3,500,000 warrants. In addition, in the event that the earnout Target is reached during the Earnout Period (both “Target” and “Earnout Period” as defined in the Business Combination Agreement), then: (A) Perception shall also be entitled to receive up to 2,175,000 of additional Company Ordinary Shares, (B) Antara shall also be entitled to receive up to 312,296 of additional Company Ordinary Shares and (C) certain members of the Company’s management shall also be entitled to receive up to 1,250,000 of additional Company Ordinary Shares.

Additionally, on the Closing Date, the Company completed the sale of Ordinary Shares to certain accredited investors (“Investors”), at a price per share of $10, for gross proceeds to the Company of $229,500, pursuant to a series of subscription agreements (“Subscription Agreements”) entered into by the Company and the Investors concurrently with the execution of the Business Combination Agreement.

Upon closing of the Transactions, the Company has adopted amended and restated articles of association to align such organizational documents with consistent with those of a publicly held company and has become a publicly traded company.

e.	Immediately prior to the closing of the Transactions, the Company issued 346,678 Series C-1 Convertible Preferred Shares of no-par value for no additional consideration.

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of presentation

The accompanying condensed consolidated financial statements include the accounts of the Company’s wholly-owned subsidiaries, and have been prepared in accordance with generally accepted accounting principles in the United States (GAAP) for interim financial information. The financial information included herein is unaudited, and reflects all adjustments which are, in the opinion of management, of a normal recurring nature and necessary for the fair presentation of the company’s financial position, results of operations, comprehensive loss, cash flows and stockholders’ equity for the interim periods presented, but are not necessarily indicative of the results of operations to be anticipated for any future annual or interim period. These unaudited interim consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and related notes contained in its Annual Report on Form 20-F for the year ended December 31, 2020. The significant accounting policies applied in

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES  (Cont.)

the annual consolidated financial statements of the Company as of December 31, 2020 have been applied consistently in these unaudited condensed consolidated financial statements, unless otherwise stated.

b.	Reverse recapitalization

The Transaction is accounted for as a reverse recapitalization as pre-combination Innoviz was determined to be the accounting acquirer under Financial Accounting Standards Board (FASB)’s Accounting Standards Codification Topic 805, Business Combinations (ASC 805). In connection with the reverse recapitalization, outstanding capital stock of the pre-combination Innoviz was converted into Company Ordinary Shares, representing a recapitalization, and the net assets of the Company were acquired at historical cost, with no goodwill or intangible assets recorded. The pre-combination Innoviz was deemed to be the predecessor of the Company, and the consolidated assets and liabilities and results of operations prior to the Closing Date are those of the pre-combination Innoviz.

Upon the closing of the Transaction, 7,499,991 public warrants and 1,918,750 private warrants, that were both issued by Collective Growth prior to the Transaction, were outstanding to purchase Company Ordinary Shares. In addition, as part of the Transaction the company issued 6,812,500 additional private warrants pursuant to the business combination agreement.

Each warrant entitles the holder to purchase one Company Ordinary Share at a price of $11.50 per share, subject to adjustments. The warrants are exercisable at any time commencing 30 days after the completion of the Transaction and expire five years after the Closing Date or earlier upon redemption or liquidation. The Company may redeem the outstanding warrants in whole and not in part at a price of $0.01 per warrant at any time after they become exercisable, provided that the last sale price of the Company Ordinary Shares equals or exceeds $18 per share, subject to adjustments, for any 20-trading days within a 30-trading day period ending three business days prior to the date on which the Company sends the notice of redemption to the warrant holders. The private warrants have similar terms as the public warrants, except that the private warrants may be exercised for cash or on a cashless basis at the holder’s option and the private warrants will not be redeemed by the Company as long as they are held by the initial purchasers or their permitted transferees, but once they are transferred, they have the same rights as the public warrants. The public warrants were classified as a component of permanent equity and the private warrants were classified as a liability measured at fair value pursuant to ASC 480 “Distinguishing Liabilities from Equity” and ASC 815 “Derivatives and Hedging”.

c.	Use of estimates:

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include inventory reserves, warranty provision, valuation allowance for deferred tax assets, share-based compensation including the fair value of the Company’s ordinary shares, fair value of warrant liability, useful lives of property, plant, and equipment. The Company bases these estimates on historical and anticipated results, trends and various other assumptions that it believes are reasonable under the circumstances, including assumptions as to future events. Actual results could differ from those estimates.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES  (Cont.)

The novel coronavirus (“COVID-19”) pandemic has created, and may continue to create, significant uncertainty in macroeconomic conditions, and the extent of its impact on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and the impact on the Company’s customers. The Company considered the impact of COVID-19 on the estimates and assumptions and determined that there were no material adverse impacts on the consolidated financial statements for the period ended June 30, 2021. As events continue to evolve and additional information becomes available, the Company’s estimates and assumptions may change materially in future periods.

d.	Concentration of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, short-term deposits and restricted deposits.

Trade receivable of the Company are mainly derived from customers located globally. The Company mitigates its credit risks by performing credit evaluations of its customers’ financial conditions and requires customer advance payments in certain circumstances. The Company generally does not require collateral.

e.	Warranty provision:

The Company provides standard product warranties for its pre-SOP products, for period of up to twelve months, at no extra charge, that covers the compliance of the products with agreed-upon specifications. Standard warranties are considered to be assurance type warranties and are not accounted for as separate performance obligations. A provision is recorded for estimated warranty costs based on the Company’s experience.

Changes in the warranty provision, presented in other accrued expenses, was as follow:

	Year Ended December, 31 2020	Six months Ended June 30, 2021
		(Unaudited)
Balance at beginning of the period	$61	$27
Warranty Provision	198	190
Warranty Claims Settled	(232)	(56)

Balance at end of the period	$27	$161

f.	Recently issued accounting pronouncements not yet adopted:

As an “emerging growth company,” the Jumpstart Our Business Startups Act (“JOBS Act”) allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected to use this extended transition period under the JOBS Act. The adoption dates discussed below reflects this election.

1.

In June 2016, the FASB issued ASU No. 2016-13 (Topic 326), Financial Instruments—Credit Losses: Measurement of Credit Losses on Financial Instruments, which replaces the existing incurred loss impairment model with an expected credit loss model and requires a

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES  (Cont.)

financial asset measured at amortized cost to be presented at the net amount expected to be collected. The guidance will be effective for the Company for fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company is currently evaluating the effect that ASU 2016-13 will have on its consolidated financial statements. In June 2016, the FASB issued ASU No. 2016-13 (Topic 326), Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments, which replaces the existing incurred loss impairment model with an expected credit loss model and requires a financial asset measured at amortized cost to be presented at the net amount expected to be collected. The guidance will be effective for the Company beginning January 1, 2023. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

2.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by removing a variety of exceptions within the framework of ASC 740. These exceptions include the exception to the incremental approach for intra-period tax allocation in the event of a loss from continuing operations and income or a gain from other items (such as other comprehensive income), and the exception to using general methodology for the interim period tax accounting for year-to-date losses that exceed anticipated losses. The guidance will be effective for the Company beginning January 1, 2022, and interim periods in fiscal years beginning January 1, 2023. Early adoption is permitted. The Company is currently evaluating the effect that ASU 2019-12 will have on its condensed consolidated financial statements and related disclosures.

3.

In August 2020, the FASB issued ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts in an entity’s own equity. Among other changes, ASU 2020-06 removes from GAAP the liability and equity separation model for convertible instruments with a cash conversion feature and a beneficial conversion feature, and as a result, after adoption, entities will no longer separately present in equity an embedded conversion feature for such debt. Similarly, the embedded conversion feature will no longer be amortized into income as interest expense over the life of the instrument. Instead, entities will account for a convertible debt instrument wholly as debt unless (1) a convertible instrument contains features that require bifurcation as a derivative under ASC Topic 815, Derivatives and Hedging, or (2) a convertible debt instrument was issued at a substantial premium. Additionally, the amendments in this update remove certain conditions that should be considered in the derivatives scope exception evaluation under Subtopic 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity. ASU 2020-06 is effective for the Company for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted for fiscal years beginning after December 15, 2020 and can be adopted on either a fully retrospective or modified retrospective basis. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

4.	In February 2016, the FASB issued ASU 2016-02 - Leases, requiring the recognition of lease assets and liabilities on the balance sheet. The standard: (a) clarifies the definition of a

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES  (Cont.)

lease; (b) requires a dual approach to lease classification similar to current lease classifications; and (c) causes lessees to recognize leases on the balance sheet as a lease liability with a corresponding right-of-use asset for leases with a lease-term of more than 12 months. The standard is effective for public entities for fiscal years beginning after December 15, 2018, and for the Company for fiscal years beginning after December 15, 2020. In June 2020, the FASB issued ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities, which defers the effective date of ASU 2016-02 for non-public entities to fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The guidance will be effective for the Company beginning January 1, 2022, and interim periods in fiscal years beginning January 1, 2023. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

NOTE 3:- REVENUE

a.

Effective as of January 1, 2018, the Company has followed the provisions of ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), which applies to all contracts with customers. Under Topic 606, revenues are recognized when control of the promised goods or services is transferred to the customers, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. To determine the appropriate revenue recognition for arrangements that an entity determines are within the scope of Topic 606, the entity performs the following five steps:

•	identify the contract(s) with a customer;

•	identify the performance obligations in the contract;

•	determine the transaction price;

•	allocate the transaction price to the performance obligations in the contract; and

•	recognize revenue when (or as) the entity satisfies a performance obligation.

At contract inception, once the contract is determined to be within the scope of Topic 606, the Company assesses the goods or services promised within the contract and determines those that are performance obligations and assesses whether each promised good or service is distinct.

The Company evaluates each performance obligation to determine if it is satisfied at a point in time or over time.

Nature of Products and Services

The Company derives its revenues mainly from sales of LiDAR sensors. Revenue from LiDAR sensors is recognized at a point in time when the control of the goods is transferred to the customer, generally upon delivery.

The company also provides application engineering services for its customers that are not part of a long-term production arrangement. Application engineering services revenue are recognized at a point in time or over time depending, among other considerations, on whether the Company

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 3:- REVENUE  (Cont.)

has an enforceable right to payment, for performance completed to date. Services to certain customers may require substantive customer acceptance due to performance acceptance criteria that is considered more than a formality. For these services, revenue is recognized upon customer acceptance. The Company did not recognize revenue related to application engineering services during the three and six months ended June 30, 2021 and 2020 as such acceptance criteria has not been met.

The Company applies the practical expedient and does not assess whether a contract has a significant financing component if the expectation at contract inception is such that the period between payment by the customer and the transfer of the promised goods or services to the customer will be one year or less.

The Company’s contracts with customer prepayment terms do not include a significant financing component because the primary purpose is not to receive financing from the customers.

The Company’s general terms and conditions for its contracts do not contain a right of return that allows the customer to return products and receive a credit. Therefore, the Company does not estimate returns and generally recognizes revenue at contract price upon product shipment or delivery.

Deferred Revenue

Deferred revenues, which represent a contract liability, include amounts paid by customers not yet recognized as revenues.

On December 7, 2017, the Company entered into an agreement with a tier-1 partner (“Partner”) to provide application engineering services. Revenue related to the agreement is deferred and recognized upon customer acceptance. As of December 31, 2020 and June 30, 2021, the Company recorded deferred revenue of $3,473 which relates to this agreement (refer also to note 9).

Contract liabilities consist of deferred revenue and customer advanced payments. Deferred revenue includes billings in excess of revenue recognized related to product sales and is recognized as revenue when the Company performs under the contract. The long- term portion of deferred revenue, mostly related to obligations under development agreement with OEMs, is classified as non-current contract liabilities and is included in other long-term liabilities in the Company’s consolidated balance sheets. Customer advanced payments represent required customer payments in advance of product shipments according to customer’s payment term. Customer advance payments are recognized as revenue when control of the performance obligation is transferred to the customer.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 3:- REVENUE  (Cont.)

Contract liabilities consisted of the following as of December 31, 2020 and June 30, 2021:

	December 31, 2020	June 30, 2021
		(Unaudited)
Contract Liabilities, Current
Deferred Revenue, Current	$996	$1,803
Customer Advance Payment	665	—

Total	1,661	1,803

Contract Liabilities, Long-Term
Deferred Revenue, Long-Term	3,473	3,473

Total Contract Liabilities	$5,134	$5,276

During the six months ended June 30, 2021, the Company recognized $95 (unaudited) that was included under deferred revenues at December 31, 2020.

Remaining Performance Obligation

The Company’s remaining performance obligations are comprised of product and engineering services revenue not yet delivered. As of June 30, 2021, the aggregate amount of the transaction price allocated to remaining performance obligations was approximately $12.5 million (unaudited), which the Company expects to recognize as revenue.

Reduction of revenues

On October 12, 2020, the Company signed a Memorandum of Understanding (the “MOU”) with Magna International Inc. (“Magna”) one of its shareholders and a tier-1 partner, to manufacture and sell an Optical Module to an OEM customer based on the Company’s design. According to the MOU, in order to allow the manufacture of the Optical Module, the Company will supply to Magna critical components and certain equipment which is required to meet specifications and requirements as agreed by the parties. These specifications may require substantive customer acceptance due to performance acceptance criteria that is considered more than a formality. In addition, the Company agreed to assist Magna to construct a production line. As of December 31, 2020 and June 30, 2021, the Company recorded under the MOU advances from customers and deferred revenues with respect to certain equipment and critical components that was transferred to Magna and require substantive customer acceptance in the amount of $736 and $1,403 (unaudited), respectively. Revenue derived from the equipment is recognized upon customer acceptance.

In connection with the MOU, on December 10, 2020, the Company issued to Magna 1,755,966 Preferred C-1 Shares of no-par value, for no additional consideration.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 3:- REVENUE  (Cont.)

Furthermore, on December 10, 2020, the Company signed a performance-based warrant agreement (the “Warrant”) with Magna, pursuant to which, upon the completion of certain milestones by Magna, the Company will issue to Magna warrants to receive up to:

(i) 7,023,865 Ordinary Shares, in the event the Company will be registered as a public company before the issuance of the warrants, or (ii) 4,939,922 Preferred C-1 Shares in the event that the Company is not registered as a public company before the issuance of the warrants. The Warrant shall no longer be exercisable upon the earlier of (i) March 31, 2023, or (ii) the date of the consummation of a change of control by the Company. Share-based payment awards granted to a customer are measured and classified in accordance with 606-10-32-25A and reflected as a reduction of the transaction price and, therefore, of revenue in accordance with paragraph 606-10-32-25 unless the consideration is in exchange for a distinct good or service. Since the issuance of the Preferred C-1 Shares were not for distinct services, the fair value of which was not established, the Company reflected this amount as a reduction of net revenue. Additionally, as there are no minimum commitments under the MOU, and the uncertainty of ultimate success of the SOP, there is no assurance that future benefits will be realized through sufficient purchases. Therefore, the Company believes that such awards granted to Magna do not meet the definition of an asset. In the year ended December 31, 2020, the Company recorded reduction of revenues in the amount of $ 14,800, representing the fair value of the Preferred C-1 Shares issued to Magna. The warrants have not been recognized since the performance conditions underlying their exercise was not considered probable as of June 30, 2021 and December 31, 2020.

NOTE 4:- COMMITMENTS AND CONTINGENCIES

a.	Operating lease commitments:

Innoviz Technolgies Ltd. leases facilities for its main office in Israel, which includes exit points in November 2021 and 2024. The lease agreement will expire on November 30, 2028. The company exercised its exit point for November 2021. The minimum future lease payments of the Company under the operating leases agreements subsequent to June 30, 2021, are as follows:

Total
(Unaudited)
Year ending December 31,
2021 (remainder)	$396
2022	73
2023	34

$503

Total rent expenses for the six months ended June 30, 2021 and 2020 were approximately $503 (unaudited) and $473 (unaudited), respectively. Total rent expenses for the three months ended June 30, 2021 and 2020 were approximately $252 (unaudited) and $217 (unaudited), respectively.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 4:- COMMITMENTS AND CONTINGENCIES  (Cont.)

As part of the lease agreement, the Company received a loan from the owner of the Company office in Israel in the amount of NIS 9,700 thousand (approximately $2,975) to be used for constructing lease hold improvements. The loan bears an annual interest of 3.58% and is to be repaid in 120 fixed monthly installments of NIS 98,500 (approximately $30).

Financial expenses with respect to loan for the six months ended June 30, 2021 and 2020 were approximately $43 (unaudited) and $45 (unaudited), respectively. Financial expenses with respect to loan for the three months ended June 30, 2021 and 2020 were approximately $14 (unaudited) and $22 (unaudited), respectively.

b.	Legal proceedings:

The Company is currently not part, as plaintiff or defendant, to any legal proceedings that, individually or in the aggregate, are expected by the Company to have a material effect on the Company’s business, financial position, results of operations or cash flows. The Company reviews the status of each matter and assesses its potential financial exposure. If the potential loss from any claim or legal proceeding is considered probable and the amount can be reasonably estimated, the Company accrues a liability for the estimated loss. These accruals are reviewed at least yearly and adjusted to reflect the impact of negotiations, settlements, rulings, advice of legal counsel and other information and events pertaining to a matter.

NOTE 5:- FAIR VALUE MEASUREMENTS

Assets and liabilities measured at fair value on a recurring basis as of June 30, 2021 were as follows:

Description	June 30, 2021	Active Markets (Level 1)	Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
	(unaudited)
Liabilities:
Warrant liability	$8,136	$—	$—	$8,136

Total	$8,136	$—	$—	$8,136

Assumptions Used in Determining Fair Value of Warrants

In connection with the Transactions, on April 5, 2021 (see Note 1), the Company issued warrants to purchase an aggregate of up to 16,231,241 Company Ordinary Shares, of which 8,731,250 are private warrants. The private warrants include provisions for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant. Because the holder of the warrant is not an input into the pricing of a fixed-for-fixed option on equity shares, such a provision precludes the warrants from being indexed to the Company’s stock, and thus the warrants were classified as a liability measured at fair value, with changes in fair value each period reported in the unaudited condensed consolidated statement of operations. The Company measures the fair value of the private warrants using the Black and Scholes option pricing model. The fair value of the private warrants is considered a Level 3 fair value pursuant to ASC 820 “Fair Value” since valuation technique includes unobservable inputs.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 5:- FAIR VALUE MEASUREMENTS  (Cont.)

A summary of the Black and Scholes pricing model assumptions used to record the fair value of the Warrants is as follows:

June 30, 2021
(unaudited)
Risk-free interest rate	0.8%
Dividend yield	0%
Expected life (in years)	4.8
Expected volatility	50.00%

Changes in Level 3 Liabilities Measured at Fair Value on a Recurring Basis

The following table reflects the change in the Company’s Level 3 Warrant liability for the six months ended June 30, 2021:

Warrant liability
(unaudited)
Fair value as of April 5, 2021 (transaction day)	$7,624
Change in fair value	512

Fair value as of June 30, 2021	$8,136

NOTE 6:- SHARE-BASED COMPENSATION

a.	Options granted to employees:

The fair value of the Company’s share options granted to employees for the three and six months ended June 30, 2020 and 2021 was estimated using the Black Scholes pricing model under the following assumptions:

	Six Months Ended June 30		Three Months Ended June 30
	2020	2021	2020	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Expected term, in years	6.25	3.5 - 6.25	6.25	3.5 - 6.25
Expected volatility	65% - 70%	63% - 77%	65% - 70%	63% - 77%
Risk-Free interest rate	0.53% - 0.74%	0.48% - 0.76%	0.53%	0.48% - 0.76%
Expected dividend yield	0%	0%	0%	0%

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 6:- SHARE-BASED COMPENSATION  (Cont.)

b.	management earn-out shares

The fair value of the Management earn-out shares granted to officers for the three and six months ended June 30, 2021 was estimated using the Monte Carlo pricing model under the following assumptions:

	Six Months Ended June 30	Three Months Ended June 30
	2021	2021
	(Unaudited)	(Unaudited)
Stock Price	$9.75	$9.75
Expected volatility	77.50%	77.50%
Risk-Free interest rate	0.66%	0.66%

Stock price: The stock price was based on the closing price of the stock on day of grant.

Expected volatility: As the Company became public in April 2021, there is not sufficient historical volatility for the expected term of the share options. Therefore, the Company uses an average historical share price volatility based on an analysis of reported data for a peer group of comparable publicly traded companies which were selected based upon industry similarities.

Risk-free interest rate: The Company determined the risk-free interest rate by using a weighted-average equivalent to the expected term based on the U.S. Treasury yield curve in effect as of the date of grant.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 6:- SHARE-BASED COMPENSATION  (Cont.)

The share-based compensation expense recognized in the Company’s consolidated statements of operations are as follow:

	Six Months Ended June 30		Three Months Ended June 30
	2020	2021	2020	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Research and development	$1,339	$18,858	$524	$17,608
Sales and marketing	140	14,584	73	14,306
General and administrative	106	18,220	55	17,973

	$1,585	$51,662	$652	$49,887

NOTE 7:- BASIC AND DILUTED NET LOSS PER SHARE

The following table sets forth the computation of the net loss per share for the period presented:

	Six Months Ended June 30		Three Months Ended June 30
	2020	2021	2020	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Numerator:
Net loss	$(33,511)	$(93,210)	$(13,742)	$(72,534)
Preferred share accrued cumulative dividend rights	(8,386)	(5,044)	(4,206)	(228)

Total loss attributable to ordinary shares	$(41,897)	$(98,254)	$(17,948)	$(72,762)

Denominator:	18,614,903	71,458,394	18,701,229	125,188,537

The following potentially dilutive ordinary share equivalents have been excluded from the calculation of diluted net loss per share for the period presented due to their anti-dilutive effect:

a.

For the three and six months ended June 30, 2021 (unaudited), 20,418,209 Convertible Preferred A Shares, 15,906,053 Convertible Preferred B Shares, 3,032,940 Convertible Preferred B-1 Shares, 28,216,005 Convertible Preferred C Shares, 3,045,792 Convertible Preferred C-1 Shares, 7,499,991 public warrants, 8,731,250 private warrants, 2,789,625 unvested restricted shares and 14,411,231 options outstanding to purchase ordinary shares.

b.

For the three and six months ended June 30, 2020 (unaudited), 20,418,209 Convertible Preferred A Shares, 15,906,053 Convertible Preferred B Shares, 3,032,940 Convertible Preferred B-1 Shares, 28,216,005 Convertible Preferred C Shares and 9,306,970 options outstanding to purchase ordinary shares.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 8:- GEOGRAPHIC AND CUSTOMER INFORMATION

a.	Geographic information:

Following is a summary of revenues by geographic areas. Revenues attributed to geographic areas, based on the location where the customers accept delivery of the products and services:

	Six Months Ended June 30 (Unaudited)		Three Months Ended June 30 (Unaudited)
	2020	2021	2020	2021
Europe, Middle East and Africa (*)	$1,524	$1,423	$839	$861
Asia Pacific	189	271	68	148
North America	136	41	104	(1)

	$1,849	$1,735	$1,011	$1,008

(*)

Includes revenue from Germany in the amount of $1,151 (unaudited) and $1,189 (unaudited) for the six months ended June 30, 2021 and June 30, 2020, respectively, and $749 (unaudited) and $736 (unaudited) for the three months ended June 30, 2021 and June 30, 2020, respectively.

b.	The Company’s long-lived assets (property and equipment, net) are located as follows:

	December 31, 2020	June 30, 2021
		(Unaudited)
Israel	$13,053	$13,888
United States	74	51
Germany	34	31
Belarus	84	83

	$13,245	$14,053

c.	Customers accounted for over 10% of revenue:

For the year ended December 31, 2020, the Company had three customers that accounted for 51%, 22% and 10% of revenues (exclude of reduction of revenues of issuance of Preferred C-1 Shares).

For the six months ended June 30, 2021 (unaudited), the Company had one customer that accounted for 66% of its revenues.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 9:- RELATED PARTY BALANCES AND TRANSACTIONS

	December 31, 2020	June 30, 2021
		(Unaudited)
Trade Receivable	$1,146	$549

Long term deferred revenues	$3,473	$3,473

Trade Payables	$—	$47

a.	Balances with the related parties:

b.	Transactions with the related parties:

	Six Months Ended June 30		Three Months Ended June 30
	2020 (Unaudited)	2021 (Unaudited)	2020 (Unaudited)	2021 (Unaudited)
Revenues	$1,226	$1,151	$794	$749

Research & Development Expenses	$65	$47	$28	$40

During the three and six months ended June 30, 2021 (unaudited), the Company recognized revenue of $749 and $1,151, respectively, in revenues from the sale of services and goods to a shareholder.

During the three and six months ended June 30, 2020 (unaudited), the Company recognized revenue of $794 and $1,226, respectively, in revenues from the sale of services and goods to a shareholder.

As of December 31, 2020 and June 30, 2021 (unaudited), the Company recorded receivables of $1,146 and $549, respectively, from the same shareholder mentioned above in connection with the revenues earned, included as Trade Receivable on the accompanying consolidated balance sheets. The receivables are collected in the ordinary course of business (see note 3).

As of December 31, 2020, and June 30, 2021 (unaudited), the Company recorded deferred revenue of, $3,473 and $3,473, respectively, from the same shareholder mentioned above in connection with the revenues earned.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

INNOVIZ TECHNOLOGIES LTD.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Innoviz Technologies Ltd. and its subsidiaries (the “Company”), as of December 31, 2020 and 2019, the related consolidated statements of operations, changes in convertible preferred shares and shareholders’ deficit and cash flows for each of the three years in the period ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. As part of our audits we are required to obtain an understanding of internal controls over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KOST FORER GABBAY & KASIERER

A Member of Ernst & Young Global

We have served as the Company’s auditor since 2016.

Tel-Aviv, Israel

April 21, 2021

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands (except share and per share data)

	December 31,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$49,950	$72,792
Short term deposits	—	34,720
Restricted deposits	8	8
Trade receivables	2,506	1,021
Inventories	2,164	1,341
Prepaid expenses and other current assets	3,287	1,918

Total current assets	57,915	111,800

LONG-TERM ASSETS:
Restricted deposits	864	627
Other long-term assets	537	98
Property and equipment, net	13,245	11,339

Total long-term assets	14,646	12,064

Total assets	$72,561	$123,864

The accompanying notes are an integral part of the consolidated financial statements.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands (except share and per share data)

	December 31,
	2020	2019
LIABILITIES, CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Trade payables	$7,751	$7,145
Advances from customers and deferred revenues	1,661	463
Employees and payroll accruals	5,528	3,417
Accrued expenses and other current liabilities	2,854	3,674

Total current liabilities	17,794	14,699

LONG-TERM LIABILITIES:
Loan, net of current maturities	2,224	2,325
Long-term advances from customers and deferred revenues	3,473	3,473

Total long-term liabilities	5,697	5,798

CONVERTIBLE PREFERRED SHARES
Convertible Preferred A Shares of no-par value: Authorized, issued and outstanding: 20,418,209 shares as of December 31, 2020 and 2019.	9,000	9,000
Series B Convertible Preferred Shares of no-par value: Authorized, issued and outstanding: 15,906,053 shares as of December 31, 2020 and 2019.	66,348	66,348
Series B-1 Convertible Preferred Shares of no-par value: Authorized, issued and outstanding: 3,032,940 shares as of December 31, 2020 and 2019.	12,500	12,500
Series C Convertible Preferred Shares of no-par value: Authorized: 28,973,439 shares as of December 31, 2020 and 2019; Issued and outstanding: 28,216,005 shares as of December 31, 2020 and 2019.	161,233	161,233
Series C-1 Convertible Preferred Shares of no-par value: Authorized: 15,191,550 and 0 shares as of December 31, 2020 and 2019, respectively; Issued and outstanding: 2,699,114 and 0 shares as of December 31, 2020 and 2019, respectively.	23,734	—

Total convertible preferred shares	272,815	249,081

SHAREHOLDERS’ DEFICIT:

Ordinary Shares of no-par value: Authorized: 179,872,754 and 107,265,966 shares as of December 31, 2020 and 2019, respectively; Issued and outstanding: 16,948,226 and 15,855,287 shares as of December 31, 2020 and 2019, respectively.

	* )	* )
Additional paid-in capital	7,658	4,178
Accumulated deficit	(231,403)	(149,892)

Total shareholders’ deficit	(223,745)	(145,714)

Total liabilities, convertible preferred shares and shareholders’ deficit	$72,561	$123,864

*)	Represents amounts lower than $1.

The accompanying notes are an integral part of the consolidated financial statements.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands (except share and per share data)

	Year ended December 31,
	2020		2019	2018
Revenues (2020 revenues net of issuance of Preferred C-1 Shares in the amount of $14,800, see note 2h)		$(9,364)	$1,575	$62
Cost of revenues		(6,407)	(1,986)	(53)

Gross profit (loss)		(15,771)	(411)	9

Operating expenses:
Research and development		57,029	59,376	48,319
Selling and marketing		5,430	6,481	5,511
General and administrative		3,753	3,190	2,440

Total operating expenses		66,212	69,047	56,270

Operating loss		(81,983)	(69,458)	(56,261)
Financial income (expenses), net		655	2,167	(107)

Loss before taxes on income		(81,328)	(67,291)	(56,368)
Taxes on income		(183)	(10)	(32)

Net loss		$(81,511)	$(67,301)	$(56,400)

Basic and diluted net loss per ordinary share	$	(5.99)	$(5.22)	$(4.14)

Weighted average number of ordinary shares used in computing basic and diluted net loss per ordinary share		16,514,910	15,524,845	15,039,814

The accompanying notes are an integral part of the consolidated financial statements.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ DEFICIT

U.S. dollars in thousands (except share and per share data)

	Convertible Preferred Shares
	Convertible Preferred Shares A		Convertible Preferred Shares B		Convertible Preferred Shares B-1		Convertible Preferred Shares C		Convertible Preferred Shares C-1		Total	Ordinary Shares					Additional Paid-in	Accumulated	Total Shareholders’
	Number	Amount	Number	Amount	Number	Amount	Number	Amount	Number	Amount	Amount	Number		Amount			Capital	Deficit	Equity (Deficit)
Balance as of January 1, 2018	20,418,209	$9,000	15,906,053	$66,348	3,032,940	$12,500	—	$—	—	$—	$87,848	15,004,740		$		*)	$547	$(26,191)	$(25,644)
Exercise of shares options	—	—	—	—	—	—	—	—	—	—	—	74,040	*)				10	—	10
Share-based Compensation	—	—	—	—	—	—	—	—	—	—	—	—			—		1,377	—	1,377
Net Loss	—	—	—	—	—	—	—	—	—	—	—	—			—		—	(56,400)	(56,400)

Balance as of December 31, 2018	20,418,209	$9,000	15,906,053	$66,348	3,032,940	$12,500	—	$—	—	$—	$87,848	15,078,780		$		*)	$1,934	$(82,591)	$(80,657)
Issuance of convertible preferred shares C, net of issuance cost	—	—	—	—	—	—	28,216,005	161,233	—	—	161,233	—			—		—	—	—
Exercise of shares options	—	—	—	—	—	—	—	—	—	—	—	776,508	*		)		73	—	73
Share-based Compensation	—	—	—	—	—	—	—	—	—	—	—	—			—		2,171	—	2,171
Net Loss	—	—	—	—	—	—	—	—	—	—	—	—			—		—	(67,301)	(67,301)

Balance as of December 31, 2019	20,418,209	$9,000	15,906,053	$66,348	3,032,940	$12,500	28,216,005	$161,233	—	$—	$249,081	15,855,288		$		*)	$4,178	$(149,892)	$(145,714)
Issuance of convertible preferred shares C-1, net of issuance cost	—	—	—	—	—	—	—	—	2,699,114	23,734	23,734	—			—		—	—	—
Exercise of shares options	—	—	—	—	—	—	—	—	—	—	—	1,092,938				*)	284	—	284
Share-based compensation	—	—	—	—	—	—	—	—	—	—	—	—			—		3,196	—	3,196
Net Loss	—	—	—	—	—	—	—	—	—	—	—	—			—		—	(81,511)	(81,511)

Balance as of December 31, 2020	20,418,209	$9,000	15,906,053	$66,348	3,032,940	$12,500	28,216,005	$161,233	2,699,114	$23,734	$272,815	16,948,226		$		*)	$7,658	$(231,403)	$(223,745)

*)	Represents amounts lower than $ 1.

The accompanying notes are an integral part of the consolidated financial statements.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands (except share and per share data)

	Year ended December 31,
	2020	2019	2018
Cash flows from operating activities:
Net loss	$(81,511)	$(67,301)	$(56,400)

Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,661	1,674	660
Share-based compensation	3,196	2,171	1,377
Capital loss (gain)	(6)	—	325
Issuance of Preferred C-1 Shares to a customer	14,800	—	—
Foreign exchange (gain) loss	(572)	(729)	612
Decrease (increase) in prepaid expenses and other assets	(1,296)	1,231	(2,557)
Increase in trade receivable	(1,485)	(1,060)	(59)
Increase in inventories	(823)	(200)	(1,141)
Increase (decrease) in trade payables	606	(2,255)	7,412
Increase (decrease) in accrued expenses and other liabilities	(820)	(5,566)	7,426
Increase in employees and payroll accruals	2,111	223	1,618
Increase in advances from customers and deferred revenues	1,198	2,587	1,348

Net cash used in operating activities	(61,941)	(69,225)	(39,379)

Cash flows from investing activities:
Purchase of property and equipment	(5,120)	(5,850)	(6,853)
Proceeds from sales of property and equipment	47	—	7
Proceeds from (investment in) bank deposits, net	34,720	(34,720)	47,002
Increase in restricted deposits	(56)	—	—

Net cash provided by (used in) investing activities	29,591	(40,570)	40,156

The accompanying notes are an integral part of the consolidated financial statements.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands (except share and per share data)

	Year ended December 31,
	2020	2019	2018
Cash flows from financing activities:
Proceeds from Issuance of convertible preferred shares, net of issuance expenses	8,934	161,233	—
Proceeds from exercise of options	284	73	10
Proceeds from loan	—	2,020	584
Repayment of loan	(277)	(204)	—

Net cash provided by financing activities	8,941	163,122	594

Effect of exchange rate changes on cash, cash equivalents and restricted cash	748	900	(612)

Increase (decrease) in cash, cash equivalents and restricted cash	(22,661)	54,227	759
Cash, cash equivalents and restricted cash at beginning of the year	73,427	19,200	18,441

Cash, cash equivalents and restricted cash at end of the year	$50,766	$73,427	$19,200

Supplementary disclosure of cash flows activities:

(1) Cash received during the year for:
Interest	$553	$1,279	$493

(2) Cash paid during the year for:
Interest	$89	$94	$29

Income taxes	$85	$10	$28

(3) Non-cash transactions:
Investment in non-marketable equity securities in consideration for property and equipment	$64	$98	$—

Reclassification from property and equipment. net to inventories	$512	$—	$—

(4) Cash, cash equivalents and restricted cash at end of the year
Cash and cash equivalents	$49,950	$72,792	$18,555
Short-term restricted deposits	8	8	8
Restricted deposits	808	627	637

	$50,766	$73,427	$19,200

The accompanying notes are an integral part of the consolidated financial statements.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 1:- GENERAL

a.

Innoviz Technologies Ltd. and its subsidiaries (the “Company” or “Innoviz”) is a leading provider of high-performance, solid-state LiDAR and perception solutions that bring enhanced vision and superior performance to enable safe autonomous driving at a mass scale. The Company provides a complete and comprehensive solution for OEMs and Tier-1 partners that are developing and marketing autonomous driving vehicles to the passenger car and other relevant markets, such as robotaxis, shuttles and trucking. Innoviz’ unique LiDAR and perception solutions, which feature technological breakthroughs across core components, have propelled Innoviz to the first Level 3 LiDAR Automotive series production contract in its industry. In addition, Innoviz’ solutions can enable safe autonomy for other industries, including drones, robotics and mapping.

b.	The Company was incorporated on January 18, 2016, under the laws of the state of Israel.

c.

On December 10, 2020, the Company entered into a definitive agreement for a business combination (the “Merger) with Collective Growth Corporation (“Collective Growth”), a special purpose acquisition company, that would result in Collective Growth as wholly owned subsidiary of the Company. The Merger was completed on April 5, 2021 (for further information see Note 16c).

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

a.	Use of estimates:

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include inventory reserves, warranty provision, valuation allowance for deferred tax assets, share-based compensation including the fair value of the Company’s ordinary shares, useful lives of property, plant, and equipment. The Company bases these estimates on historical and anticipated results, trends and various other assumptions that it believes are reasonable under the circumstances, including assumptions as to future events. Actual results could differ from those estimates.

The novel coronavirus (“COVID-19”) pandemic has created, and may continue to create, significant uncertainty in macroeconomic conditions, and the extent of its impact on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and the impact on the Company’s customers. The Company considered the impact of COVID-19 on the estimates and assumptions and determined that there were no material adverse impacts on the consolidated financial statements for the period ended December 31, 2020. As events continue to evolve and additional information becomes available, the Company’s estimates and assumptions may change materially in future periods.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES  (Cont.)

b.	Financial statements in U.S. dollars:

A substantial portion of the Company’s financing activities, including equity transactions and cash investments, are incurred in U.S. dollars. The Company’s management believes that the U.S. dollar is the currency of the primary economic environment in which the Company operates. Thus, the functional and reporting currency of the Company is the U.S. dollar.

A subsidiary’s functional currency is the currency of the primary economic environment in which the subsidiary operates; normally, that is the currency of the environment in which a subsidiary primarily generates and expends cash. In making the determination of the appropriate functional currency for a subsidiary, the Company considers cash flow indicators, local market indicators, financing indicators and the subsidiary’s relationship with both the parent company and other subsidiaries. For subsidiaries that are primarily a direct and integral component or extension of the parent entity’s operations, the U.S. dollar is the functional currency.

The Company has determined the functional currency of its foreign subsidiaries is the U.S. Dollar. The foreign operation is considered a direct and integral part or extension of the Company’s operations. The day-to-day operations of the foreign subsidiary are dependent on the economic environment of the U.S. Dollar.

Accordingly, monetary accounts maintained in currencies other than the U.S. dollar are remeasured into U.S. dollars in accordance with Statement of the Accounting Standard Codification (“ASC”) No. 830 “Foreign Currency Matters” (“ASC No. 830”). All transaction gains and losses of the remeasured monetary balance sheet items are reflected in the statements of operations as financial income or expenses as appropriate.

c.	Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Intercompany transactions and balances have been eliminated upon consolidation.

d.	Cash and Cash Equivalents and Restricted Cash

The Company considers all highly liquid short-term deposits with original maturities of three months or less from the purchase date to be cash equivalents. Cash equivalents consist primarily of amounts invested in short term deposits. Restricted cash consists of long-term deposits that serves as collateral for a credit card agreement and lease agreements at one of the Company’s financial institutions.

e.	Inventories:

Inventories are stated at the lower of cost or estimated net realizable value. Costs are computed under the standard cost method, which approximates actual costs determined on the first-in, first-out basis. The Company charges cost of revenue for write-downs of inventories which are obsolete or in excess of anticipated demand based on a consideration of marketability and product life cycle stage, product development plans, component cost trends, demand forecasts, historical revenue, and assumptions about future demand and market conditions.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES  (Cont.)

f.	Property and equipment, net

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful lives of the related assets, at the following annual rates:

%
Computers and software	33
Office furniture and equipment	7-15 (mainly 15)
Electronic equipment	15
Leasehold improvements	Over the shorter of the related lease period or the useful life of the assets

g.	Impairment of long-lived assets:

Long-lived assets are reviewed for impairment in accordance with ASC 360, “Property, Plant and Equipment” a (“ASC 360”), whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment exists when the carrying value of the asset exceeds the aggregate undiscounted cash flows expected to be generated by the asset. The impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds their fair value. During the years ended December 31, 2020 and December 31, 2019, the Company recorded impairment losses in the amount of $496 and $0, respectively.

h.	Revenue recognition:

Effective as of January 1, 2018, the Company has followed the provisions of ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), which applies to all contracts with customers. Under Topic 606, revenues are recognized when control of the promised goods or services is transferred to the customers, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. To determine the appropriate revenue recognition for arrangements that an entity determines are within the scope of Topic 606, the entity performs the following five steps:

•	identify the contract(s) with a customer;

•	identify the performance obligations in the contract;

•	determine the transaction price;

•	allocate the transaction price to the performance obligations in the contract; and

•	recognize revenue when (or as) the entity satisfies a performance obligation.

At contract inception, once the contract is determined to be within the scope of Topic 606, the Company assesses the goods or services promised within the contract and determines those that are performance obligations and assesses whether each promised good or service is distinct.

The Company evaluates each performance obligation to determine if it is satisfied at a point in time or over time.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES  (Cont.)

Nature of Products and Services

The Company derives its revenues mainly from sales of LiDAR sensors. Revenue from LiDAR sensors is recognized at a point in time when the control of the goods is transferred to the customer, generally upon delivery.

The company also provides application engineering services for its customers that are not part of a long-term production arrangement. Application engineering services revenue are recognized at a point in time or over time depending, among other considerations, on whether the Company has an enforceable right to payment, for performance completed to date. Services to certain customers may require substantive customer acceptance due to performance acceptance criteria that is considered more than a formality. For these services, revenue is recognized upon customer acceptance. The Company did not recognize revenue related to application engineering services during the years ended December 31, 2020, 2019 and 2018 as such acceptance criteria has not been met.

The Company applies the practical expedient and does not assess whether a contract has a significant financing component if the expectation at contract inception is such that the period between payment by the customer and the transfer of the promised goods or services to the customer will be one year or less.

The Company’s contracts with customer prepayment terms do not include a significant financing component because the primary purpose is not to receive financing from the customers.

The Company’s general terms and conditions for its contracts do not contain a right of return that allows the customer to return products and receive a credit. Therefore, the Company does not estimate returns and generally recognizes revenue at contract price upon product shipment or delivery.

Deferred Revenue

Deferred revenues, which represent a contract liability, include amounts paid by customers not yet recognized as revenues.

On December 7, 2017, the Company entered into an agreement with a tier-1 partner (“Partner”) to provide application engineering services. Revenue related to the agreement are deferred and recognized upon customer acceptance. As of December 31, 2020, and 2019, the Company recorded deferred revenue of $3.5 million (refer also to note 15).

Contract liabilities consist of deferred revenue and customer advanced payments. Deferred revenue includes billings in excess of revenue recognized related to product sales and is recognized as revenue when the Company performs under the contract. The long-term portion of deferred revenue, mostly related to obligations under development agreement with OEMs, is classified as non-current contract liabilities and is included in other long-term liabilities in the Company’s consolidated balance sheets. Customer advanced payments represent required customer payments in advance of product shipments according to customer’s payment term. Customer advance payments are recognized as revenue when control of the performance obligation is transferred to the customer.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES  (Cont.)

Contract liabilities consisted of the following as of December 31, 2020 and December 31, 2019:

	December 31,
	2020	2019
	(in thousands)
Contract Liabilities, Current
Deferred Revenue, Current	$996	$291
Customer Advance Payment	665	172

Total	$1,661	$463

Contract Liabilities, Long-Term
Deferred Revenue, Long-Term	3,473	3,473

Total Contract Liabilities	$5,134	$3,936

During the year ended December 31, 2020, the Company recognized $283 that was included in deferred revenues balance at December 31, 2019.

Remaining Performance Obligation

The Company’s remaining performance obligations are comprised of product and engineering services revenue not yet delivered. As of December 31, 2020, the aggregate amount of the transaction price allocated to remaining performance obligations was $11 million, which the Company expects to recognize as revenue.

For additional information regarding disaggregated revenues, please refer to Note 14 below.

Reduction of revenues

On October 12, 2020, the Company signed a Memorandum of Understanding (the “MOU”) with Magna International Inc. (“Magna”) one of its shareholders and a tier-1 partner, to manufacture and sell an Optical Module to an OEM customer based on the Company’s design. According to the MOU, in order to allow the manufacture of the Optical Module, the Company will supply to Magna critical components and certain equipment which is required to meet specifications and requirements as agreed by the parties. These specifications may require substantive customer acceptance due to performance acceptance criteria that is considered more than a formality. In addition, the Company agreed to assist Magna to construct a production line. As of December 31, 2020, the Company recorded under the MOU advances from customers and deferred revenues in the amount of $ 736 with respect to certain equipment that was transferred to Magna and require substantive customer acceptance. Revenue derived from the equipment is recognized upon customer acceptance.

In connection with the MOU, on December 10, 2020, the Company issued to Magna 1,755,966 Preferred C-1 Shares of no-par value, for no additional consideration.

Furthermore, on December 10, 2020, the Company signed a performance-based warrant agreement (the “Warrant”) with Magna, pursuant to which, upon the completion of certain milestones by Magna, the Company will issue to Magna warrants to receive up to: (i) 7,023,865 Ordinary Shares , in the event the Company will be registered as a public company before the

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES  (Cont.)

issuance of the warrants, or (ii) 4,939,922 Preferred C-1 Shares in the event that the Company is not registered as a public company before the issuance of the warrants. The Warrant shall no longer be exercisable upon the earlier of (i) March 31, 2023, or (ii) the date of the consummation of a change of control by the Company.

Share-based payment awards granted to a customer are measured and classified in accordance with 606-10-32-25A and reflected as a reduction of the transaction price and, therefore, of revenue in accordance with paragraph 606-10-32-25 unless the consideration is in exchange for a distinct good or service. Since the issuance of the Preferred C-1 Shares were not for distinct services, the fair value of which was not established, the Company reflected this amount as a reduction of net revenue.

Additionally, as there are no minimum commitments under the MOU, and the uncertainty of ultimate success of the SOP, there is no assurance that future benefits will be realized through sufficient purchases. Therefore, as of December 31, 2020, the Company believes that such awards granted to Magna do not meet the definition of an asset. In the year ended December 31, 2020, the Company recorded reduction of revenues in the amount of $ 14,800, representing the fair value of the Preferred C-1 Shares issued to Magna. The warrants have not been recognized since the performance conditions underlying their exercise was not considered probable as of December 31, 2020.

i.	Warranty costs:

The Company provides standard product warranties, for its pre-SOP products, for period of up to twelve months, at no extra charge, that covers the compliance of the products with agreed-upon specifications. Standard warranties are considered to be assurance type warranties and are not accounted for as separate performance obligations. A provision is recorded for estimated warranty costs based on the Company’s experience.

Changes in the warranty provision, presented in other accrued expenses, was as follow:

	Year ended December 31,
	2020	2019
Balance at beginning of the year	$61	$	*	)
Warranty Provision	198		118
Warranty Claims Settled	(232)		(57)

Balance at end of the year	$27		$61

*)	Represents amount lower than $1.

j.	Research and development expenses:

Research and development costs include personnel-related expenses associated with the Company’s engineering personnel responsible for the design, development and testing of its products. Such costs related to software development are included in research and development expense until the technological feasibility is reached, which for the Company’s software

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES  (Cont.)

products, is generally shortly before the products are released to production. Research and development costs are charged to the consolidated statements of operations as incurred.

k.	Patent costs:

Legal and related patent costs are charged to general and administrative expenses in the consolidated statements of operations as incurred, since their realization is uncertain.

l.	Share-based compensation:

The Company accounts for share-based compensation in accordance with ASC No. 718, “Compensation—Stock Compensation” (“ASC No. 718”). ASC No. 718 requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the award is recognized as an expense over the requisite service period.

The Company measures its share-based payment awards made to employees, directors, and non-employee service providers based on estimated fair values. The fair value of each option award is estimated on the grant date using the Black-Scholes option pricing model which requires several assumptions, of which the most significant are the expected share price volatility and the expected option term. The company recognize forfeitures of equity-based awards as they occur. For graded vesting awards, the Company recognizes compensation expenses based on the straight-line method over the requisite service period.

m.	Accrued post-employment benefit:

Severance pay:

The Israeli Severance Pay Law, 1963 (“Severance Pay Law”), specifies that employees are entitled to severance payment, following the termination of their employment. Under the Severance Pay Law, the severance payment is calculated as one-month salary for each year of employment, or a portion thereof.

The Company’s liability for all of its Israeli employees is covered by the provisions of Section 14 of the Severance Pay Law (“Section 14”). Under Section 14 employees are entitled to monthly deposits, at a rate of 8.33% of their monthly salary, continued on their behalf to their insurance funds. Payments in accordance with Section 14 release the Company from any future severance payments in respect of those employees. As a result, the Company does not recognize any liability for severance pay due to these employees and the deposits under Section 14 are not recorded as an asset in the Company’s balance sheet.

Severance pay expenses for the years ended December 31, 2020, 2019 and 2018, amounted to approximately $ 2,000, $ 1,700 and $ 1,100, respectively.

401(k) profit sharing plans:

The Company has a 401(k) retirement savings plan for its employees in the U.S. Each eligible employee may elect to contribute a portion of the employee’s compensation to the plan.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES  (Cont.)

The U.S. Subsidiary matches 4% of employee contributions up to the plan with no limitation. During the years ended December 31, 2020, 2019 and 2018, the Company recorded expenses for matching contributions in the amount of $ 14, $ 31 and $ 9, respectively.

n.	Income taxes:

The Company accounts for income taxes in accordance with ASC No. 740, “Income Taxes” (ASC 740”). ASC 740 prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between the financial reporting and the tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value, if it is more likely than not that a portion or all of the deferred tax assets will not be realized.

The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. Accounting guidance addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements, under which a Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

o.	Concentration of risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, short-term and restricted deposits.

Trade receivable of the Company are mainly derived from customers located globally. The Company mitigates its credit risks by performing credit evaluations of its customers’ financial conditions and requires customer advance payments in certain circumstances. The Company generally does not require collateral.

p.	Trade receivables

Trade receivables are recorded at the invoiced amount and do not bear interest. Trade receivable are periodically assed for allowance for doubtful accounts, which is the Company’s best estimate of the amount of credit losses inherent in its existing accounts receivable. In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and customers’ financial condition, the amount of receivables in dispute, and the current receivables aging and current payment patterns. The allowance of doubtful accounts was not material for the periods presented.

q.	Fair value of Financial Instruments:

The estimated fair value of financial instruments has been determined by the Company using available market information and valuation methodologies. Considerable judgment is required in estimating fair values. Accordingly, the estimates may not be indicative of the amounts the

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES  (Cont.)

Company could realize in a current market exchange. The following methods and assumptions were used by the Company in estimating the fair value of their financial instruments:

1.

The carrying values of cash and cash equivalents, short-term and restricted deposits, trade receivables, prepaid expenses and other current assets, trade payables, employees and payroll accruals and accrued expenses and other current liabilities approximate fair values due to the short-term maturities of these instruments.

2.	The Company applies ASC No. 820, “Fair Value Measurements and Disclosures” (“ASC No. 820”), with respect to fair value measurements of all financial assets and liabilities.

3.

In accordance with ASC No. 820, the Company measures its short-term deposits at fair value. Short-term deposits are classified within Level 1. This is because these assets are valued using quoted market prices.

Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. A three-tier fair value hierarchy is established as a basis for considering such assumptions and for inputs used in the valuation methodologies in measuring fair value:

Level 2 -	Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 -	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

r.	Loss per share:

The Company computes basic loss per share in accordance with ASC Topic 260, “Earnings per Share” by dividing the net loss attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year. Diluted loss per share is computed by considering the potential dilution that could occur upon the exercise of options granted under stock-based compensation plans using the treasury stock method.

Basic and diluted net loss per share was adjusted to reflect accumulative dividend rights attributed to Innoviz preferred shares.

s.	Deferred Transaction Costs

Deferred transactions costs consist primarily of accounting, legal, and other fees related to the Company’s transaction. Upon consummation of the transaction, the deferred transaction costs will be reclassified to shareholders’ deficit and recorded against the proceeds from the transaction. The Company capitalized $374 of deferred offering costs within other assets, noncurrent in the consolidated balance sheets as of December 31, 2020. No transaction costs were capitalized as of December 31, 2019.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES  (Cont.)

t.	Other Comprehensive Income (Loss)

The Company has no components of comprehensive loss other than net loss. Thus, comprehensive loss is the same as net loss for the period presented.

u.	Recently adopted accounting pronouncements:

1.

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09 - Revenue from contracts with customers, to achieve a consistent application of revenue recognition, resulting in a single revenue model to be applied by reporting companies under GAAP. Under the new model, recognition of revenue occurs when a customer obtains control of the promised goods or services in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the standard requires that reporting companies disclose the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The standard is effective for public entities for fiscal years beginning after December 15, 2017, and for nonpublic entities, as amended by ASU 2020-05, fiscal years beginning after December 15, 2019. The standard is required to be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying it being recognized at the date of initial application. The Company adopted ASC 606, effective as of January 1, 2018, using the modified retrospective transition method. The adoption did not have a material impact on the consolidated financial statements and there was no cumulative adjustment to the Company’s retained earnings.

2.

In November 2019, the FASB issued ASU No. 2019-08, “Compensation - Stock Compensation (Topic 718) and Revenue from Contract with Customers (Topic 606): Codification Improvements Share-Based Consideration Payable to a Customer.” These amendments expand the scope of Topic 718, Compensation - Stock Compensation to include share-based payments issued to customers in conjunction with selling goods or services. Consequently, the accounting for share-based payments to customers will be measured and classified according to Topic 718. The Company adopted this update as of January 1, 2020. The adoption did not have a material impact on the consolidated financial statements.

v.	Recently issued accounting pronouncements not yet adopted:

As an “emerging growth company,” the Jumpstart Our Business Startups Act (“JOBS Act”) allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected to use this extended transition period under the JOBS Act. The adoption dates discussed below reflects this election.

1.

In February 2016, the FASB issued ASU 2016-02 - Leases, requiring the recognition of lease assets and liabilities on the balance sheet. The standard: (a) clarifies the definition of a lease; (b) requires a dual approach to lease classification similar to current lease classifications; and (c) causes lessees to recognize leases on the balance sheet as a lease liability with a corresponding right-of-use asset for leases with a lease-term of more than

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES  (Cont.)

12 months. The standard is effective for public entities for fiscal years beginning after December 15, 2018, and for the Company for fiscal years beginning after December 15, 2020. In June 2020, the FASB issued ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities, which defers the effective date of ASU 2016-02 for non-public entities to fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The guidance will be effective for the Company beginning January 1, 2022, and interim periods in fiscal years beginning January 1, 2023. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

2.

In June 2016, the FASB issued ASU No. 2016-13 (Topic 326), Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments, which replaces the existing incurred loss impairment model with an expected credit loss model and requires a financial asset measured at amortized cost to be presented at the net amount expected to be collected. The guidance will be effective for the Company beginning January 1, 2023. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

3.

In August 2020, the FASB issued ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts in an entity’s own equity. Among other changes, ASU 2020-06 removes from GAAP the liability and equity separation model for convertible instruments with a cash conversion feature and a beneficial conversion feature, and as a result, after adoption, entities will no longer separately present in equity an embedded conversion feature for such debt. Similarly, the embedded conversion feature will no longer be amortized into income as interest expense over the life of the instrument. Instead, entities will account for a convertible debt instrument wholly as debt unless (1) a convertible instrument contains features that require bifurcation as a derivative under ASC Topic 815, Derivatives and Hedging, or (2) a convertible debt instrument was issued at a substantial premium. Additionally, the amendments in this update remove certain conditions that should be considered in the derivatives scope exception evaluation under Subtopic 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity. ASU 2020-06 is effective for the Company for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted for fiscal years beginning after December 15, 2020 and can be adopted on either a fully retrospective or modified retrospective basis. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES  (Cont.)

a.	Inventories are comprised of the following:

	December 31,
	2020	2019
Raw materials	$1,657	$919
Finished goods including machinery	507	422

	$2,164	$1,341

b.	During the years ended December 31, 2020, the Company recorded inventory write-offs as a result of product end of life in the amount of $ 2,088.

NOTE 4:- PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following:

	December 31,
	2020	2019
Government authorities	$1,618	$946
Prepaid expenses	461	426
Short-term deposits	118	337
Other	1,090	209

	$3,287	$1,918

NOTE 5:- PROPERTY AND EQUIPMENT, NET

a.	Property and equipment, net consist of the following:

	December 31,
	2020	2019
Cost:
Computers and software	$3,680	$2,527
Office furniture and equipment	557	511
Electronic equipment	8,931	6,467
Leasehold improvements	4,594	4,324

	17,762	13,829

Accumulated depreciation	4,517	2,490

	$13,245	$11,339

b.	Depreciation expenses for the years ended December 31, 2020, 2019 and 2018, amounted to $2,661, $1,674 and $660, respectively.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 6:- ADVANCES FROM CUSTOMERS AND DEFERRED REVENUES

Advances from customers and deferred revenues consist of the following:

	December 31,
	2020	2019
Current liabilities:
Deferred revenues	$996	$291
Advances from customers	665	172

	1,661	463

Long-term liabilities:
Deferred revenues	3,473	3,473

	$5,134	$3,936

NOTE 7:- ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consisted of the following:

	December 31,
	2020	2019
Current maturities of loan	$275	$246
Warranty provision	27	61
Accrued expenses	2,536	3,367
Other	16	—

	$2,854	$3,674

NOTE 8:- COMMITMENTS AND CONTINGENCIES

a.	Operating lease commitments:

The Company leases facility for its office, which includes exit points on November 2021 and 20204. The lease agreement will expire on November 30, 2028. The minimum future lease payments under the operating leases agreement subsequent to December 31, 2020, are as follows:

Total
Year ended December 31,	Unaudited
2021	$1,031
2022	994
2023	985
2024	992
2025 and thereafter	3,890

$7,892

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 8:- COMMITMENTS AND CONTINGENCIES  (Cont.)

Total rent expenses for the years ended December 31, 2020, 2019 and 2018, were approximately $956, $777 and $580, respectively.

As part of the lease agreement, the Company received a loan from the owner of the Company office in Israel in the amount of NIS 9,700 thousand (approximately $2,700) to be used for constructing lease hold improvements. The loan bears an annual interest of 3.58% and is to be repaid in 120 fixed monthly installments of NIS 98,500 (approximately $28).

Financial expenses with respect to loan for the years ended December 31, 2020, 2019 and 2018, amounted to $89, $94 and $29, respectively.

b.	Legal proceedings:

The Company is currently not part, as plaintiff or defendant, to any legal proceedings that, individually or in the aggregate, are expected by the Company to have a material effect on the Company’s business, financial position, results of operations or cash flows. The Company reviews the status of each matter and assesses its potential financial exposure. If the potential loss from any claim or legal proceeding is considered probable and the amount can be reasonably estimated, the Company accrues a liability for the estimated loss. These accruals are reviewed at least yearly and adjusted to reflect the impact of negotiations, settlements, rulings, advice of legal counsel and other information and events pertaining to a matter.

NOTE 9:- CONVERTIBLE PREFERRED SHARES

a.	Convertible Shares at December 31, 2020 and 2019, are comprised of the following:

	December 31,
	Authorized		Issued and outstanding		Carrying Value	Liquidation preference
	2020	2019	2020	2019	2020
	Number of shares
Preferred A Shares of no- par value (1)	20,418,209	20,418,209	20,418,209	20,418,209	$9,000	$11,682

Preferred B Shares of no- par value (1)	15,906,053	15,906,053	15,906,053	15,906,053	$66,348	$89,659

Preferred B-1 Shares of no- par value (1)	3,032,940	3,032,940	3,032,940	3,032,940	$12,500	$13,693

Preferred C Shares of no- par value (1))	28,973,439	28,973,439	28,216,005	28,216,005	$161,233	$186,954

Preferred C-1 Shares of no- par value (1)	15,191,550	—	2,699,114	—	$23,734	$26,218

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 9:- CONVERTIBLE PREFERRED SHARES  (Cont.)

(1)

Preferred shares A, B, B-1, C, and C-1 (collectively “Preferred Shares”) confer upon their holders the same rights conferred by the Ordinary Shares (for further information see Note 10a) in addition to the following rights:

Conversion rights - the holders of the Preferred Shares are entitled, at their option, to convert the Preferred Shares into Ordinary Shares by dividing the original issue price for such series of Preferred Share by the conversion price for such series of Preferred Share that is in effect at the time of conversion. The initial conversion price shall be the respective original issue price for such series of Preferred Share. The original issue price was $0.4408, $4.6366, $3.7093, $5.9842 and $9.573 per share for the Preferred A, B, B-1, C and C-1 Shares, respectively. The applicable conversion price shall be subject to adjustment upon share splits or combinations, recapitalizations, or upon the issuance of any new securities at a price per share lower than the applicable conversion price of the Preferred Shares, as applicable, in effect immediately prior to such issuance. The Preferred Shares shall be automatically converted into Ordinary Shares, at the then effective conversion price, upon the closing of the sale of the Company’s Ordinary Shares to the public in a firm commitment underwritten public offering, provided that the price per share in such offering reflects at least 200% of Series C-1 Preferred Shares and that such offering results in at least $100,000 of gross proceeds to the Company.

Dividend - the holders of the Preferred Shares are entitled to a dividend only when and if declared by the Company’s board of directors. The Company may not declare, pay or set aside any dividends on any other class or series of capital share unless the Company’s outstanding Preferred Shares first receive, or simultaneously receive, a dividend on each outstanding Preferred Share. All dividends declared by the Company and are legally available for distribution among the shareholders, shall be distributed in the following order of preference:

a)

First, the holders of the Preferred C and C-1 Shares (collectively “Preferred C Shares”) shall be entitled to receive, prior to any distribution to any other shareholder, on a proportional basis an amount equal to the original issue price for such series of Preferred Share, plus interest at a rate of 6% of the Preferred Shares original issue price, per annum, plus (if applicable), an amount equal to any dividends declared but unpaid thereon.

b)

Second, the holders of the Preferred B and B-1 Shares (collectively “Preferred B Shares”) shall be entitled to receive, in preference to each inferior class, on a proportional basis an amount calculated in the same manner as described above with respect to the Preferred C Shares.

c)

Third, the holders of the Preferred A Shares shall be entitled to receive, in preference to each inferior class, an amount calculated in the same manner as described above with respect to the Preferred C Shares.

d)

Following the full payment of the entire preferred preference to the holders of Preferred Shares, the holders of the Ordinary Shares will be entitled to receive the remaining distribution proceeds (if any), pro rata based on the number of Ordinary Shares held by each such holder.

No dividends have been declared to date as of December 31, 2020.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 9:- CONVERTIBLE PREFERRED SHARES  (Cont.)

Liquidation preference - in the event of “Distribution Event”, as defined in the Company’s Articles of Association (the “AOA”), which includes liquidation (including Deemed Liquidation, events such as change in control, license of substantially all of the company’s intellectual property, etc.), dissolution or winding up of the Company, all assets or proceeds of the Company legally available for distributing among the shareholders, shall be distributed among the shareholders in the same order and will be calculated in the same manner as described above with respect to dividend distribution.

Redemption - according to the AOA, certain holders of the Preferred C and Preferred C-1 Shares are entitled to redemption rights in the event that the Company fails to hold a board meeting within a calendar year or does not complete an IPO or liquidation event within the 6-year anniversary of February 2019. The AOA do not provide redemption rights to the holders of Preferred A, B and B-1 Shares.

b.

On February 24, 2019, the Company closed its initial Series C Preferred Share financing round. Pursuant to the Series C Preferred Share purchase agreement, the Company issued 17,186,944 series Preferred C Shares at a price of $5.9842 per share, for total consideration of $102,850, net of issuance costs in the amount of $4,730.

Following the initial closing of its Series C financing round, the Company entered into multiple deferred closings until June 1, 2019, pursuant to which the Company issued 11,029,055 Preferred C Shares at a price of $5.9842 per share, for a total consideration of $66,000, net of issuance costs in the amount of $2,887.

c.

On October 1, 2020, the Company signed an agreement (the “Agreement”) with new and existing investors, according to which the Company issued 943,148 series C-1 Preferred Shares at a price per share of $9.573 (the “Original PPS”), for a total consideration of $8,934 net of issuance costs in the amount of $95.

The transaction documents also confer upon certain of Preferred C-1 shareholders the following rights:

1.

In the event that: (i) definitive agreement in connection with transaction between the Company and a SPAC, shall not be signed prior to December 31, 2020, or (ii) the closing of the transactions contemplated under such aforementioned definitive agreements shall not have taken place prior to April 30, 2021, the Company will issue additional Preferred C-1 Share for no additional consideration, such that after the issuance of the additional Preferred C-1 Shares, the aggregate number of Preferred C-1 Shares held by the investor shall be equal to the aggregate investment made by the investor divided by price per share of $ 6.583.

2.

In the event the closing of the transactions contemplated under such aforementioned definitive agreements shall have taken place prior to April 30, 2021, with pre-money valuation of the Company lower than $1,300,000 thousands, the Company will issue additional Preferred C-1 Share for no additional consideration, such that after the issuance of the additional Preferred C-1 Shares, the aggregate number of Preferred C-1 Shares held by the investor shall be equal to the aggregate investment made by the investor divided 70% of the Original PPS.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 9:- CONVERTIBLE PREFERRED SHARES  (Cont.)

On December 10, 2020, the Company issued to Magna 1,755,966 Preferred C-1 Shares, for no cash consideration (For further information see Note 2h and Note 16).

d.	Classification:

Since a deemed liquidation event is not solely within the control of the Company, the Preferred Shares were classified outside of permanent equity as temporary equity pursuant to ASC 480-10-S99.

As of December 31, 2020, and 2019, the Company did not adjust the carrying values of the Preferred Shares to the deemed liquidation values of such shares since a liquidation event was not probable.

NOTE 10:- SHAREHOLDERS’ EQUITY

a.	Composition of share capital:

	December 31,
	2020		2019
	Authorized	Issued and outstanding	Authorized	Issued and outstanding
	Number of Shares		Number of Shares
Ordinary Shares of no-par value (1)	179,872,754	16,948,226	107,265,966	15,855,287

(1)

Ordinary Shares confer upon the holders the right to vote in annual and special meetings of the Company, and to participate in the distribution of the surplus assets of the Company upon liquidation of the Company, after the distribution of the Company’s Preferred Shares liquidation preference (for further information see Note 9).

b.	On January 18, 2016, upon inception, the Company issued to certain shareholders 17,559,663 Ordinary Shares of no-par value, for no consideration.

c.	On February 17, 2021, the Company effected a one-for-1.138974 reverse share split of ordinary shares and preferred shares (for further information see Note 16a).

NOTE 11:- SHARE-BASED COMPENSATION

a.	Share option plans:

In 2016, the Company’s board of directors adopted the 2016 Share Incentive Plan (“the Plan”). According to the Plan, share awards or options to purchase shares may be granted to employees, directors, consultants and other service providers of the Company or any affiliate of the Company.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 11:- SHARE-BASED COMPENSATION  (Cont.)

Under the Plan, as of December 31, 2020, and 2019, a total of 12,513,999 ordinary shares were authorized for issuance, of which 2,066,574 and 3,795,989 ordinary shares were then available for future awards, respectively. Each option granted under the Plan expires no later than ten years from the date of grant. The options vest primarily over four years of employment.

b.	Options granted to employees:

The fair value of the Company’s share options granted to employees for the years ended December 31, 2020, 2019 and 2018, was estimated using the following weighted average assumptions:

	Year ended December 31,
	2020	2019	2018
Expected term, in years	6.25	6.25	6.25
Expected volatility	65%	65% - 70%	70% - 75%
Risk-Free interest rate	0.46% - 1.74%	1.77% - 2.65%	2.68% - 3.13%
Expected dividend yield	0%	0%	0%

A summary of employee option balances under the 2016 Plan as of December 31, 2020, and changes during the year then ended are as follows:

	Number of options	Weighted- average exercise price	Weighted- average remaining contractual term (in years)	Aggregate intrinsic value (in thousands)
Outstanding at January 1, 2020	7,834,282	$0.48	8.26	$18,153
Granted	2,581,589	$1.14
Exercised	(1,092,938)	$0.26		$6,734
Forfeited	(833,425)	$0.68
Expired	(18,750)	$0.79

Outstanding at December 31, 2020	8,470,758	$0.68	7.92	$48,594

Exercisable at December 31, 2020	4,161,444	$0.44	7.07	$24,873

Exercise price - in determining the exercise prices for share options granted, the board of directors considered the fair value of ordinary shares as of each grant date. The fair value of ordinary shares underlying the share options was determined by the board of directors at each award grant date based upon a variety of factors, including the results obtained from independent third-party valuations, the Company’s financial position and historical financial performance, the status of technological developments within the Company’s products, the composition and ability of the current management team, an evaluation or benchmark of the Company’s competition, the current business climate in the marketplace, the illiquid nature of the ordinary shares, arm’s length sales of the Company’s capital share, the effect of the rights and preferences of the Preferred Shares, and the prospects of a liquidity event, among others.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 11:- SHARE-BASED COMPENSATION  (Cont.)

Expected volatility - as the Company is privately owned, there is not sufficient historical volatility for the expected term of the share options. Therefore, the Company uses an average historical share price volatility based on an analysis of reported data for a peer group of comparable publicly traded companies which were selected based upon industry similarities.

Expected term (years) - represents the period that the Company’s option granted are expected to be outstanding. There is not sufficient historical share exercise data to calculate the expected term of the share options. Therefore, the Company elected to utilize the simplified method to value option grants. Under this approach, the weighted-average expected life is presumed to be the average of the shortest vesting term and the contractual term of the option.

Risk-free interest rate - the Company determined the risk-free interest rate by using a weighted-average equivalent to the expected term based on the U.S. Treasury yield curve in effect as of the date of grant.

Expected dividend yield - The Company does not anticipate paying any dividends in the foreseeable future. Thus, the Company used 0% as its expected dividend yield.

The share-based compensation expense recognized in the Company’s consolidated statements of operations are as follow:

	Year ended December 31,
	2020	2019	2018
Research and development	$2,649	$1,695	$1002
Sales and marketing	338	374	285
General and administrative	209	102	90

	$3,196	$2,171	$1,377

The Company recognizes forfeitures as they occur. As of December 31, 2020, 2019 and 2018, unrecognized compensation cost related to share options was $9,220, $5,660 and $5,110, respectively, which was expected to be recognized over a weighted average period of 2.92 years, 2.79 years and 3.05 years, respectively. The weighted-average grant date fair value of options granted during the years ended December 31, 2020 and 2019, was $3.01 and $1.58, respectively.

NOTE 12:- TAXES ON INCOME

a.	Corporate tax rates in Israel:

The corporate tax rate in Israel in 2018 and thereafter is 23%.

b.	Income taxes on US subsidiary:

On December 22, 2017, the United States enacted the Tax Cuts and Jobs Act (the “U.S. Tax Reform”); a comprehensive tax legislation that includes significant changes to the taxation of business entities. These changes, most of which are effective for tax years beginning after December 31, 2017, include several key tax provisions that might impact the Company, including, among others: (i) a permanent reduction to the statutory federal corporate income tax rate from 35% (top rate) to 21% (flat rate) effective for tax years beginning after December 31,

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 12:- TAXES ON INCOME  (Cont.)

2017; (ii) a new tax deduction in the amount of 37.5% of “foreign derived intangible income” that effectively reduces the federal corporate tax on certain qualified foreign derived sales/licenses/leases and service income in excess of a base amount to 13.125% (as compared to the regular corporate income tax rate of 21%); (iii) stricter limitations on the tax deductibility of business interest expense; (iv) a participation exemption for certain repatriations of earnings to the United States (along with certain rules designed to prevent erosion of the U.S. income tax base); (v) a one-time deemed repatriation tax on accumulated offshore earnings held in cash and illiquid assets, with the latter taxed at a lower rate; and (vi) an expansion of the U.S. controlled foreign corporation (“CFC”) anti-deferral starting with the CFC’s first tax year beginning in 2018 intended to tax in the U.S. “global intangible low-taxed income” (“GILTI”).

c.	Carryforward tax losses and credits:

As of December 31, 2020, the Company had operating loss carry forwards for Israeli income tax purposes of approximately $161,000 which may be offset indefinitely against future taxable income.

d.	Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The principal components of the Company’s deferred tax assets are as follows:

	December 31,
	2020	2019
Deferred tax assets:
Net operating loss carryforward	$37,636	$20,453
Research and development costs carryforward	15,997	13,835
Accrued Expenses	446	198
Share-based compensation	23	23
Other	27	11

Gross deferred tax assets	54,129	34,520

Valuation allowance	(54,117)	(34,520)

Deferred tax liabilities:
Property and equipment	(12)	(11)

Net deferred tax	$—	$—

Based on the available evidence, management believes that it is more likely than not that certain of its deferred tax assets relating to net operating loss carryforwards and other temporary differences in Israel will not be realized and accordingly, a valuation allowance has been provided.

As of December 31, 2020, and 2019, the Company has not provided a deferred tax liability in respect of cumulative undistributed earnings relating to the Company’s foreign subsidiaries, as the Company intends to keep these earnings permanently invested.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 12:- TAXES ON INCOME  (Cont.)

e.	Loss before taxes on income is comprised as follows:

	Year ended December 31,
	2020	2019	2018
Domestic	$(81,462)	$(67,316)	$(56,376)
Foreign	134	15	76

Loss before taxes on income	$(81,328)	$(67,301)	$(56,300)

f.	Income taxes are comprised as follows:

	Year ended December 31,
	2020	2019	2018
Current	$183	$10	$32

Domestic	128	—	15
Foreign	55	10	17

	$183	$10	$32

g.	The reconciliation of the tax benefit at the Israeli statutory tax rate to the Company’s income taxes is as follows:

	Year ended December 31,
	2020	2019	2018
Israel tax provision at statutory rate	23.00%	23.00%	23.00%
Non-deductible share-based compensation	(0.61%)	(0.63%)	(0.60%)
Effect of other permanent differences	(3.92%)	(0.06%)	(0.08%)
Change in valuation allowance	(18.95%)	(22.32%)	(21.94%)
Other adjustments	0.25%	—	0.44%

Effective tax rate	(0.23%)	(0.01%)	(0.06%)

h.	Tax assessments:

The Company is currently in the process of income tax audits in Israel, for the tax years 2016 through 2018. The Company’s tax assessments through 2015 are considered final.

As of December 31, 2020, the tax returns of the Company and its main subsidiaries are still subject to audits by the tax authorities for the tax years 2016 through 2020.

i.	Uncertain tax positions:

The Company has reviewed the tax positions taken, or to be taken, in its tax returns for all tax years currently open to examination by a taxing authority. As of December 31, 2020, and 2019, the Company has not recorded any uncertain tax position liability.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 13:- BASIC AND DILUTED NET LOSS PER SHARE

The following table sets forth the computation of the net loss per share for the period presented:

	Year ended December 31,
	2020	2019	2018
Numerator:
Net loss	$(81,511)	$(67,301)	$(56,400)
Preferred share accrued cumulative dividend rights	(17,473)	(13,664)	(5,795)

Total loss attributable to ordinary shares	$(98,984)	$(80,965)	$(62,195)

Denominator:
	16,514,910	15,524,845	15,039,814

The following potentially dilutive ordinary share equivalents have been excluded from the calculation of diluted net loss per share for the period presented due to their anti-dilutive effect:

a.

20,418,209 Preferred A Shares, 15,906,053 Preferred B Shares, 3,032,940 Preferred B-1 Shares, 28,216,005 Preferred C Shares, 2,699,114 Preferred C-1 Shares and 8,470,758 options outstanding to purchase Ordinary Shares as of December 31, 2020.

b.

20,418,209 Preferred A Shares, 15,906,053 Preferred B Shares, 3,032,940 Preferred B-1 Shares, 28,216,005 Preferred C Shares and 7,834,282 options outstanding to purchase Ordinary Shares as of December 31, 2019.

c.	20,418,209 Preferred A Shares, 15,906,053 Preferred B Shares, 3,032,940 Preferred B-1 Shares and 6,998,647 options outstanding to purchase Ordinary Shares as of December 31, 2018.

NOTE 14:- GEOGRAPHIC AND CUSTOMER INFORMATION

a.	Geographic information:

Following is a summary of revenues by geographic areas. Revenues attributed to geographic areas, based on the location where the customers accept delivery of the products and services:

	Year ended December 31,
	2020	2019	2018
Europe, Middle East and Africa (*)	$3,803	$1,105	$51
Asia Pacific	1,078	182	11
North America (**)	(14,245)	288	—

	$(9,364)	$1,575	$62

(*)	Includes revenue from Germany in the amount of $3,635, $983 and $51 in the years ended December 31, 2020, 2019 and 2018, respectively.

(**)	Include reduction of revenue from United States in the amount of $14,800 during the year ended December 31, 2020.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 14:- GEOGRAPHIC AND CUSTOMER INFORMATION  (Cont.)

b.	The Company’s long-lived assets (property and equipment, net) are located as follows:

	Year ended December 31,
	2020	2019
Israel	$13,053	$11,216
United States	74	114
Germany	34	5
Belarus	84	4

	$13,245	$11,339

c.	Customers accounted for over 10% of revenue:

As of December 31, 2020, the Company had three customers that accounted for 51%, 22% and 10% of revenues (exclude of reduction of revenues of issuance of Preferred C-1 Shares).

As of December 31, 2019, the company had one customer that accounted for 64% of revenues.

As of December 31, 2018, the company had two customers that accounted for 18% and 82%, respectively, of revenues.

NOTE 15:- RELATED PARTY BALANCES AND TRANSACTIONS

a.	Balances with the related parties:

	December 31,
	2020	2019
Trade Receivable	$1,146	$1,043

Long term deferred revenues	$3,500	$3,500

b.	Transactions with the related parties:

	Year ended December 31,
	2020	2019	2018
Revenues (net revenues)	$(12,014)	$1,002	$51

During the years ended December 31, 2018, 2019 and 2020 the Company earned $51, $1,002 and $(12,014) respectively, in revenues (net revenues) from the sale of services and goods to a shareholder (also refer to Note 2h).

As of December 31, 2018, December 31, 2019 and December 31, 2020, the Company recorded receivables of $35, $1,043 and $1,146, respectively from the same shareholder mentioned above in connection with the revenues earned, included as Trade Receivable on the accompanying consolidated balance sheets. The receivables were collected in the ordinary course of business.

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 15:- RELATED PARTY BALANCES AND TRANSACTIONS  (Cont.)

As of December 31, 2018, December 31, 2019 and December 31, 2020, the Company recorded deferred revenue of $1.3 million, $3.5 million and $3.5 million, respectively, from the same shareholder mentioned above in connection with the revenues earned, included as Long Term Deferred Revenue on the accompanying consolidated balance sheets.

NOTE 16:- SUBSEQUENT EVENTS

a.

On February 17, 2021, the Innoviz effected a 1-for-1.138974 reverse stock split, to cause the value of the outstanding Company’s Ordinary Shares immediately prior to the closing to equal $10 per share. As a result, all common stock, convertible preferred stocks, options for Ordinary Shares, exercise price and net loss per share amounts were adjusted retroactively for all periods presented in these financial statements.

b.

Immediately prior to the closing of the Merger as described below, and in accordance with the Preferred C-1 transaction documents, escribed in Note 9c, the Company issued to certain shareholders of Preferred C-1 Shares 375,107 Preferred C-1 Shares of no-par value, for no additional consideration.

c.	Business Combination

Pursuant to the merger agreement described in Note 1c, on April 5, 2021 (the “Closing Date”), Hatzata Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company was merged with and into Collective Growth, with Collective Growth surviving as a wholly-owned subsidiary of Innoviz (the “Business Combination”).

The merger with a subsidiary is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with ASC 805 “Business combinations”.

Upon closing of the Business Combination, 20,418,209, 15,906,053, 3,032,940, 28,216,005 and 3,045,792 of the Company’s Preferred A, B, B-1, C and C-1 Shares were automatically converted into 70,618,999 Ordinary Shares of no-par value.

On the Closing Date, the following securities issuances were made by the Company to Collective Growth’s securityholders: (i) each outstanding share of Class B common shares of Collective Growth, after taking into account the forfeiture of 1,875,000 shares by the holders of Class B common shares, was exchanged for one ordinary share of the Company (“Company Ordinary Share”), (ii) each outstanding share of Class A common stock of Collective Growth was exchanged for one Company Ordinary Share, and (iii) each outstanding warrant of Collective Growth, after taking into account the forfeiture of 187,500 warrants by certain holders of warrants of Collective Growth and including an aggregate of 100,000 warrants issued upon the conversion of outstanding convertible notes made by the Sponsor for working capital purposes, was assumed by the Company and became a warrant of the Company (“Company Warrant”).

In addition, on the Closing Date, in connection with the consummation of the Business Combination and after giving effect, to the redemption of an aggregate of 891,046 shares of Collective Growth’s Class A common stock in accordance with the terms of Collective Growth’s amended and restated certificate of incorporation and in accordance with the Put

INNOVIZ TECHNOLOGIES LTD. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 16:- SUBSEQUENT EVENTS  (Cont.)

Option Agreement between the Company and Antara: (i) each outstanding preferred share of the Company was converted into one Company Ordinary Share, (ii) the Company issued Perception an aggregate of 3,027,747 Company Warrants, and (iii) the Company issued Antara an aggregate of 3,002,674 Company Ordinary Shares and 3,784,753 Company Warrants and (iii) the Company agreed to issue to Company’s Management 2,500,000 Ordinary Shares and 3,500,000 warrants, taking into account, in each case, any applicable withholding taxes. In addition, in the event that the earnout Target is reached during the Earnout Period (both “Target” and “Earnout Period” as defined in the Business Combination Agreement), then: (A) Perception shall also be entitled to receive up to 2,175,000 of additional Company Ordinary Shares, (B) Antara shall also be entitled to receive up to 312,297 of additional Company Ordinary Shares and (C) certain members of the Company’s management shall also be entitled to receive up to 1,250,000 of additional Company Ordinary Shares.

Additionally, on the Closing Date, the Company completed the sale of Ordinary Shares to certain accredited investors (“Investors”), at a price per share of $10, for gross proceeds to the Company of approximately $230,000 thousand, pursuant to a series of subscription agreements (“Subscription Agreements”) entered into by the Company and the Investors concurrently with the execution of the Business Combination Agreement.

Upon closing of the Business Combination, the Company has adopted amended and restated articles of association to align such organizational documents with consistent with those of a publicly held company and has become a publicly traded company.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Collective Growth Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Collective Growth Corporation (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, changes in stockholders’ equity and cash flows for year ended December 31, 2020 and for the period from December 10, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and for the period from December 10, 2019 through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2020 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement of the 2020 Financial Statements

As discussed in Note 2 to the financial statements, the accompanying financial statements as of December 31, 2020 and for the year ended December 31, 2020 have been restated.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/S/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2019.

New York, NY

April 2, 2021, except for the effects of the restatement discussed in Notes 2 and 11, to which the date is July 27, 2021.

COLLECTIVE GROWTH CORPORATION

BALANCE SHEETS

	December 31,
	2020	2019
	(restated)
ASSETS
Current Assets
Cash	$284,330	$—
Prepaid expenses	61,651	—

Total Current Assets	345,981	—
Deferred offering costs	—	32,500
Cash and marketable securities held in Trust Account	150,100,083	—

TOTAL ASSETS	$150,446,064	$32,500

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued expenses	$371,244	$—
Promissory note – related party	—	7,848

Total Current Liabilities	371,244	7,848
Deferred consulting fees	72,000	—
Deferred underwriting fee payable	5,250,000	—
Warrant Liability	41,975,813

Total Liabilities	47,669,057	7,848

Commitments and Contingencies (Note 7)
Class A common stock subject to possible redemption, 9,777,700 shares at redemption value at December 31, 2020	97,777,000	—

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 5,484,800 and 0 shares issued and outstanding (excluding 9,777,700 and 0 shares subject to possible redemption) at December 31, 2020 and 2019	548	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 3,750,000 and 4,312,500 shares issued and outstanding as of December 31, 2020 and 2019 (1)	375	431
Additional paid-in capital	34,854,235	24,569
Accumulated deficit	(29,855,151)	(348)

Total Stockholders’ Equity	5,000,007	24,652

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$150,446,064	$32,500

(1)

December 31, 2019 share amount included an aggregate of up to 562,500 shares that were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part (see Note 6).

The accompanying notes are an integral part of the financial statements.

COLLECTIVE GROWTH CORPORATION

STATEMENTS OF OPERATIONS

	Year Ended December 31, 2020	For the Period from December 10, 2019 (Inception) Through December 31, 2019
	(restated)
Formation and operational costs	$1,134,618	$348

Loss from operations	(1,134,618)	(348)
Other income:
Change in fair value of warrant liability	(26,454,375)	—
Compensation expense related to warrant liabilities	(1,665,188)
Transaction costs associated with Initial Public Offering	(700,705)	—
Interest earned on marketable securities held in Trust Account	94,642	—
Unrealized gain on marketable securities held in Trust Account	5,441	—

Other loss	(28,720,185)	—

Net loss	$(29,854,803)	$(348)

Basic and diluted weighted average of shares outstanding, Common stock subject to possible redemption	13,211,642	—

Basic and diluted net income per share, Common stock subject to possible redemption	$0.00	$0.00

Weighted average shares outstanding, basic and diluted	5,094,825	3,750,000

Basic and diluted net loss per common share	$(5.86)	$(0.00)

The accompanying notes are an integral part of the financial statements.

COLLECTIVE GROWTH CORPORATION

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – December 31, 2019	—	$—	4,312,500	$431	$24,569	$(348)	$24,652
Sale of 15,000,000 Units, net of underwriting discounts	15,000,000	1,500	—	—	130,100,328	—	130,101,828
Sale of 262,500 Private Placement Units	262,500	26	—	—	630,304	—	630,330
Sale of 1,875,000 Private Placement Warrants	—	—	—	—	1,875,000	—	1,875,000
Forfeiture of Founder Shares	—	—	(562,500)	(56)	56	—	—
Class A common stock subject to possible redemption	(9,777,700)	(978)	—	—	(97,776,022)	—	(97,777,000)
Net loss	—	—	—	—	—	(29,854,803)	(29,854,803)

Balance – December 31, 2020 (restated)	5,484,800	$548	3,750,000	$375	$34,854,235	$(29,855,151)	$5,000,007

(1)	Included an aggregate of up to 562,500 shares that were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part (see Note 6).

The accompanying notes are an integral part of the financial statements.

COLLECTIVE GROWTH CORPORATION

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2020	For the Period from December 10, 2019 (Inception) Through December 31, 2019
	(restated)
Cash Flows from Operating Activities:
Net loss	$(29,854,803)	$(348)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liability	26,454,375	—
Compensation expense	1,665,188	—
Transaction costs associated with Initial Public Offering	700,705	—
Interest earned on marketable securities held in Trust Account	(94,642)	—
Unrealized gain on marketable securities held in Trust Account	(5,441)	—
Deferred consulting fee payable	72,000	—
Changes in operating assets and liabilities:
Prepaid expenses	(61,651)	—
Accrued expenses	371,244	—

Net cash used in operating activities	(753,025)	(348)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(150,000,000)	—

Net cash used in investing activities	(150,000,000)	—

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	147,000,000	—
Proceeds from sale of Private Placement Units	2,625,000	—
Proceeds from sale of Private Placement Warrants	1,875,000	—
Proceeds from promissory notes – related party	104,058	7,848
Repayment of promissory notes – related party	(111,906)	—
Payment of offering costs	(454,797)	(7,500)

Net cash provided by financing activities	151,037,355	348

Net Change in Cash	284,330	—
Cash – Beginning	—	—

Cash – Ending	$284,330	$—

Non-cash investing and financing activities:
Initial classification of Class A common stock subject to redemption	$131,280,140	$—

Change in value of Class A common stock subject to possible redemption	$(33,503,140)	$—

Deferred underwriting fee payable	$5,250,000	$—

Offering costs paid by Sponsor in exchange for issuance of Class B common stock	$—	$25,000

The accompanying notes are an integral part of the financial statements.

COLLECTIVE GROWTH CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Collective Growth Corporation (the “Company”) was incorporated in Delaware on December 10, 2019. The Company is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “Business Combination”). The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although the Company initially intends to focus its search for target businesses on companies operating in the Federally permissible cannabinoid industry which are compliant with all applicable laws and regulations within the jurisdictions in which they are located or operate. In particular, the Company will not invest in or consummate a business combination with a target business that it determines has been operating, or whose business plan is to operate, in violation of U.S. federal laws, including the U.S. Controlled Substances Act.

The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2020, the Company had not commenced any operations. All activity for the period from December 10, 2019 (inception) through December 31, 2020 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination, activities in connection with the proposed acquisition of Innoviz Technologies Ltd., a company organized under the laws of the State of Israel (“Innoviz”) (see Note 7). The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on April 30, 2020. On May 5, 2020, the Company consummated the Initial Public Offering of 15,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), generating gross proceeds of $150,000,000, which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 262,500 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit and the sale of 1,875,000 warrants (the “Private Placement Warrants” and, together with the Private Placement Units, the “Private Placement Securities”) at a price of $1.00 per Private Placement Warrant in a private placement to Shipwright SPAC I, LLC (the “Sponsor”), certain other stockholders of the Company and the representative of the underwriters, generating gross proceeds of $4,500,000, which is described in Note 5.

Transaction costs amounted to $8,737,297, consisting of $3,000,000 of underwriting fees, $5,250,000 of deferred underwriting fees and $487,297 of other offering costs.

Following the closing of the Initial Public Offering on May 5, 2020, an amount of $150,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Securities was placed in a trust account (the “Trust Account”). The proceeds held in the Trust Account are invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.

COLLECTIVE GROWTH CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Securities, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account ($10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 immediately prior to or upon consummation of the Business Combination and, solely if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC containing substantially the same information as would be included in a proxy statement prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor and the Company’s stockholders prior to the Initial Public Offering (“Initial Stockholders”) have agreed to vote the Founder Shares (as defined in Note 6), Private Placement Shares (as defined in Note 5) and any Public Shares purchased after the Initial Public Offering (a) in favor of approving a Business Combination and (b) not to redeem any shares in connection with a stockholder vote to approve a Business Combination or amendment to the Amended and Restated Certificate of Incorporation prior thereto or sell any shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the Initial transaction or do not vote at all and whether or not they are a holder of record on the record date to be established by the Company to determine who can vote on the Business Combination.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares

COLLECTIVE GROWTH CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Initial Stockholders have agreed (a) to waive their redemption rights with respect to the Founder Shares, Private Placement Shares and Public Shares held by them in connection with the completion of a Business Combination, (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect a public stockholders’ ability to convert or sell their shares to the Company in connection with a Business Combination or amendment to the Amended and Restated Certificate of Incorporation prior thereto or affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the time period required by its Amended and Restated Certificate of Incorporation, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment and (c) waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period (defined below).

The Company will have until November 5, 2021 to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period (and the Company’s stockholders do not approve an extension of such date), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek

COLLECTIVE GROWTH CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

to reduce the possibility that Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Liquidity and Going Concern

As of December 31, 2020, the Company had $284,330 in its operating bank accounts, $150,100,083 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its common stock in connection therewith and working capital of $169,879, which excludes franchise and income taxes payable as such amounts can be paid from the interest earned in the Trust Account. As of December 31, 2020, approximately $100,000 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations.

On October 28, 2020 and February 26, 2021, the Sponsor committed to provide the Company loans in the aggregate amount of $395,000 in order to finance transaction costs in connection with a Business Combination. These loans will be non-interest bearing, unsecured and will be repaid upon the consummation of a Business Combination.

The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through November 5, 2021, the date that the Company will be required to cease all operations, except for the purpose of winding up, if a Business Combination is not consummated. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company previously accounted for its outstanding Public Warrants (as defined in Note 9) and Private Warrants (collectively, with the Public Warrants, the “Warrants”) issued in connection with its Initial Public Offering as components of equity instead of as derivative liabilities. The warrant agreement governing the Warrants includes a provision that provides for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant. In Addition, the warrant agreement includes a provision that in the

COLLECTIVE GROWTH CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

event of a tender offer or exchange offer made to and accepted by holders of more than 50% of the outstanding shares of a single class of stock, all holders of the Warrants would be entitled to receive cash for their Warrants (the “tender offer provision”).

On April 12, 2021, the staff of the Division of Corporation Finance of the Securities and Exchange Commission together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement, dated as of November 5, 2020, between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agreement”).

In further consideration of the SEC Statement, the Company’s management further evaluated the Warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. Based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that the Company’s Private Placement Warrants are not indexed to the Company’s common stock in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. In addition, based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that the tender offer provision fails the “classified in stockholders’ equity” criteria as contemplated by ASC Section 815-40-25.

As a result of the above, the Company should have classified the Warrants as derivative liabilities in its previously issued financial statements. Under this accounting treatment, the Company is required to measure the fair value of the Warrants at the end of each reporting period as well as re-evaluate the treatment of the warrants (including on May 5, 2020, June 30, 2020, September 30, 2020, and December 31, 2020) and recognize changes in the fair value from the prior period in the Company’s operating results for the current period.

The Company’s accounting for the Warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported cash or investments held in the trust account.

	As Previously Reported	Adjustments	As Restated
Balance sheet as of May 5, 2020 (audited)
Warrant Liability	$—	$15,521,438	$15,521,438
Class A Common Stock Subject to Possible Redemption	140,786,390	(15,521,438)	125,264,952
Class A Common Stock	118	155	273
Additional Paid-in Capital	5,000,764	2,365,738	7,366,502
Accumulated Deficit	(1,310)	(2,365,893)	(2,367,203)
Stockholders’ Equity	5,000,003	—	5,000,003
Common Stock Subject to Possible Redemption	14,078,639	(1,552,144)	12,526,495

COLLECTIVE GROWTH CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

	As Previously Reported	Adjustments	As Restated
Balance sheet as of June 30, 2020
Warrant Liability	$—	$8,609,063	$8,609,063
Class A Common Stock Subject to Possible Redemption	140,523,230	(8,609,063)	131,914,167
Class A Common Stock	121	86	207
Additional Paid-in Capital	5,263,977	(4,546,568)	717,409
(Accumulated Deficit) Retained Earnings	(264,465)	4,546,482	4,282,017
Stockholders’ Equity	5,000,008	—	5,000,008
Common Stock Subject to Possible Redemption	14,052,323	(860,906)	13,191,417

Balance sheet as of September 30, 2020
Warrant Liability	$—	$7,363,688	$7,363,688
Class A Common Stock Subject to Possible Redemption	140,191,390	(7,363,688)	132,827,702
Class A Common Stock	124	74	198
Additional Paid-in Capital	5,595,814	(5,595,814)	—
(Accumulated Deficit) Retained Earnings	(596,312)	5,595,740	4,999,428
Stockholders’ Equity	5,000,001	—	5,000,001
Common Stock Subject to Possible Redemption	14,019,139	(736,369)	13,282,770

Balance sheet as of December 31, 2020 (audited)
Warrant Liability	$—	$41,975,813	$41,975,813
Class A Common Stock Subject to Possible Redemption	139,752,810	(41,975,810)	97,777,000
Class A Common Stock	129	420	549
Additional Paid-in Capital	6,034,389	28,819,845	34,854,235
Accumulated Deficit	(1,034,883)	(28,820,268)	(29,855,151)
Stockholders’ Equity	5,000,010	(3)	5,000,007
Common Stock Subject to Possible Redemption	13,975,281	(4,197,581)	9,777,700

Statement of Operations for the Six Months Ended June 30, 2020 (audited)
Change in fair value of warrant liability	$—	$6,912,375	$6,912,375
Transaction costs associated with Initial Public Offering	—	(700,705)	(700,705)
Compensation expense related to warrant liabilities	—	(1,665,188)	(1,665,188)
Net (loss) income	(264,117)	4,546,482	4,282,365
Weighted average shares outstanding, Common Stock	4,114,265	292,500	4,406,765
Basic and diluted net loss per share, Common Stock	(0.06)	1.03	0.97

Statement of Operations for the Nine Months Ended September 30, 2020 (audited)
Change in fair value of warrant liability	$—	$8,157,750	$8,157,750
Transaction costs associated with Initial Public Offering	—	(700,705)	(700,705)
Compensation expense related to warrant liabilities	—	(1,665,188)	(1,665,188)
Net (loss) income	(595,964)	5,791,857	5,195,893
Weighted average shares outstanding, Common Stock	4,398,294	483,351	4,881,645
Basic and diluted net loss per share, Common Stock	(0.14)	1.20	1.06

COLLECTIVE GROWTH CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

	As Previously Reported	Adjustments	As Restated
Statement of Operations for the Year Ended December 31, 2020 (audited)
Change in fair value of warrant liability	$—	$(26,454,375)	$(26,454,375)
Transaction costs associated with Initial Public Offering	—	(700,705)	(700,705)
Compensation expense related to warrant liabilities	—	(1,665,188)	(1,665,188)
Net loss	(1,034,535)	(28,820,268)	(29,854,803)
Weighted average shares outstanding, Class A Common Stock subject to possible redemption	14,045,743	(834,101)	13,211,642
Basic and diluted net income per share, Class A Common Stock subject to possible redemption	0.00	—	0.00
Weighted average shares outstanding, Common Stock	4,547,874	546,951	5,094,825
Basic and diluted net loss per share, Common Stock	(0.23)	(5.63)	(5.86)

Cash Flow Statement for the Six Months Ended June 30, 2020 (audited)
Net (loss) income	$(264,117)	$4,546,482	$4,282,365
Change in fair value of warrant liability	—	(6,912,375)	(6,912,375)
Transaction costs associated with Initial Public Offering	—	700,705	700,705
Compensation expense related to warrant liabilities	—	1,665,188	1,665,188
Initial classification of Class A Common Stock subject to possible redemption	140,786,390	(9,506,250)	131,280,140
Change in value of Class A Common Stock subject to possible redemption	(263,160)	897,187	634,027

Cash Flow Statement for the Nine Months Ended September 30, 2020 (audited)
Net (loss) income	$(595,964)	$5,791,857	$5,195,893
Change in fair value of warrant liability	—	(8,157,750)	(8,157,750)
Transaction costs associated with Initial Public Offering	—	700,705	700,705
Compensation expense related to warrant liabilities	—	1,665,188	1,665,188
Initial classification of Class A Common Stock subject to possible redemption	140,786,390	(9,506,250)	131,280,140
Change in value of Class A Common Stock subject to possible redemption	(595,000)	2,142,562	1,547,562

Cash Flow Statement for the Year Ended December 31, 2020 (audited)
Net loss	$(1,034,535)	$(28,820,268)	$(29,854,803)
Change in fair value of warrant liability	—	26,454,375	26,454,375
Transaction costs associated with Initial Public Offering	—	700,705	700,705
Compensation expense related to warrant liabilities	—	1,665,188	1,665,188
Initial classification of Class A Common Stock subject to possible redemption	140,786,390	(9,506,250)	131,280,140
Change in value of Class A Common Stock subject to possible redemption	(1,033,580)	(32,469,560)	(33,503,140)

COLLECTIVE GROWTH CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020 and 2019.

COLLECTIVE GROWTH CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Marketable Securities Held in Trust Account

The Company accounts for its securities held in the trust account in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 320 “Debt and Equity Securities.” These securities are classified as trading securities with unrealized gains/losses, if any, recognized through the statement of operations.

At December 31, 2020, substantially all of the assets held in the Trust Account were held in U.S. Treasury Bills. Through December 31, 2020, the Company did not withdraw any interest earned on the Trust Account to pay its franchise and income taxes.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.

Warrant Liability

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The Private Placement Warrants were initially and subsequently measured using a Black-Scholes Model for each reporting period. The Public Warrants for periods where no observable traded price was available were initially valued using a Binomial / Lattice Model. For subsequent periods, the Public Warrant quoted market price was used as the fair value as of each relevant date (see Note 11).

COLLECTIVE GROWTH CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020 and 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

On March 27, 2020, the CARES Act was enacted in response to COVID-19 pandemic. Under ASC 740, the effects of changes in tax rates and laws are recognized in the period which the new legislation is enacted. The CARES Act made various tax law changes including among other things (i) increasing the limitation under Section 163(j) of the Internal Revenue Code of 1986, as amended (the “IRC”) for 2019 and 2020 to permit additional expensing of interest (ii) enacting a technical correction so that qualified improvement property can be immediately expensed under IRC Section 168(k), (iii) making modifications to the federal net operating loss rules including permitting federal net operating losses incurred in 2018, 2019, and 2020 to be carried back to the five preceding taxable years in order to generate a refund of previously paid income taxes and (iv) enhancing the recoverability of alternative minimum tax credits. Given the Company’s full valuation allowance position and capitalization of all costs, the CARES Act did not have an impact on the financial statements.

Net Loss Per Common Share

Net loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. The Company has not considered the effect of the warrants sold in the Public Offering and Private Placement to purchase an aggregate of 9,506,250 shares in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statement of operations includes a presentation of loss per share for common shares subject to possible redemption in a manner similar to the two-class method of loss per share. Net loss per common share, basic and diluted, for Common stock subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of Common stock subject to possible redemption outstanding since original issuance.

Net loss per share, basic and diluted, for non-redeemable common stock is calculated by dividing the net loss, adjusted for income or loss on marketable securities attributable to Common stock subject to possible redemption, by the weighted average number of non-redeemable common stock outstanding for the period.

COLLECTIVE GROWTH CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Non-redeemable common stock includes Founder Shares and non-redeemable shares of common stock as these shares do not have any redemption features. Non-redeemable common stock participates in the income or loss on marketable securities based on non-redeemable common stock shares’ proportionate interest.

	Year ended December 31, 2020	For the Period from December 23, 2019 (Inception) through December 31, 2019
Common stock subject to possible redemption
Numerator: Earnings allocable to Common stock subject to possible redemption
Interest earned on marketable securities held in Trust Account	$61,688	$—
Unrealized gain on marketable securities held in Trust Account	3,546
Less: Income taxes and franchise fees	(65,234)	—

Net loss allocable to shares subject to possible redemption	$—	$—

Denominator: Weighted Average Common stock subject to possible redemption
Basic and diluted weighted average shares outstanding	13,211,642	—

Basic and diluted net loss per share	$0.00	$—

Non-Redeemable Common Stock
Numerator: Net Loss minus Net Earnings
Net loss	$(29,854,803)	$(348)
Net loss allocable to Common stock subject to possible redemption	—	—

Non-Redeemable Net Loss	$(29,854,803)	$(348)

Denominator: Weighted Average Non-Redeemable Common Stock
Basic and diluted weighted average shares outstanding	5,094,825	3,750,000

Basic and diluted net loss per share	$(5.86)	$(0.00)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

COLLECTIVE GROWTH CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 4. PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 15,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half of one warrant (“Public Warrant”).

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor, certain of the Initial Stockholders and the representative of the underwriters purchased an aggregate of 262,500 Private Placement Units at a price of $10.00 per Private Placement Unit, and 1,875,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $4,500,000. The Sponsor and certain of the Initial Stockholders purchased an aggregate of 187,500 Private Placement Units and the representative of the underwriters purchased 75,000 Private Placement Units. The Sponsor and certain of the Initial Stockholders purchased an aggregate of 1,875,000 Private Placement Warrants.

Each Private Placement Unit consists of one share of Class A common stock (“Private Placement Share”) and one-half of one warrant (“Private Placement Warrant”). Each whole Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per full share, subject to adjustment (see Note 7). The proceeds from the Private Placement Securities were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period (and the Company’s stockholders do not approve an extension of such date), the proceeds from the sale of the Private Placement Securities will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

On December 31, 2019, the Sponsor purchased 4,312,500 shares (the “Founder Shares”) of the Company’s common stock for an aggregate price of $25,000. The Sponsor subsequently transferred certain of the Founder Shares to the other Initial Stockholders. The Founder Shares include an aggregate of up to 562,500 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment is not exercised in full or in part, so that the number of Founder Shares will collectively represent approximately 20% of the Company’s issued and outstanding shares after the Initial Public Offering (excluding the Private Placement Shares). On June 19, 2020, the underwriters’ over-allotment option expired unexercised, and, as a result 562,500 Founder Shares were forfeited resulting in an aggregate of 3,750,000 Founder Shares outstanding.

On January 10, 2020, the Company filed an amendment to its Certificate of Incorporation to, among other things, create two classes of common stock, Class A and Class B, and to convert the outstanding Founder Shares into shares of Class B common stock.

The Initial Stockholders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

COLLECTIVE GROWTH CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Administrative Support Agreement

The Company entered into an agreement, commencing on April 30, 2020 through the earlier of the Company’s consummation of a Business Combination and the liquidation of the Trust Account, to pay an affiliate of certain of the Company’s officers and directors a total of $10,000 per month for office space, utilities and secretarial and administrative support. For the year ended December 31, 2020, the Company incurred $80,000 of such fees, of which is $20,000 included in accrued expenses in the accompanying balance sheets.

Promissory Note — Related Party

On December 31, 2019, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $150,000, to cover expenses related to the Initial Public Offering. The Promissory Note was non-interest bearing and payable on the earlier of (i) September 30, 2020, (ii) the consummation of the Initial Public Offering or (iii) the date on which the Company determined not to proceed with the Initial Public Offering. The outstanding balance under the Promissory Note of $111,906 was repaid at the closing of the Initial Public Offering on May 5, 2020.

Executive Compensation

The Company has agreed to pay an affiliate of Tim Saunders, the Company’s Chief Financial Officer, $10,000 per month for up to 6 months commencing on April 30, 2020 and accrue $12,000 per month for up to six months from April 30, 2020 and payable until, and only upon, the consummation of an initial Business Combination, for Mr. Saunders’ services as Chief Financial Officer. For the year ended December 31, 2020, the Company incurred $72,000 of such fees, which is included in deferred consulting fee in the accompanying balance sheets.

Related Party Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds on a non-interest basis as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $750,000 of such Working Capital Loans may be convertible into units of the post Business Combination entity at a price of $10.00 per unit, and up to $750,000 of such Working Capital Loans may be converted into warrants of the post Business Combination entity at a price of $1.00 per warrant. The units and warrants would be identical to the Private Placement Units and Private Placement Warrants, respectively. In the event that a Business Combination does not close, the Working Capital Loans would be forgiven except that the Company may use a portion of proceeds held outside the Trust Account, if any, to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

NOTE 7. COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on April 30, 2020, the holders of the Founder Shares, Private Placement Securities and units or warrants that may be issued upon conversion of Working

COLLECTIVE GROWTH CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Capital Loans (and underlying securities) are entitled to registration rights, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to the Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. Notwithstanding the foregoing, the representative of the underwriters may not exercise its demand and “piggyback” registration rights after five (5) and seven (7) years after the effective date of the Initial Public Offering and may not exercise its demand rights on more than one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of 3.5% of the gross proceeds of the Initial Offering, or $5,250,000. The deferred fee will be paid in cash upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

Business Combination Agreement

On December 10, 2020, the Company entered into a Business Combination Agreement (“Business Combination Agreement”) with Innoviz, Hatzata Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Innoviz (“Merger Sub”), Perception Capital Partners LLC, a Delaware limited liability company (“Perception”) and Antara Capital LP, a Delaware limited partnership (“Antara).

Pursuant to the Business Combination Agreement, and subject to shareholder approval, Merger Sub will merge with and into the Company, with the Company surviving the merger (the “Merger”). As a result of the Merger, and upon consummation of the Merger and the other transactions contemplated by the Business Combination Agreement (“Transactions”) the Company will become a wholly-owned subsidiary of Innoviz, with the stockholders of the Company becoming securityholders of Innoviz.

The Company estimates that, upon consummation of the Transactions (the “Effective Time”), without giving effect to the issuance of Earnout Shares (as defined in the Business Combination Agreement) and assuming none of the Company’s public stockholders demand redemption (“SPAC Redemptions”), the securityholders of Innoviz and certain members of Innoviz’s management receiving shares in the Transactions (“Innoviz Management”) will own more than 75% of the outstanding ordinary shares of Innoviz (“Innoviz Ordinary Shares”) and the securityholders of the Company, Perception, Antara, and the Investors purchasing PIPE Shares (as defined in the Business Combination Agreement) will own the remaining Innoviz Ordinary Shares.

NOTE 8. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020 and 2019, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — On January 10, 2020, the Company amended its Certificate of Incorporation such that the Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31,

COLLECTIVE GROWTH CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

2020 and 2019, there were 5,484,800 and no shares of Class A common stock issued or outstanding, excluding 9,777,700 and no shares of Class A common stock subject to possible redemption, respectively.

Class B Common Stock — On January 10, 2020, the Company amended its Certificate of Incorporation such that the Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At December 31, 2020 and 2019, there were 3,750,000 and 4,312,500 shares of Class B common stock issued and outstanding, respectively. On June 19, 2020, the underwriters’ over-allotment option expired unexercised, and, as a result 562,500 Founder Shares were forfeited resulting in an aggregate of 3,750,000 Founder Shares outstanding.

Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders, except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination, any private placement securities and units and warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

NOTE 9. WARRANTS

Warrants — The Company will not issue fractional warrants. The Public Warrants will become exercisable on the later of (a) the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the

COLLECTIVE GROWTH CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption;

•

if, and only if, the reported last sale price of the shares of Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price (the “Newly Issued Price”) of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Price and the Newly Issued Price.

COLLECTIVE GROWTH CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the shares of common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 10. INCOME TAX

The Company’s net deferred tax assets are as follows:

	December 31,
	2020	2019
Deferred tax assets
Net operating loss carryforward	$153,905	$—
Unrealized gain on marketable securities	(5,579)	—

Total deferred tax assets	148,326	—
Valuation Allowance	(148,326)	—

Deferred tax assets	$—	$—

The income tax provision consists of the following:

	December 31,
	2020	2019
Federal
Current	$—	$—
Deferred	(148,326)	—
State and Local
Current	—	—
Deferred	—	—
Change in valuation allowance	148,326	—

Income tax provision	$—	$—

As of December 31, 2020 and 2019, the Company had $732,885 and 0, respectively of U.S. federal net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2020, the change in the valuation allowance was $148,236. For the period from December 10, 2019 (inception) through December 31, 2019, the change in the valuation allowance was $0.

COLLECTIVE GROWTH CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:

	December 31,
	2020	2019
Statutory federal income tax rate	21.0%	—
State taxes, net of federal tax benefit	0.0%	—
Business Combination	(0.2)%	—
Change in fair value of warrant liability	(18.6)%	—
Transaction costs associated with Initial Public Offering	(0.5)%	—
Compensation expense related to warrant liabilities	(1.2)%	—
Meals and entertainment	0.0%	—
Valuation allowance	(0.5)%	—

Income tax provision	0.0%	—

The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns since inception remain open to examination by the taxing authorities. The Company considers Texas to be a significant state tax jurisdiction.

NOTE 11. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.

COLLECTIVE GROWTH CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2020
Assets:
Marketable securities held in Trust Account	1	$150,100,083
Liabilities:
Warrant Liability – Public Warrants	1	28,875,000
Warrant Liability – Private Placement Warrants	3	13,100,813

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the consolidated statement of operations.

Initial Measurement

The Company established the initial fair value for the Warrants on May 5, 2020, the date of the Company’s Initial Public Offering, using a Binomial Lattice Model for the Public Warrants and a Black-Scholes Model for the Private Warrants. The Company allocated the proceeds received from (i) the sale of Units (which is inclusive of one share of Class A ordinary shares and one-half of one Public Warrant), (ii) the sale of Private Placement Warrants, and (iii) the issuance of Class B ordinary shares, first to the Warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to Class A ordinary shares subject to possible redemption, Class A ordinary shares and Class B ordinary shares based on their relative fair values at the initial measurement date. The Warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.

The key inputs into the Binomial Lattice Model for the Public Warrants were as follows at initial measurement:

Input	May 5, 2020 (Initial Measurement)
Risk-free interest rate	0.4%
Dividend Yield	0.0%
Expected volatility	35.0%
Contractual term (years)	5.5
Probability of closing	80.00%
Exercise price	$11.50
Stock Price	$9.15

COLLECTIVE GROWTH CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

The key inputs into the Black-Scholes Model for the Private Placement Warrants were as follows at initial measurement:

Input	May 5, 2020 (Initial Measurement)
Risk-free interest rate	0.4%
Dividend Yield	0.0%
Expected volatility	35.0%
Contractual term (years)	5.5
Probability of closing	80.00%
Exercise price	$11.50
Stock Price	$9.15

On May 5, 2020, the Private Placement Warrants and Public Warrants were determined to be $1.83 and $1.58 per warrant for aggregate values of $3.67 million and $11.85 million, respectively.

Subsequent Measurement

The Warrants are measured at fair value on a recurring basis. The subsequent measurement of the Public Warrants as of December 31, 2020 is classified as Level 1 due to the use of an observable market quote in an active market.

As of December 31, 2020, the aggregate values of the Private Placement Warrants and Public Warrants were $13.1 million and $28.88 million, respectively.

The following table presents the changes in the fair value of warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of January 1, 2020	$—	$—	$—
Initial measurement on May 5, 2020 (IPO)	3,671,438	11,850,000	15,521,438
Change in valuation inputs or other assumptions	9,429,375	17,025,000	26,454,375

Fair value as of December 31, 2020	$13,100,813	$28,875,000	$41,975,813

Due to the use of quoted prices in an active market (Level 1) to measure the fair value of the Public Warrants, subsequent to initial measurement, the Company had transfers out of Level 3 totaling $11,850,000 during the year ended December 31, 2020.

Level 3 financial liabilities consist of the Private Placement Warrant liability for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

COLLECTIVE GROWTH CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 12. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On February 26, 2021, the Sponsor committed to provide the Company loans in the aggregate amount of $225,000 in order to finance transaction costs in connection with a Business Combination. These loans will be non-interest bearing, unsecured and will be repaid upon the consummation of a Business Combination.

On March 1, 2021, the Sponsor provided a $100,000 convertible, non-interest bearing, unsecured working capital loan. The terms of the conversion are described in Note 5.

Stockholder Vote

On March 31, 2021, the Company held a special meeting of stockholders, pursuant to which the Company’s stockholders approved, among others, the following proposal:

•

Adoption of the Business Combination Agreement with Innoviz Technologies Ltd. The number of holders of the Company’s common stock exercising their redemption rights in connection with this vote did not result in the Company having less than $5,000,001 of net tangible assets after giving effect to all holders of public shares that redeemed their shares for cash. Holders of 891,046 shares of the Company’s common stock elected to redeem their shares. Assuming no holder chooses to reverse their redemption election, the amount that will be paid out to redeem such shares will be approximately $8.9 million based on the amount held in trust on March 31, 2021. The transaction is expected to close promptly after confirmation all closing conditions have been satisfied. Upon completion of the transaction, the combined company will retain the Innoviz Technologies Ltd.name and its ordinary shares are expected to be listed on the Nasdaq Stock Market under the ticker symbol “INVZ”.

On April 5, 2021, Collective Growth Corporation completed its business combination with Innoviz.

INNOVIZ TECHNOLOGIES LTD.

PROSPECTUS DATED OCTOBER 7, 2021